The Redwood Review 4th Quarter 2007

Table of Contents

Introduction	2
Shareholder Letter	3
Quarterly Overview	5
Balance Sheet Insight	10

Financial and Investment Modules

• Financial	14
• Market-to-Market Adjustments	21
• Residential Real Estate Securities	27
• Commercial Real Estate Securities	37
• CDO Securities	40
• Investments in Sequoia	41
• Investments in Acacia	44

Appendix
• Glossary	52
• Financial Tables	59

The Redwood Review 4th Quarter 2007	1

Introduction

Note to Readers:

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about our financial results in accordance with Generally Accepted Accounting Principles (GAAP). We urge you to review these documents which are available through our web site, www.redwoodtrust.com.

This document, called the Redwood Review, provides supplemental information about Redwood through a discussion of many GAAP as well as non-GAAP metrics, such as core earnings and taxable income. We believe that these figures provide additional insight into Redwood’s business and future prospects. In each case in which we discuss a non-GAAP metric, you will find an explanation of how it has been calculated and why we think the figure is important. In the Appendix, you will find reconciliations between GAAP and non-GAAP figures. We hope you find the Redwood Review to be helpful to your understanding of our business.

The form and content of the Redwood Review will likely continue to change over time. We welcome your input and suggestions.

Selected Financial Highlights
Quarter:Year	GAAP Income per Share	Core Earnings per Share	Total Taxable Earnings per Share	Adjusted Return on Equity	GAAP Book Value per Share	Core Book Value per Share	Total Dividends per Share
Q405	$1.68	$0.97	$1.65	19%	$37.20	$34.27	$3.70
Q106	$1.09	$1.16	$1.44	13%	$38.11	$34.90	$0.70
Q206	$1.20	$0.97	$1.91	14%	$39.13	$35.58	$0.70
Q306	$1.22	$1.20	$1.96	14%	$40.02	$36.38	$0.70
Q406	$1.32	$1.12	$1.45	15%	$37.51	$34.02	$3.70
Q107	$0.66	$1.08	$1.48	8%	$34.06	$34.29	$0.75
Q207	$0.41	$1.35	$1.66	5%	$31.50	$34.40	$0.75
Q307	($2.18)	$1.43	$1.74	(26%)	$5.32	$31.58	$0.75
Q407	($36.49)	$1.21	$0.91	(610%)	($22.18)	($4.46)	$2.75
1/1/2008 *					$23.18	$26.24
*After giving effect to the adoption of FAS 159

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This Review may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

2	The Redwood Review 4th Quarter 2007

Shareholder Letter

Dear Fellow Shareholders:

The well publicized mortgage credit and liquidity crisis extended its reach during the fourth quarter, driving market values for residential, commercial, and CDO real estate securities to deeply discounted levels. In many cases, these declines were warranted in our opinion, as the likelihood or near-certainty of credit losses significantly diminished the intrinsic value of future expected cash flows. In other cases, we believe the general lack of liquidity and increased risk premiums have caused the market value for select assets to fall well below intrinsic value. To us, this market condition represents a buying opportunity.

After spending the last couple of quarters largely on the sidelines, we were active investors in the fourth quarter, putting $123 million of capital to work.

We did not deploy this capital under the presumption that conditions in the housing market have improved or that the credit contagion has ended. Rather, we purchased high quality long-term assets at prices that provide us with a margin of safety against further deterioration, while at the same time offer significant upside potential. We expect these investments to create long-term value for shareholders in spite of continued pressure on market pricing levels that will likely persist over the coming months or even quarters.

We ended 2007 with $282 million of excess capital and look forward to putting this capital to work in 2008.

We are first and foremost a credit driven company. We rely on our independent analysis and views on real estate. As such, we are proud of our track record over the past fourteen years. We hold ourselves to high performance standards. The credit performance of our 2005 and prior investments in residential and CDO assets and our commercial investments, in total representing 85% of our invested capital, continues to meet or exceed our initial expectations. We are, however, disappointed with many of our residential and CDO investments originated during 2006 and the first half of 2007.

We have been publicly bearish on residential credit investing since late 2005, believing that the high asset prices were out of line with the steady deterioration in underwriting and overall loan quality. We sold many of our riskier residential credit assets beginning later that year. We were cautious investors in 2006 and the first half of 2007, and in many cases our credit loss modeling assumptions were two to three times more severe than market estimates. Unfortunately, based on the very poor early credit results from 2006 and 2007 loan vintages, especially for non-prime loans, it is now clear that we were not bearish enough. These 2006 and 2007 residential CES (including Sequoia) and CDO investments (including Acacia) represented approximately 15% of our total capital base at December 31, 2007.

In our view, recent efforts by the federal government – lower interest rates, steeper yield curve, temporarily higher residential jumbo limits for Freddie Mac and Fannie Mae loans, mortgage interest rate renegotiations, fiscal stimulus, etc. – won’t hurt but probably won’t make a big difference either, in our investment returns.

Despite the bad news in the real estate and capital markets that has been revealed so far, we believe there remains considerable complacency regarding the probable severity and duration of the real estate and capital markets correction the U.S. is facing. The bad news is not over. There is no short-term or easy fix, and the magnitude of the possible downside scenarios should not be underestimated.

The Redwood Review 4th Quarter 2007	3

Shareholder Letter

On the positive side for Redwood, the real estate and capital markets excesses of the past continue to get wrung out of the system, making for a positive longer-run future for us. Real estate is beginning to return to sound fundamentals, competition has been reduced, and there are some prospects for new forms of credit-enhancement to arise in the future where we could be competitive. Additionally, asset prices continue to fall, and assets are beginning to change hands after a market freeze of several months, so our search for new acquisition opportunities is becoming more interesting.

After a painful year for our industry, we have emerged from 2007 as one of the companies best positioned to capitalize on the opportunities that lay ahead. The strength of our balance sheet allowed us to weather the current liquidity crisis and build for the future. Overall, we believe the long-term outlook for Redwood is favorable, although the near and medium-term will likely remain difficult. As a survivor and a leader, we will have an opportunity to define the new operating models in our space in the future.

Sincerely,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

4	The Redwood Review 4th Quarter 2007

Quarterly Overview

Fourth Quarter 2007

The perfect storm that has hit the real estate and capital markets has left no industry participant unaffected. The capital markets model for mortgages that flourished for the past several years is now broken. The dislocations caused by the storm are deep and complex and it may take years for the market to adjust to the new reality. Our plan is to take advantage of the near-term buying opportunities and at the same time continue to develop strategies that ensure Redwood is an integral part of the evolving long-term solution.

Our excess capital position was $282 million at December 31, 2007, a slight decrease from the $298 million we had at the end of the third quarter. During the quarter, we raised $131 million from stock issuance, $49 million from portfolio cash flows in excess of our operating costs, and $7 million from asset sales. During the quarter, we used $123 million of capital for new investments and $80 million of capital for dividend payments.

Our year-end liquidity position remained strong at $297 million. Redwood debt (short-term debt not included in capital) was $8 million at the end of the quarter and $39 million at the beginning of the quarter. We continue to have no liquidity issues or need to sell assets, and have commenced using our excess capital to invest in new long-term assets. The calculation of our excess capital and liquidity position is detailed in the Capital and Liquidity module that follows later in this Review.

The fourth quarter was a big quarter for acquisitions and capital deployment. The $123 million of asset acquisitions we made this quarter were financed solely with capital. During the quarter, we invested $64 million in prime credit-enhancement securities (CES), of which 78% were issued from 2003 to 2005. Additionally, we invested $42 million in distressed CDO securities, and $6 million in distressed subprime-backed securities. These distressed investments consisted predominantly of AAA and AA-rated securities from 2004 and 2005 vintages. We made $22 million of these investments through a newly formed Opportunity Fund discussed in more detail below. We also used $11 million to acquire a portion of the AAA and AA-rated ABS issued in 2004 by Acacia 5 and Acacia 6. We purchased these Acacia securities at 53% of their principal value. Through February 29, 2008, the underlying collateral owned by these two Acacia entities was performing well and had collectively received 85 rating upgrades and 13 downgrades.

Turning to the numbers – our reported GAAP loss for the fourth quarter of 2007 was $1.1 billion (negative $36.49 per share). This loss includes $1.1 billion ($37.90 per share) of net negative mark-to-market (MTM) valuation adjustments. Core earnings were $36 million (positive $1.21 per share). Estimated taxable earnings were $29 million (positive $0.91 per share). Details and caveats regarding the use and determination of these calculations are found later in this Review.

The wide variation between our different earnings metrics makes it especially difficult for an investor to assess our financial performance for the fourth quarter. We believe a simple “cigar box” – where did we start and where did we end – method of calculating economic results may give the most balanced short-term view. Our estimate of the economic book value, which is reconciled to GAAP book value in the Balance Sheet Insights module later in this Review, of our common stock at the beginning of the fourth quarter was $28.01 per share. During the quarter, we paid $2.75 per share of dividends and raised book value by $0.27 per share through accretive stock offerings. We ended the quarter with an estimated economic book value of $22.29. The reduction in our economic book value due to short-term market value movements, after offset by net interest income, was $3.24 per share. We would caution that this measure of economic performance is heavily influenced by short-term movements in market prices. Long-term cash flow generation remains our ultimate goal, and it is difficult to measure progress towards this goal by looking at short-term market value movements, especially in this market.

The Redwood Review 4th Quarter 2007	5

Quarterly Overview

Fourth Quarter 2007 (continued)

Our GAAP book value of $23.18 per share on January 1, 2008 was slightly higher than our year-end estimate of economic book value. This GAAP book value reflects the adoption of FAS 159, a new fair value accounting standard that permits us to MTM both the assets and liabilities of consolidated Acacia CDO entities. Adopting FAS 159 corrected a serious anomaly in our GAAP balance sheet presentation that was created by the unequal MTM treatment of Acacia’s assets and liabilities before FAS 159 became effective. For GAAP book value on our December 31, 2007 balance sheet, for instance, we recorded cumulative fair market value declines for Acacia’s assets of $ 1.6 billion, but were not permitted to record $1.5 billion of market value declines for Acacia’s paired liabilities – the result was a reported net GAAP book value of negative $22.18 per share at December 31, 2007. This anomaly was corrected the next day to create an opening balance sheet for 2008 that is more representative of economic reality, in our view. The Mark-to-Market Adjustments module of this Review discusses this complex accounting change in detail, as well as its financial statement impact.

The credit performance of our residential credit-enhancement securities (CES) and residential loans was mixed during the fourth quarter, with performance trends varying significantly by loan vintage and underlying collateral type. Our realized credit losses for tax remained low at $4 million, slightly higher than the quarterly average for 2007 of $3 million.

The majority of our residential CES were originated in 2005 or prior, and these securities continue to perform in line with or better than our original expectations. The prime and alt-a loans backing these seasoned CES have generally exhibited strong payment histories and declining loan-to-value ratios due to principal pay-downs and home price appreciation in the earlier years of those loans. In contrast, our residential CES originated in 2006 and 2007, are performing worse than our original expectations. We have closely assessed our exposure to these vintages ($48 million or 30% of total residential CES) and believe we were adequately reserved for credit losses as of December 31, 2007.

Our commercial CES portfolio continues to perform well in the context of weakening fundamentals for this asset class in general. Serious delinquencies on commercial loans underlying CES are still near industry historic lows. However, we expect industry default rates to increase toward 1% during 2008, a higher projection than that of most market participants. As expected with diverse CMBS collateral pools, we continue to experience isolated defaults that have not been indicative of overall performance trends to date. We believe that our credit reserves adequately provide for expected losses on all of our credit-sensitive commercial securities as of December 31, 2007.

We think that the residential securitization markets will adapt to the contagion that has gripped the real estate markets and create new opportunities for us as investors and securitizers of prime jumbo loans. We have identified new and innovative ways to be part of this capital markets solution, and are fostering new business relationships that seemed unlikely only a few months ago. Future increases in loan refinancing activity combined with tighter underwriting standards will help create an environment where we can continue to thrive and grow our residential CES investment platform. The results look promising, as we have begun putting money to work in new prime residential CES in the first quarter of 2008.

6	The Redwood Review 4th Quarter 2007

Quarterly Overview

Fourth Quarter 2007 (continued)

While the near-term growth potential for residential investments looks fair, commercial real estate securitization activity continues to languish, leaving limited financing options for borrowers. Life insurance companies and other balance-sheet lenders have taken back a sizeable chunk of commercial loan production activity from the capital markets, resulting in substantially lower CMBS securitization volume. The possibility of a national recession and the spillover from subprime losses at banks has caused many market participants to become bearish on this sector. We are not currently making credit-sensitive commercial real estate investments, but we are hiring new staff and continuing to build our investment and surveillance capabilities in expectation of future investment opportunities in this large real estate sector.

A third asset type, asset-backed collateralized debt obligations (ABS CDOs), has experienced severe distress from price declines, credit losses, and market contagion, thus offering substantial upside to investment managers like Redwood with a strong platform and track record of analyzing and selectively investing in these securities. Credit losses and additional ratings agency downgrades will likely lead to an increasing number of forced CDO asset liquidations.

Our ABS CDO structuring and investment expertise gives us a competitive advantage in evaluating these distressed investments. We think this offers us a great opportunity to invest in distressed investments during 2008 through our newly created Redwood Opportunity Fund, LP. We committed $50 million of our capital to this fund, which is managed by our wholly-owned subsidiary, Redwood Asset Management, Inc. We are in the process of raising third-party capital to increase the size of the fund. The fund is designed to generate attractive investment returns as well as asset management fees to Redwood.

In the near-term we expect GAAP earnings to remain volatile and unfortunately, confusing. In particular, we believe MTM adjustments will continue to pressure earnings. The factors influencing MTM adjustments are complex and explained in detail in the Mark-to-Market Adjustments and Investment in Acacia modules.

Real estate securities prices have continued to fall during the first quarter of 2008, which could lead to more MTM adjustments. The unrealized MTM loss on residential, commercial, and CDO CES at Redwood was $94 million at the end of the fourth quarter. An adverse change in the expected cash flows from these securities in 2008 may require us to “impair” a portion or all of this unrecognized MTM loss for accounting purposes and recognize the losses as expenses in our income statement. It is important to note that income statement impairment charges will not impact our GAAP book value as these unrecognized MTM losses were already deducted from stockholders’ equity at December 31, 2007.

We also expect to experience MTM income statement volatility from the consolidation of Acacia entities as a result of the valuation methodology changes required by FAS 159. Under FAS 159, we will be required to reflect Acacia MTM changes in our income statement rather than on our balance sheet. However, we expect this income statement volatility to be significantly less than the balance sheet volatility we encountered in 2007, as we will be able under FAS 159 to MTM both the assets and the liabilities of the consolidated Acacia entities.

In addition to the MTM earnings volatility from Acacia, our GAAP earnings will also be affected by net interest income generated through our Acacia investments. Interest cash flows due to us as equity investors in Acacia look healthy in sum, but are likely to be zero for some of the more recent Acacias, as the equity cash flows will likely be cut off in 2008 due to deteriorating collateral credit ratings and performance. Our earnings and cash flow outlook for Acacia is discussed in detail in the Investment in Acacia module in this Review.

The Redwood Review 4th Quarter 2007	7

Quarterly Overview

Fourth Quarter 2007 (continued)

One of several potential positive offsets to future MTM write-downs is the earnings upside we could realize over time if our future credit performance is not as severe as we anticipated. As of December 31, 2007, we feel that we were adequately reserved for expected losses in our CES portfolio. Lower interest rates, higher residential prepayments rates, avoiding a severe and prolonged recession, and other factors could help the outlook and performance of our investments going forward.

We also expect that an economic stimulus package recently passed by Congress, which raises conforming limits for Freddie Mac and Fannie Mae eligible loans, will have a modest positive impact on our credit-enhancement portfolio. The long-term impact, however, remains unclear. We discuss this stimulus package in greater detail in the Residential Securities module later in this Review.

We believe our tax earnings going forward will be less volatile than our GAAP earnings, as earnings for tax are not impacted by MTM adjustments. Since we are not permitted to establish credit reserves for tax however, the timing and severity of actual credit losses will be a major determinant of future taxable income. Actual credit losses reduced both total taxable income and REIT taxable income by $5 million ($0.14 per share) during the fourth quarter of 2007 and $11 million ($0.40 per share) for all of 2007. We anticipate that credit losses as measured for tax will increase substantially in 2008 relative to our recent experience.

The most appropriate expectation we can provide over the next year is that credit losses will escalate to a greater degree than our other operating fundamentals improve, thus reducing the amount of our special dividend distributions. If the realization of losses is concentrated in a short period of time, taxable income alone may be less than our regular dividend rate. Given the overall earning power of our existing assets, we believe we would most likely see this as a timing issue that we would not expect to persist.

Our outlook for capital deployment in 2008 is one of caution, but with tremendous long-term earnings potential. We are closely surveying the unwinding of aggressive risk positions and weak balance sheets in the capital markets. We see extraordinary opportunities to make new investments. Price levels for many real estate assets are now at historic lows, providing substantial cushion against future losses. Although we are by no means calling a market bottom, we have begun to see compelling long-term value in many new and seasoned assets, in spite of the price volatility that we and other market participants will continue to experience over the near term.

Although the fourth quarter was a big one for capital deployment ($123 million), our rate of capital deployment could increase in 2008. The velocity of forced liquidations of seasoned assets at depressed values by many financial institutions is increasing, and we expect new opportunities to arise to credit-enhance new loans originated to much higher-quality standards. We expect to continue financing these types of credit-sensitive investments with capital, either on our own or with third-party capital sourced through opportunity funds or other asset management vehicles. Given the opportunities in front of us, we will likely seek to raise additional Redwood capital in 2008, assuming capital can be raised in a manner that is accretive to book value and earnings, given our planned capital uses.

8	The Redwood Review 4th Quarter 2007

Quarterly Overview

Fourth Quarter 2007 (continued)

Our business model is and will continue to evolve rapidly, but the strategy remains the same—to be a leading provider of capital to credit-enhance real estate loans and securities. We believe there are attractive returns available to those willing to assume the credit risk of real estate loans, if done in a disciplined and responsible manner with the right people and the right platform. Redwood is a proven survivor. We believe we are one of the few remaining companies that has the capital and investment expertise to take advantage of the extraordinary opportunities that lie ahead. Our experience and entrepreneurial spirit, grounded by a sound risk management philosophy, position us well for the future.

Martin S. Hughes	Brett D. Nicholas
Chief Financial Officer	Chief Investment Officer
Co-Chief Operating Officer	Co-Chief Operating Officer

The Redwood Review 4th Quarter 2007	9

Balance Sheet Insights

Components of Book Value

The following supplemental non-GAAP presentation highlights our financial assets and liabilities by asset type and illustrates the difference between the values used in composition of our GAAP balance sheets and our estimates of economic values. We show our investments in the securitization entities in separate line items (similar to the equity method of accounting) reflecting the reality that the underlying assets and liabilities owned by these entities are legally not ours, and that we own only the securities we have acquired from these entities. This table, except for our estimates of economic value, is derived from the Redwood parent only balance sheet presented on page 13. This table also illustrates the initial balance sheet impact of a new accounting standard, FAS 159, which we adopted on January 1, 2008.

Components of Book Value
($ in millions)
	GAAP	GAAP After			Economic
	As Reported	FAS 159			Value
	12/31/07	1/1/08	Adj.		12/31/07
Real estate securities (excluding Sequoia and Acacia)
Residential	$178	$178			$178
Commercial	148	148			148
CDO	33	33			33
Subtotal real estate securities	359	359			359
Cash and cash equivalents	290	290			290
Investment in Sequoia	146	146	(47)	(a)	99
Investment in Acacia	(1,385)	84	(38)	(b)	46
Other assets/liabilities, net (d)	22	22			22
Subordinated notes	(150)	(150)	56	(c)	(94)
Stockholders’ Equity	$(718)	$751			$722

Book value per Share	$(22.18)	$23.18			$22.29

(a) Our actual Sequoia investments consist of CES, IGS, and IOs acquired by Redwood from the Sequoia entities. We calculated the $99 million estimate of economic value for these securities using the same MTM valuation process that we followed to fair value all other real estate securities. In contrast, the $146 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by those entities to third party investors. We account for these loans and ABS issued at cost, not at fair value. GAAP carrying value is $47 million higher than our estimate of economic value primarily because the accounting method we use to amortize a portion of our loan acquisition premiums has not kept pace with loan prepayments.

(b) Our actual Acacia investments consist of equity interests, and to a lesser extent ABS issued, that we acquired from the Acacia entities. The $46 million estimate of economic value of our investment interests in the Acacia entities at December 31, 2007 represents the net present value of projected cash flows from our Acacia investments and management fees discounted at 45%. In contrast, the negative $1.4 billion and $84 million of GAAP carrying values of our Acacia investments at December 31, 2007 and January 1, 2008, respectively, represent the difference between the securities owned by the Acacia entities and ABS issued by the Acacia entities to third party investors. The reason for the difference between economic and GAAP carrying values is complex and relates to a significant difference in valuation methodology. This difference is discussed in detail in the Investment in Acacia section in this Review.

(c) We issued $150 million of 30-year subordinated notes (trust preferred securities or TruPS) at an interest rate of LIBOR plus 225 basis points. Under GAAP, the TruPS are carried at cost at both December 31, 2007 and January 1, 2008. Economic value is difficult to estimate with precision as the TruPS market is currently inactive. We calculated the $94 million estimate of economic value using the same MTM valuation process used to fair value our other financial liabilities. Estimated economic value is $56 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued these subordinated notes at December 31, 2007, investors would have required a substantially higher interest rate.

(d) Other assets/liabilities, net are comprised of real estate loans of $4 million, restricted cash of $5 million, and other assets of $62 million, less Redwood debt of $8 million and other liabilities of $41 million.

10	The Redwood Review 4th Quarter 2007

Balance Sheet Insights

Real Estate Securities

The table below provides product type and vintage information regarding the $359 million of securities owned by Redwood and the Opportunity Fund, excluding our investments in Acacia or Sequoia (or securities owned by those securitization entities).

Securities at Redwood (a)
Excludes Investment in Sequoia and Acacia
December 31, 2007
($ millions)
	2004 &
	Earlier	2005	2006	2007	Total
Residential
Prime
IGS	$1	$-	$-	$-	$1
CES	73	28	10	16	127
OREI	1	-	-	-	1
Prime Total	75	28	10	16	129
Alt-a
IGS	-	-	-	9	9
CES	3	7	6	7	23
OREI	-	-	7	2	9
Alt-a Total	3	7	13	18	41
Subprime IGS Total	4	-	2	2	8
Residential Total	82	35	25	36	178

Commercial CES Total	20	32	69	27	148
CDO IGS	12	12	-	7	31
CDO CES	1	-	1	-	2
CDO Total	13	12	1	7	33
Total at Redwood	$115	$79	$95	$70	$359

(a) Includes CDO and subprime securities held by Redwood Opportunity Fund, LP.

In the fourth quarter, we acquired $64 million of mostly seasoned prime residential CES, $42 million of distressed AAA and AA-rated CDO securities, and $6 million in distressed subprime securities. We acquired $22 million of these distressed assets on behalf of a newly formed opportunity fund, which is discussed in more detail later in this review. We believe we acquired these investments at attractive prices and that they will prove to be excellent long-term investments. For GAAP balance sheet purposes, we value these securities each quarter using bid-side marks (an exit price). Bid/offer spreads are generally wide for these illiquid securities, and in today’s turbulent market, spreads are especially wide. We reduced the carrying (market) value of these new investments by $19 million below our investment cost primarily as a result of the bid/offer spread difference.

Over 90% of our investments in real estate securities at December 31, 2007 were residential and commercial CES. We acquire CES at a significant discount to their principal value as credit losses could reduce or totally eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive, and how quickly it comes in. In an ideal environment we would experience fast prepayments and low credit losses allowing us to recover a substantial part of the discount as income. Conversely, the least beneficial environment would be slow prepayments and high credit losses.

The Redwood Review 4th Quarter 2007	11

Balance Sheet Insights

Real Estate Securities (Continued)

In the first quarter of 2008, residential mortgage refinance applications increased over fourth quarter levels. Further actions by the Federal Reserve to reduce the federal funds rate may lead to additional reductions in mortgage rates and higher levels of refinance activity. Prepayment rates may also increase as a result of the new economic stimulus package which provides for an increase in the GSE conforming loan limits. As a result, some jumbo residential borrowers may now be able to refinance into a lower interest rate GSE loan.

We provide additional discussion and analysis regarding the adequacy of our credit reserves and the potential earnings upside from an increase in prepayments in the residential and commercial real estate securities modules.

The following table presents the components of GAAP carrying value (which equals fair value) for residential and commercial CES (excluding our investments in Sequoia and Acacia).

Credit Enhancement Securities at Redwood
Excludes Investment in Sequoia and Acacia
December 31, 2007
($ in millions)
	Residential
	Prime	Alt-a	Commercial

Current face	$528	$235	$522
Unamortized discount, net	(76)	(14)	(18)
Discount designated as credit reserve	(288)	(195)	(318)
Amortized cost	164	26	186
Unrealized gains	11	-	5
Unrealized losses	(48)	(3)	(43)

Carrying value	$127	$23	$148
Carrying value as a percentage of face	24%	10%	28%

12	The Redwood Review 4th Quarter 2007

Balance Sheet Insights

Consolidating Balance Sheet

The table below shows the components of our consolidated balance sheet at December 31, 2007. This presentation highlights the negative impact that Acacia entities had on our consolidated stockholders’ equity at year end.

Consolidating Balance Sheet
December 31, 2007
($ in millions)
	Redwood Parent Only	Sequoia	Acacia	Intercompany	Redwood Consolidated
Real estate loans	$4	$7,174	$26	$-	$7,204
Real estate and other securities	359	-	1,935	(93)	2,201
Cash and cash equivalents	290	-	-	-	290
Total earning assets	653	7,174	1,961	(93)	9,695
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	(1,385)	-	-	1,385	-
Restricted cash	5	-	113	-	118
Other assets	62	31	38	(5)	126
Total Assets	$(519)	$7,205	$2,112	$1,141	$9,939
Redwood debt	$8	$-	$-	$-	$8
Asset-backed securities issued	-	7,039	3,383	(93)	10,329
Other liabilities	41	20	114	(5)	170
Subordinated notes	150	-	-	-	150
Total Liabilities	199	7,059	3,497	(98)	10,657
Total Stockholders’ Equity	(718)	146	(1,385)	1,239	(718)
Total Liabilities and Stockholders’ Equity	$(519)	$7,205	$2,112	$1,141	$9,939

The table below shows the components of our consolidated balance sheet at January 1, 2008 after giving effect to the adoption of a new accounting standard, FAS 159. This new accounting standard is discussed under Mark-to-Market Adjustments later in this Review.

Consolidating Balance Sheet
January 1, 2008

	Redwood Parent Only	Sequoia	Acacia	Intercompany	Redwood Consolidated
Real estate loans	$4	$7,174	$26	$-	$7,204
Real estate and other securities	359	-	1,935	(93)	2,201
Cash and cash equivalents	290	-	-	-	290
Total earning assets	653	7,174	1,961	(93)	9,695
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	84	-	-	(84)	-
Restricted cash	5	-	113	-	118
Other assets	62	31	17	(5)	105
Total Assets	$950	$7,205	$2,091	$(328)	$9,918
Redwood debt	$8	$-	$-	$-	$8
Asset-backed securities issued	-	7,039	1,893	(93)	8,839
Other liabilities	41	20	114	(5)	170
Subordinated notes	150	-	-	-	150
Total Liabilities	199	7,059	2,007	(98)	9,167
Total Stockholders’ Equity	751	146	84	(230)	751
Total Liabilities and Stockholders’ Equity	$950	$7,205	$2,091	$(328)	$9,918

The Redwood Review 4th Quarter 2007	13

GAAP Income and Core Earnings

Summary

What is this?

GAAP income is income calculated under Generally Accepted Accounting Principles (GAAP) in the United States.

Core earnings is a profitability measure that highlights earnings that we believe are more likely to be ongoing in nature. In calculating core earnings, we start with GAAP income and then exclude realized gains and losses on calls and sales, unrealized market value adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core earnings to GAAP income.

Quarterly Update

➢	GAAP loss of $1.1 billion for the fourth quarter, or $36.49 per share, was primarily due to $1.1 billion ($37.90 per share) of negative unrealized mark-to-market valuation adjustments.

➢	For the past two and a half years, quarterly core earnings have ranged from $0.97 to $1.43 per share. Our fourth quarter core earnings of $1.21 per share continued to be in this range.

➢	The table below provides a summary of our GAAP (loss) income and core earnings for the fourth quarter of 2007, the previous quarter, and the fourth quarter of 2006.

	For the Quarter Ended
GAAP Income	Dec-07	Sep-07	Dec-06

Interest income	$202	$219	$217
Interest expense	(153)	(165)	(172)
Net interest income	49	54	45

Operating expenses	(16)	(12)	(14)
Realized gains (losses) on sales	7	(1)	5
Realized gains on calls	-	3	2
Market valuation adjustments, net	(1,119)	(103)	(1)
Credit (provision) for taxes	2	(2)	(1)

GAAP (loss) income	$(1,077)	$(61)	$36

GAAP (loss) income per share	$(36.49)	$(2.18)	$1.32

	For the Quarter Ended
Core Earnings	Dec-07	Sep-07	Dec-06

Interest income	$202	$219	$217
Interest expense	(153)	(165)	(172)
Net interest income	49	54	45

Operating expenses	(15)	(12)	(14)
Realized gains (losses) on sales	-	-	-
Realized gains on calls	-	-	-
Market valuation adjustments, net	-	-	-
Credit (provision) for taxes	2	(2)	(1)

Core earnings	$36	$40	$31

Core earnings per share	$1.21	$1.43	$1.12

14	The Redwood Review 4th Quarter 2007

GAAP Income and Core Earnings

Quarterly Update (continued)

GAAP (Loss) Income per Share
$5.00
$0.00
($5.00)
($10.00)
($15.00)
($20.00)
($25.00)
($30.00)
($35.00)
($40.00)
$1.68
$1.09
$1.20
$1.22
$1.32
$0.66
$0.41
$(2.18)
$(36.49)
Q4 05
Q1 06
Q2 06
Q3 06
Q4 06
Q1 07
Q2 07
Q3 07
Q4 07

Core Earnings per Share
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$0.97
$1.16
$0.97
$1.20
$1.12
$1.08
$1.35
$1.43
$1.21
Q4 05
Q1 06
Q2 06
Q3 06
Q4 06
Q1 07
Q2 07
Q3 07
Q4 07

➢	Valuation adjustments are discussed in detail in the Mark-to-Market Adjustments module later in this Review.

➢
Net interest income for the fourth quarter decreased by $5 million from the previous quarter. Net interest income from Acacia securitization entities was $4 million lower due to lower discount amortization and timing differences on assets and liabilities interest rate resets. Net interest income from Sequoia securitization entities was $1 million lower as a result of a $3 million increase in provisions for credit losses partially offset by lower premium amortization from slower prepayment speeds.

➢
Operating expenses increased by $4 million over the prior quarter. This increase resulted from $1 million of severance charges, and $1 million from the accelerated write-off of deferred IT system costs. Additionally, the third quarter benefited from the reversal of $2 million bonus accruals established during the first and second quarters.

➢
We accrue for income taxes throughout the year based on our estimates of taxable income. In the fourth quarter, we revised our estimates (see Taxable Income) which resulted in a credit for income taxes this quarter.

The Redwood Review 4th Quarter 2007	15

GAAP Income and Core Earnings

Quarterly Update (continued)

➢
In the table below, we detail the components of our consolidated income statement for the three months and year ended December 31, 2007. This table highlights the significant negative impact that Acacia had on fourth quarter and 2007 earnings.

Pro Forma Consolidating Income Statement (a)
Three Months Ended December 31, 2007
($ in millions)
	Redwood (b)	Sequoia	Acacia	Consolidated
Net interest income	$34	$7	$8	$49
Operating expenses	(16)	-	-	(16)
Realized gains (losses) on sales and calls	9	-	(2)	7
Market valuation adjustments, net	(130)	-	(989)	(1,119)
Credit for income taxes	2	-	-	2
Net (loss) income	$(101)	$7	$(983)	$(1,077)

Year Ended December 31, 2007
				Redwood
	Redwood (b)	Sequoia	Acacia	Consolidated
Net interest income	$133	$29	$42	$204
Operating expenses	(59)	-	-	(59)
Realized gains (losses) on sales and calls	15	-	(2)	13
Market valuation adjustments, net	(174)	-	(1,087)	(1,261)
Credit for income taxes	(5)	-	-	(5)
Net (loss) income	$(90)	$29	$(1,047)	$(1,108)

(a)	The purpose of this pro forma presentation is to show the consolidating components to our income statement for the three months and year ended December 31, 2007.
(b)
The Redwood column reflects Redwood without any investment in Sequoia and Acacia. This is a non-GAAP presentation. In a GAAP presentation, the Redwood income statement column would have reflected the income from Sequoia and the loss from Acacia.

➢
Looking out into 2008, it is very difficult to project GAAP earnings due to the likely continuing negative impact of MTM adjustments. The potential factors that could cause MTM adjustments in 2008 are discussed in the Mark-to-Market Adjustments and Investments in Acacia modules later in this Review.

16	The Redwood Review 4th Quarter 2007

Taxable Income

Summary

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP income. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.

Quarterly Update

➢	Total taxable income for the fourth quarter of 2007 was $29 million, or $0.91 per share. REIT taxable income was $32 million, or $0.99 per share, in the fourth quarter of 2007.

➢
Our taxable income decreased from the prior quarter by $19 million. This decrease represents a $5 million ($0.15 per share) increase in credit losses on CES, $10 million ($0.30 per share) related to the write-off of unamortized interest only securities (IOs) tax basis resulting from the call of Sequoia transactions earlier in 2007, and $4 million ($0.12 per share) for losses on commercial assets held at Redwood. In earlier estimates of taxable income for 2007, we had anticipated that the losses from the IOs and the commercial assets would be capital losses. We now expect these losses to be treated as ordinary losses. Furthermore, in the fourth quarter, we issued over 4 million shares, an increase of 16%, which had a dilutive effect ($0.14 per share) on taxable earnings.

➢
Looking out into 2008, our best estimate at this time is that REIT taxable income for the year will continue to exceed our regular annual dividend rate of $3.00 per share. Our REIT taxable income, however, will depend, among other things, on our ability to deploy effectively our $282 million of excess capital and the level of credit losses during 2008. We expect credit losses on our residential CES to increase substantially in 2008 relative to our recent experience.

The Redwood Review 4th Quarter 2007	17

Taxable Income

Quarterly Update (continued)

➢
As discussed further under Investment in Sequoia, the tax basis on Sequoia IOs we own is $75 million. Most of the underlying pools of loans have paid down or will pay down within the next year to levels where they are callable. When these are called, losses on these IOs will be incurred and our taxable income and dividend distribution requirements will decrease. The actual losses will depend on the tax basis at the time of any calls as the monthly cash flows received on these IOs in the interim will reduce their cost basis. At this time, we do not anticipate calling any Sequoia deals in 2008.

➢
Our taxable income continues to be higher than our GAAP income as we are not permitted to establish credit reserves for tax and we do not generally recognize changes in market values of assets for tax until the asset is sold. As a result of these differences in accounting, at December 31, 2007, the tax basis on our residential, commercial, and CDO CES at Redwood is $242 million higher than our GAAP basis. Future credit losses will have a more significant impact on our taxable income than on our GAAP income.

18	The Redwood Review 4th Quarter 2007

Capital & Liquidity

Summary

What is this?

We use capital to fund our operations, invest in earning assets which are primarily credit sensitive and illiquid investments, fund working capital, and to meet lender capital requirements with respect to collateralized borrowings.

Through our internal risk-adjusted capital policies, we estimate the amount of capital we need to manage our current book of business, and to set aside a prudent level of reserve capital to meet liquidity needs that may arise. Any capital that exceeds our risk-adjusted capital guideline amount is excess capital that can be used to support business growth.

Our capital base includes common equity plus $150 million subordinated notes (trust preferreds).

Quarterly Update

•
Our net liquid assets at December 31, 2007 totaled $297 million and included $290 unrestricted cash, $5 million residential real estate loans, and $10 million AAA-rated securities, less $8 million of Redwood debt.

•	Our total capital base declined from $0.9 billion at September 30, 2007 to $0.8 billion at December 31, 2007. The primary reason was the decline in market values of our investments.

•
At December 31, 2007, we had $282 million of excess capital, a slight decrease from the $298 million excess capital we had at September 30, 2007 and an increase from the $183 million with which we began the year. Sources of capital included sales ($7 million), equity issuance ($131 million), and net cash flows received from our portfolio after operating costs ($49 million). Uses of capital during the fourth quarter included acquisitions ($123 million) and dividends ($80 million).

•
Capital employed decreased in the fourth quarter from $585 million to $496 million primarily as a result of decreases in market values on our investments. Market value declines do not have a large effect on excess capital, as asset value declines generally reduce equally both total capital and capital required for these investments under our internal risk-adjusted capital guidelines.

The Redwood Review 4th Quarter 2007	19

Dividends

Summary

What is this?

We have established a regular quarterly dividend rate at a level we believe is likely to be sustainable unless realized credit losses rise dramatically or our business economics decline materially for some other reason. Distributions in excess of the regular dividend rate, if any, are typically paid in a fourth quarter special dividend.

Quarterly Update

•	Our current regular dividend rate for 2007 was $0.75 per share per quarter. We have announced that our board of directors intends to maintain the regular dividend at $0.75 per quarter for 2008.

•	We paid a special dividend of $2.00 per share in the fourth quarter of 2007.

•
Total dividend distributions over the last four quarters were $5.00 per share. Assuming the February 29, 2008 Redwood stock price of $33.42, the indicated dividend yield would be 15.0% based on the last twelve months of dividends and would be 9.0% based on the current regular dividend rate of $3.00 per share.

•
We generally distribute 100% of REIT capital gains income and 90% of REIT ordinary income, retaining 10% of the ordinary REIT income. We generally retain 100% of the after-tax income we generate in taxable subsidiaries. All of our dividend distributions in 2007 were ordinary income.

•
As in prior years, we deferred the distribution of a portion of REIT taxable income earned in 2007 until 2008. At December 31, 2007, we had $49 million ($1.52 per share) of undistributed REIT taxable income that we anticipate distributing in 2008. Based on the number of currently outstanding shares, we expect this to equal two quarters of regular quarterly dividends.

20	The Redwood Review 4th Quarter 2007

Mark-to-Market Adjustments

Market Conditions

➢
The broad re-evaluation of residential and commercial mortgage credit risk and the subsequent reduction in market values that began earlier in the year continued unabated through the end of the fourth quarter of 2007 and into the first quarter of 2008. The most dramatic negative price adjustments involved residential mortgage-backed securities (RMBS) and CDO securities backed by subprime and alt-a mortgages originated in 2006 and 2007. The table below illustrates the additional interest rate spread that investors have required to compensate for the perceived credit risk of various types of RMBS and commercial mortgage-backed securities (CMBS).

➢
Factors fueling the broad re-pricing include declines in home prices and the values of commercial properties, a rapid increase in the number of delinquent residential mortgage loans, the reduced willingness of investors to acquire commercial paper or other short-term debt backed by mortgage collateral, credit-rating downgrades by rating agencies of numerous mortgage-related securities and of bond insurers, the overall contraction in market liquidity, forced selling, the impact of speculation in credit derivatives markets, and the general unwillingness of buyers to acquire assets in a falling market.

➢
For some assets, market value declines reflect the near-certainty of serious credit losses being realized. For others, significant future losses may not occur, but there is a perceived increase in the risk of loss resulting in a lower market value. Finally, many assets are not at serious risk of loss but their market value has declined nevertheless due to a loss of liquidity and an increase in general market risk premiums.

➢	Market trading activity during the second half of 2007 was unusually light as uncertainty related to future loss estimates made it difficult for willing buyers and sellers to agree on price.

➢
New securitization activity remained at low levels into the first quarter of 2008. Sales of distressed and seasoned assets, however, began to increase largely as a result of CDO and hedge fund liquidations. Prices for residential, commercial, and CDO securities have continued to decline.

The Redwood Review 4th Quarter 2007	21

Mark-to-Market Adjustments

Accounting Discussion

➢
The rules regarding MTM accounting are complex and may not clearly reflect the underlying economics. This accounting discussion is intended to provide investors with a better understanding of the impact of MTM adjustments on our reported results.

➢
MTM adjustments can result from changes in fair values caused either by a change in expected cash flows (i.e. increased credit loss estimates reduce expected cash flows), or a change in market discount rates (i.e. the market requires a greater risk premium and/or interest rates rise), or a combination of both.

➢
All changes in fair value for securities or derivatives accounted for as trading instruments flow through the income statement. These adjustments can be either positive or negative from period to period.

➢
The vast majority of real estate securities held by Redwood and consolidated Acacia entities at December 31, 2007 were accounted for as available-for-sale (AFS) securities. We carry AFS securities in our GAAP balance sheet at their fair value. Positive changes in the fair value of AFS securities from period to period are always accounted for as increases to stockholders’ equity and do not flow through our income statement. Accounting for negative changes in the fair value of AFS securities from period to period requires a three-step process involving a combination of quantitative and judgmental evaluations. The ultimate purpose of this process is to determine whether negative MTM adjustments represent “other-than-temporary” (permanent) impairments, which flow through our GAAP income statement, or represent “temporary” impairments, which are recorded as a reduction of stockholders’ equity and do not flow through our income statement.

➢	The diagram below and the narrative discussion that follow addresses the three-step process for evaluating impairments on AFS securities.

22	The Redwood Review 4th Quarter 2007

Mark-to-Market Adjustments

Accounting Discussion (continued)

➢
The first step is to determine whether there has been an adverse change in the underlying cash flows generated by the security. A security is considered impaired even if the change in projected cash flows is small relative to the resulting MTM adjustment. It is difficult to separate with precision how much of the change in fair value is driven by changes in expected cash flows versus changes in market discount rates, but during periods of market illiquidity and uncertainty (as we encountered in late 2007), the market discount rate impact can be significant.

➢	The second step is to determine whether we have the ability and intention to hold the security.

➢
The third step requires us to evaluate whether an impaired security will recover in value within a reasonable period of time. This step is very subjective and proved especially difficult this quarter in light of turmoil and uncertainty in the capital markets. We needed additional time to complete this step, and thus we requested a fifteen-day extension of the filing date of our annual report on Form 10-K. Over 70% of the permanent impairments we recorded during the fourth quarter resulted from this third step of the process.

➢
AFS securities deemed permanently impaired for accounting purposes cannot be written back up through MTM adjustments in our income statement. This does not mean the underlying security could not recover in value. If the value of an impaired security does recover, we would recognize this benefit through higher interest yields over time. Therefore, some of our securities classified as permanently impaired for accounting purposes during the fourth quarter and in 2007 may eventually prove to have significant economic value to us.

➢
For accounting purposes, we consolidate the balance sheet and income statement of the Acacia securitization entities. As a consequence, in 2007 we were required for financial statement purposes to MTM all of the AFS securities held by Acacia entities (the assets) but were not permitted to MTM paired asset-backed securities issued (the liabilities). On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased stockholders’ equity by that amount in our January 1, 2008 opening balance sheet. This new standard significantly reduces the disparity that existed between GAAP carrying value and our estimate of economic value.

➢
In 2008, we will be required to flow through our quarterly income statement any net change in the fair value of Acacia assets and liabilities. Therefore, we will no longer account for Acacia assets as AFS securities. As a result of the measurement techniques required by FAS 159, we expect to encounter continued MTM earnings volatility in the future as a result of the consolidation of Acacia entities. Overall, we expect this volatility to be less than we encountered in 2007, as we will be able to MTM both the assets and liabilities of Acacia entities. This is a complex topic that is more fully discussed in the Investment in Acacia module.

➢	We will continue to account for our CES held at Redwood on December 31, 2007 as AFS securities.

The Redwood Review 4th Quarter 2007	23

Mark-to-Market Adjustments

Impact on Redwood

➢	The tables below detail the total MTM adjustments by underlying collateral type for the securities we hold on a consolidated basis and between Redwood and Acacia.

Total Mark-To-Market Adjustments
By Underlying Collateral Type
Three Months Ended December 31, 2007
($ in millions)
			OREI &		MTM
	IGS	CES	Derivatives	Total	Percent (a)
Residential
Prime	$(152)	$(144)	$-	$(296)	(26)%
Alt-a	(233)	(83)	(39)	(355)	(39)%
Subprime	(64)	(41)	(5)	(110)	(32)%
Residential total	(449)	(268)	(44)	(761)

Commercial	(7)	(55)	-	(62)	(13)%
CDO	(81)	(22)	-	(103)	(45)%
Derivatives	-	-	(30)	(30)
Total mark-to-market adjustments	$(537)	$(345)	$(74)	$(956)

By Vintage & Entity
	<= 2004	2005	2006	2007	Total
Acacia	$(94)	$(166)	$(353)	$(189)	$(802)
Redwood	(38)	(29)	(40)	(47)	(154)
Total mark-to-market adjustments	$(132)	$(195)	$(393)	$(236)	$(956)
MTM percent (a)	(17)%	(24)%	(40)%	(44)%

Total Mark-To-Market Adjustments
By Underlying Collateral Type
Year Ended December 31, 2007
($ in millions)
			OREI &		MTM
	IGS	CES	Derivatives	Total	Percent(a)
Residential
Prime	$(252)	$(290)	$1	$(541)	(39)%
Alt-a	(467)	(168)	(67)	(702)	(56)%
Subprime	(192)	(59)	(11)	(262)	(53)%
Residential total	(911)	(517)	(77)	(1,505)%

Commercial	(20)	(156)	-	(176)	(29)%
CDO	(167)	(33)	-	(200)	(62)%
Derivatives	-	-	(44)	(44)
Total mark-to-market adjustments	$(1,098)	$(706)	$(121)	$(1,925)

By Vintage & Entity
	<= 2004	2005	2006	2007	Total
Acacia	$(200)	$(315)	$(742)	$(339)	$(1,596)
Redwood	(65)	(52)	(108)	(104)	(329)
Total mark-to-market adjustments	$(265)	$(367)	$(850)	$(443)	$(1,925)
MTM percent (a)	(30)%	(38)%	(59)%	(60)%

(a) This percentage represents the MTMs taken as a percentage of the reported fair values at the beginning of the period, or purchase price if acquired during the period. It is intended to highlight the price declines by collateral type for the three months and year ended December 31, 2007. These price declines are specific to our portfolio and may not be indicative of price declines in the market in general.

➢
The table below shows the impact of MTM adjustments after giving effect to FAS 159 on January 1, 2008. This presentation shows the effective MTM impact from Acacia entities was $106 million for 2007. This impact is substantially less than the negative $1.6 billion that was reported in our GAAP financial statements.

January 1, 2008
After giving effect of FAS 159
			Redwood
	Redwood	Acacia	Consolidated
Mark-to-market adjustments on assets in 2007	$(329)	$(1,596)	$(1,925)
Cummulative effect of adjustments on Jan 1, 2008		1,490	1,490
Effective mark-to-market adjustments	$(329)	$(106)	$(435)

24	The Redwood Review 4th Quarter 2007

Mark-to-Market Adjustments

Impact on Redwood (continued)

➢	The tables below presents the fourth quarter and full year MTM adjustments on our securities as reflected in our consolidated balance sheet and income statement, and between Redwood and Acacia.

Pro Forma Balance Sheet and Income Statement Information
Mark-to-Market Adjustments on Securities
Three Months Ended December 31, 2007
($ in millions)
			Redwood
	Redwood	Acacia	Consolidated
Balance Sheet Impact
Reduction in stockholders’ equity	$(26)	$(187)	$(161)
Income Statement Impact
Market valuation adjustments
Impairment on AFS securities	(116)	(952)	(1,068)
Changes in fair value on trading instruments	(12)	(37)	(49)
Total income statement impact	(128)	(989)	(1,117)
Total mark-to-market adjustments	$(154)	$(802)	$(956)

Year Ended December 31, 2007
			Redwood
	Redwood	Acacia	Consolidated
Balance Sheet Impact
Reduction in stockholders’ equity	$(158)	$(509)	$(667)
Income Statement Impact
Market valuation adjustments
Impairment on AFS securities	(144)	(1,031)	(1,175)
Changes in fair value on trading instruments	(27)	(56)	(83)
Total income statement impact	(171)	(1,087)	(1,258)
Total mark-to-market adjustments	$(329)	$(1,596)	$(1,925)

The purpose of this pro forma presentation is to show the consolidating components of total mark-to-market adjustments for the three months and year ended December 31, 2007. These mark-to-market adjustments are further detailed by the balance sheet (stockholders’ equity) and income statement impact. This is a non-GAAP presentation. The total stockholders’ equity impact of $161 million and $667 million for the three months and year ended December 31, 2007, respectively, agree with our consolidated balance sheets at these dates. The total income statement impact of $1.1 billion and $1.3 billion for the three months and year ended December 31, 2007, respectively, agree with our consolidated income statement for these periods.

➢
In our opinion, the recognition of impairments does not necessarily reflect the real overall economic change that occurred during the period. For example, in the fourth quarter of 2007, of the $1.1 billion of impairment charges we recognized on a consolidated basis, $519 million were previously recorded as negative MTM adjustments and were deducted from stockholders’ equity as of the beginning of the quarter.

➢
Net negative MTM adjustments that were temporarily impaired and reflected as a reduction of stockholders’ equity at December 31, 2007 (that is, gross unrealized losses that have not flowed through our income statement) were $51 million for residential CES and $43 million for commercial CES at Redwood. If credit conditions continue to deteriorate in 2008, causing an adverse change in the expected cash flows from these securities, we could be required to flow through our income statement an impairment charge for a portion or for all of these negative MTM adjustments. It is important to note that any such impairment charges would not impact our book value as these amounts had already been deducted from stockholders’ equity at December 31, 2007, but it would reduce our GAAP income in 2008.

➢
We added two new tables in the Financial Tables section of this Review, 19A and 19B, which detail the fair value of residential, commercial, and CDO securities at Redwood and Acacia as a percentage of their face value. These tables show the breakdown by vintage and rating.

The Redwood Review 4th Quarter 2007	25

Mark-to-Market Adjustments

Mark-to-market Valuation Process

➢
The fair values we use in our mark-to-market process reflect what we believe we would realize if we chose to sell our securities or would have to pay if we chose to buy back our asset-backed securities (ABS) issued (liabilities). Establishing fair values is inherently subjective and is dependent upon many market-based inputs, including observable trades, information on offered inventories, bid lists, and indications of value obtained from dealers. Valuations are especially difficult for more illiquid securities, such as ours, and when there is limited trading visibility, as was the case in recent months. For these reasons, we expect market valuations to continue to be highly volatile.

➢
Fair values for our securities and ABS issued are dependent upon a number of market-based assumptions including future interest rates, prepayment rates, discount rates, credit loss rates, and the timing of credit losses. We then use these assumptions to generate cash flow estimates and internal values for each individual security.

➢
We request indications of value (marks) from dealers every quarter to assist in the valuation process. For December 31, 2007, we received dealer marks on 87% of the assets and liabilities on our balance sheet and did not receive marks for the remaining 13%.

➢
One of the factors we consider in our valuation process is our assessment of the quality of the dealer marks we receive. Dealers were overwhelmed with requests for 2007 year-end marks, and there was little observable trading information for them to rely upon. Thus, their marks were most likely generated by their own pricing models for which they did not share their inputs and we had little insight into their assumptions.

➢	Furthermore, the dealers now heavily qualify the information they send to us. The qualifications include the following:

-	Credit markets have been characterized by significant volatility and very limited liquidity

-	The sharp downturn in trading levels for many securities has resulted in poor price transparency

-	Valuations have become especially dependent on assumptions used in valuation models rather than observable inputs

-	Valuations are indicative only and may not reflect the actual prices or spread levels at which the securities could be sold

-	Valuations do not necessarily reflect the values that would be produced by other pricing models or methods

➢
Our valuation process relied on our internal values to estimate the fair values of our securities at December 31, 2007. In the aggregate, our internal valuations of the securities on which we received dealer marks were $298 million, or 14%, lower than the aggregate dealer marks at December 31, 2007. Our internal valuations of our ABS issued on which we received dealer marks were $3 million, or less than 1%, lower than the aggregate dealer marks at December 31, 2007.

26	The Redwood Review 4th Quarter 2007

Residential Real Estate Securities

Summary

What is this?

Redwood invests in securities that are backed by pools of residential real estate loans. These include credit-enhancement securities (CES), investment grade securities (IGS), and other real estate investments (OREI). Most of our investments in residential real estate securities are backed by prime residential loans. Some are backed by alt-a and subprime loans. The following discussion refers only to the residential securities owned by Redwood, exclusive of the loans and securities owned by Sequoia and Acacia and Redwood’s investment in Sequoia and Acacia.

Quarterly Update

➢
Our residential securities portfolio declined by $84 million (or 33%) from $261 million to $177 million in the fourth quarter. This decrease was primarily due to negative market value changes partially offset by $70 million of acquisitions.

➢
The credit performance of our residential securities has been mixed, with loan vintage tiering emerging as a primary credit distinction. Residential prime and alt-a CES originated prior to 2006 have consistently performed at or above our original modeling expectations, while newer vintage CES have performed worse than expected.

➢
Prepayment rates slowed dramatically across prime and alt-a sectors during the second half of 2007. Prepayment rates on non-agency mortgages have slowed substantially since the end of 2005. The overall slowdown in refinancing activity has been largely due to increases in mortgage rates, declines in housing values, and tightened underwriting standards.

➢
An economic stimulus package has been approved by Congress that will temporarily increase Freddie Mac and Fannie Mae conforming loan limits up to $729,750 depending on geographic area. The increase is set to expire on December 31, 2008, and is estimated to make a significant portion of existing jumbo mortgages eligible for agency-backed refinancing. We expect the agencies to price these newly qualified mortgages at higher interest rates than existing conforming loans, but at rates lower than those currently available for jumbo loans.

We believe the short term impact of this legislation to our residential CES portfolio is positive. At December 31, 2007, we estimate that 28% of the jumbo prime loans collateralizing our CES will become newly conforming based on size. Although these jumbo borrowers will have an incentive to refinance, their ability to obtain financing is still dependent upon the agencies’ underwriting guidelines, which require strict documentation standards and permit only specific loan product types.

While refinancings will benefit our residential CES portfolio overall, it is likely to have minimal impact on our 2006 and 2007 vintage unrated CES. Based on the level of delinquencies, we anticipate losses in the underlying pools will be absorbed by these unrated securities, regardless of the refinancings in the pool.

➢
Underwriting standards for alt-a loans continue to tighten, which has caused a significant decline in alt-a issuance levels. A potential increase in liquidity brought about by the higher Freddie Mac and Fannie Mae conforming loan limits might benefit our alt-a CES investments, but to a lesser extent than our prime CES as many alt-a borrowers would not meet the current underwriting requirements of the agencies.

The Redwood Review 4th Quarter 2007	27

Residential Real Estate Securities

Prime Securities Portfolio

What is this?

Prime securities are mortgage-backed securities backed by high-credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios. The following discussion refers only to the prime securities at Redwood, exclusive of any prime securities owned by Acacia and Redwood’s investments in Sequoia.

Quarterly Update

➢
During the quarter, we invested $64 million into our prime CES portfolio. Of these new investments, $50 million (or 78%) are seasoned assets. The remaining $14 million of prime CES acquisitions are backed by more recent vintages purchased at discounted pricing levels that provide us with a significant cushion against future defaults.

➢	The following chart presents prime securities portfolio activity during the fourth quarter.

Prime Securities at Redwood
Fourth Quarter Activity
(by market value, $ in millions)

Market Value at September 30, 2007	$136
Acquisitions	64
Sales	-
Principal payments	(16)
Discount amortization	12
Realized gains (losses) on sales and calls	-
Changes in fair value, net	(67)
Market Value at December 31, 2007	$129

➢	Total interest income generated by prime securities was $20 million for the fourth quarter and annualized interest income over our average amortized cost for prime securities was 48.51%.

28	The Redwood Review 4th Quarter 2007

Residential Real Estate Securities

Prime Securities Portfolio

Quarterly Update (continued)

➢
At December 31, 2007, our prime CES portfolio had an amortized cost of 31% of principal value and a fair value as reported on our balance sheet of 24% of principal value. The table below presents rating and vintage information of the prime securities in our portfolio at December 31, 2007.

Prime Securities at Redwood
By Rating and Vintage
December 31, 2007
(by market value, $ in millions)
		<=2004	2005	2006	2007	Total
IGS		1	-	-	-	1
CES	BB	27	15	3	5	50
	B	24	6	3	7	40
	NR	22	7	4	4	37
CES Total		73	28	10	16	127
OREI		1	-	-	-	1
Total		$75	$28	$10	$16	$129

By Loan Type and Vintage
		<=2004	2005	2006	2007	Total
ARM		$14	$1	$-	$-	$15
Fixed		14	-	1	8	23
Hybrid		39	21	8	6	74
Option Arm		8	6	1	2	17
Total		$75	$28	$10	$16	$129

➢
Seriously delinquent loans underlying prime CES increased during the quarter from 0.26% to 0.39% of original balances and 0.55% to 0.82% of current balances. Delinquency trends on 2006 and 2007 vintage prime CES have been more severe than we anticipated. Most seasoned prime CES originated during 2005 and earlier periods continue to perform better than our original modeling expectations.

➢
Principal value credit losses on prime CES were $4 million during the quarter and were charged against our credit reserve. For tax purposes, losses on prime securities were $2 million ($0.06 per share). This deduction is less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive assets at a tax basis that is substantially less than par value.

➢
Our GAAP credit reserves for prime CES were $288 million ($8.89 per share) at December 31, 2007, an increase of $80 million for the quarter due to new acquisitions and the reassessment of credit reserves on some of our more recent vintage prime CES.

The Redwood Review 4th Quarter 2007	29

Residential Real Estate Securities

Prime Securities Portfolio

Quarterly Update (continued)

➢
The summary-level information below presents weighted-average credit reserve balances by principal value, segmented by loan vintage and credit rating. Since credit reserves are set on a security level basis, poorly performing loan pools can distort the aggregate balances and averages.

Credit Reserve Analysis - Prime Portfolio
By current rating, by vintage
December 31, 2007
($ in millions)
	<=2004		2005		2006		2007		Total
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
Face	$44	0.46%	$30	0.32%	$4	0.05%	$15	0.25%	$93	0.28%
Accretable discount	(12)		(13)		(2)		(3)		(30)
Discount designated as credit reserve	(7)	0.07%	(1)	0.01%	0	0.00%	(2)	0.03%	(10)	0.03%
Unrealized gains (losses)	1		0		0		(4)		(3)
Market value	$26		$16		$2		$6		$50

Overall credit protection to BB CES	71	0.74%	39	0.42%	81	1.01%	38	0.63%	229	0.69%

B
Face	$43	0.14%	$14	0.23%	$13	0.26%	$25	0.14%	$95	0.16%
Accretable discount	(9)		(1)		(1)		(1)		(12)
Discount designated as credit reserve	(9)	0.03%	(5)	0.08%	(8)	0.16%	(13)	0.07%	(35)	0.06%
Unrealized gains (losses)	0		(2)		(1)		(4)		(7)
Market value	$25		$6		$3		$7		$41

Overall credit protection to B CES	109	0.37%	14	0.23%	18	0.35%	56	0.31%	197	0.33%

Unrated
Face	$160	0.55%	$94	0.40%	$48	0.25%	$38	0.21%	$340	0.38%
Accretable discount	(35)		(6)		3		4		(34)
Discount designated as credit reserve*	(92)	0.32%	(69)	0.29%	(45)	0.23%	(37)	0.21%	(243)	0.27%
Unrealized gains (losses)	(11)		(13)		(1)		(2)		(27)
Market value	$22		$6		$5		$3		$36

* See below for example.

➢
As an example, serious delinquencies on 2004 and prior vintage CES are currently 0.41% of collateral loan balances (see chart above). If we assume a default rate of seriously delinquent loans of 70% and a loss severity of 35%, total expected credit losses from these delinquencies would equal 0.10% of current collateral loan balances. Credit reserves on 2004 vintage unrated CES currently total 0.32% of collateral balances (see table above). Under this scenario, our credit reserves could absorb the losses from the serious delinquent loans at year end plus another 0.22% of future losses.

30	The Redwood Review 4th Quarter 2007

Residential Real Estate Securities

Prime Securities Portfolio

Quarterly Update (continued)

➢
The following chart breaks out our prime portfolio loan types by weighted average interest rate, as well as our estimate of conforming and non-conforming (i.e., jumbo) balances as of December 31, 2007. The objective of this chart is to illustrate how our portfolio might be affected by refinancing activity from a reduction in interest rates, proposed increases in GSE conforming loan limits, or a combination of both.

RWT Prime CES Portfolio
Composition by Product Type, Vintage and Balance
December 31, 2007 (a)

	<= 2004		2005		2006		2007		Total
Product	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate
Hybrid	49%	4.81%	54%	5.41%	49%	6.16%	23%	6.23%	48%	5.20%
ARM(b)	7%	6.82%	<1%	6.85%	1%	6.15%	<1%	6.43%	4%	6.78%
Fixed	4%	5.74%	4%	6.02%	11%	6.35%	42%	6.41%	8%	6.18%
Option-ARM	4%	7.34%	18%	7.34%	25%	7.42%	23%	7.66%	12%	7.42%
Jumbo(c)	64%		77%		86%		89%		72%

Hybrid	19%	4.98%	13%	5.49%	8%	6.16%	2%	6.31%	14%	5.18%
ARM(b)	6%	7.03%	<1%	6.94%	<1%	6.22%	<1%	6.42%	3%	7.02%
Fixed	10%	6.46%	<1%	5.95%	<1%	6.41%	2%	6.50%	6%	6.45%
Option-ARM	2%	7.38%	10%	7.27%	6%	7.61%	7%	7.89%	5%	7.43%
Conforming	36%		23%		14%		11%		28%

Totals	100%		100%		100%		100%		100%

(a) The product percentages differ from other tables as the table above represents our exposure on a loan balance basis and others are on a market value basis.
(b) ARMs are indexed to one or six month LIBOR and have a weighted average margin of 1.72%.
(c) We estimate that 28% of the jumbo bucket consists of loans that would become newly conforming based on size under the economic stimulus plan.

➢
Historically, increases in jumbo refinancing activity have occurred due to several factors. The most significant factor is lower mortgage interest rates, which drove prepayments from 2001-2003. Mortgage rates on jumbos can fall when interest rates fall or when jumbo mortgage spreads move closer to agency mortgage spreads. Current interest rates are at their lowest since 2003-2004 but jumbo mortgage spreads are at the highest levels in recent history. Should jumbo mortgage spreads fall back to previous levels, many borrowers from the last three years will have an incentive to refinance. Increases in the conforming loan limits are yet another factor. Other economic factors may affect borrower behavior as well.

The Redwood Review 4th Quarter 2007	31

Residential Real Estate Securities

Prime Securities Portfolio

Quarterly Update (continued)

➢
The degree of refinancing activity is an important factor to consider since our credit reserves provide protection on securities that we have purchased at a substantial discount to principal face amounts. All things being equal, faster prepayments would benefit these investments by accelerating the collection of principal. A secondary effect could be the potential recovery of credit reserves which could subsequently increase GAAP yields on CES through transfers of credit reserve amounts to unamortized discount status.

➢
We believe the loan characteristics of our prime portfolio illustrate the high quality of these loans, including relatively low LTV ratios and high FICO scores. As the following table also illustrates, we have geographically diverse pools of loans that are generally seasoned over two years.

Prime CES at Redwood
Underlying Loan Characteristics
December 31, 2007

Number of loans	305,272	Wtd Avg FICO	736
Total loan face ($ in millions)	126,821	FICO: <= 620	<1%
Average loan size ($ in 1000's)	$415	FICO: 621 - 660	4%
		FICO: 661 - 700	16%
Southern CA	26%	FICO: 701 - 740	27%
Northern CA	23%	FICO: > 740	51%
Florida	6%	Unknown	<1%
New York	6%
Georgia	2%	Conforming at origination %	26%
New Jersey	3%	> $1 MM %	10%
Other states	34%
		2nd home %	7%
2007 origination	7%	Investment home %	2%
2006 origination	14%
2005 origination	23%	Purchase	42%
2004 origination and earlier	57%	Cash out refi	25%
		Rate-term refi	32%
Wtd Avg Original LTV	69%	Other	1%
Original LTV: 0 - 50	13%
Original LTV: 50 - 60	12%	Full doc	52%
Original LTV: 60. - 70	22%	No doc	7%
Original LTV: 70 - 80	51%	Other (limited, etc)	41%
Original LTV: 80 - 90	2%
Original LTV: 90 - 100	1%	2-4 family	2%
		Condo	11%
		Single family	87%

32	The Redwood Review 4th Quarter 2007

Residential Real Estate Securities

Alt-a Securities Portfolio

What is this?

Alt-a securities are residential mortgage-backed securities backed by loans that generally have higher credit quality characteristics than subprime, but lower credit quality characteristics than prime. The following discussion reflects only to the alt-a securities at Redwood, exclusive of any alt-a securities owned by Acacia.

Quarterly Update

➢	During the fourth quarter we did not acquire any alt-a securities.

➢	The following chart presents alt-a portfolio activity during the fourth quarter.

Alt-a Securities at Redwood
Fourth Quarter Activity
(by market value, $ in millions)
Alt-a
Market Value at September 30, 2007	$106
Acquisitions	-
Transfers to / from other portfolios	(14)
Sales	(18)
Principal payments	(5)
Discount amortization	-
Gains on sales/calls	(2)
Net mark-to-market adjustment	(26)
Market Value at December 31, 2007	$41

➢	Total interest income generated by alt-a securities was $5 million for the fourth quarter and annualized interest income over our average amortized cost for alt-a securities was 32.11%.

The Redwood Review 4th Quarter 2007	33

Residential Real Estate Securities

Alt-a Securities Portfolio

➢
At December 31, 2007 our alt-a CES portfolio had an average basis amortized cost of 15% of principal value and a fair value as reported on our balance sheet of 10% of principal value. The table below provides information on the alt-a securities in our portfolio.

Alt-a Securities at Redwood
Composition by Rating and Vintage
Redwood Excluding Acacia and Sequoia
December 31, 2007
(by market value, $ in millions)
		<=2004	2005	2006	2007	Total
IGS	AAA	$-	$-	$-	$9	$9
IGS Total		-	-	-	9	9
CES	BB	1	-	-	2	3
	B	-	1	4	3	8
	NR	2	6	2	2	12
CES Total		3	7	6	7	23
OREI	RES	-	-	2	1	3
	NIM	-	-	5	1	6
OREI Total		-	-	7	2	9
Grand Total		$3	$7	$13	$18	$41

Composition by Loan Type and Vintage
		<=2004	2005	2006	2007	Total
Fixed		-	-	-	1	1
Hybrid		2	-	5	10	17
Option Arm		1	7	8	7	23
Total		$3	$7	$13	$18	$41

➢
Seriously delinquent loans underlying alt-a CES increased during the quarter from 1.54% to 2.75% of original balances and 2.97% to 5.59% of current balances. Delinquency trends on 2006 and 2007 vintage alt-a CES have been more severe than we anticipated. Most seasoned alt-a CES originated during 2005 and earlier periods continue to perform within our original modeling expectations.

➢
Principal value credit losses on alt-a CES were $5 million during the quarter and were charged against our credit reserve. For tax purposes, losses on alt-a securities were $2 million ($0.06 per share). This deduction is less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive assets at a tax basis that is substantially less than par value.

➢
Our GAAP credit reserves for alt-a CES were $195 million ($6.02 per share) at December 31, 2007, an increase of $19 million for the quarter due to the reassessment of credit reserves required for our alt-a securities.

34	The Redwood Review 4th Quarter 2007

Residential Real Estate Securities

Alt-a Securities Portfolio

Quarterly Update (continued)

➢
The summary-level information below presents weighted-average credit reserve balances by principal value, segmented by loan vintage and credit rating. Since credit reserves are set on a security level basis, poorly performing securities can distort the aggregate balances and averages.

Credit Reserve Analysis - Alt-A Portfolio
By current rating, by vintage
December 31, 2007
($ in millions)
		<=2004		2005		2006		2007		Total
		Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
	Face	$2	1.40%	$0	N/A	$0	N/A	$16	0.37%	$18	0.41%
	Accretable discount	0		0		0		(5)		(5)
	Discount designated as credit reserve	0	0.00%	0	N/A	0	N/A	(9)	-0.21%	(9)	-0.20%
	Unrealized (losses) gains	(1)		0		0		0		(1)
	Market value	$1		$0		$0		$2		$3

	Overall credit protection to BB CES	3	1.88%	-	N/A	-	N/A	78	1.84%	81	1.84%

B
	Face	$0	N/A	$2	0.97%	$17	1.17%	$34	0.52%	$53	0.64%
	Accretable discount	0		0		(4)		0		(4)
	Discount designated as credit reserve	0	N/A	0	0.00%	(10)	-0.69%	(31)	-0.44%	(41)	-0.47%
	Unrealized (losses) gains	0		0		0		0		(5)
	Market value	$0		$2		$3		$3		$8

	Overall credit protection to B CES	-	N/A	5	2.24%	19	1.30%	80	1.21%	104	1.25%

Unrated
	Face	$25	0.69%	$47	0.77%	$42	1.17%	$50	0.86%	$164	0.86%
	Accretable discount	(5)		(2)		0		2		(5)
	Discount designated as credit reserve	(17)	-0.47%	(39)	-0.64%	(39)	-1.08%	(50)	-0.86%	(145)	-0.76%
	Unrealized (losses) gains	(1)		(1)		0		0		(2)
	Market value	$2		$5		$3		$2		$12

➢	Please see page 30 for an explanation of the table and chart above.

➢
Some poorly performing pools of loans underlying some of our securities are significantly increasing the aggregate delinquencies. The amount of losses that our securities can absorb is limited to the principal face amount of that security. Since each pool of loans is independent, high losses from a particular pool will have no impact on the other pools of loans underlying other securities in our portfolio, but could have a great impact on the aggregate delinquencies.

The Redwood Review 4th Quarter 2007	35

Residential Real Estate Securities

Alt-a Securities Portfolio

Quarterly Update (continued)

➢
Prepayment speeds for alt-a CES slowed significantly during the fourth quarter as mortgage rates for these borrowers increased dramatically, housing values decreased, and underwriting standards tightened.

➢	Below is a table that details the characteristics of the underlying alt-a loans that we credit enhance.

Alt-a Securities at Redwood
Underlying Loan Characteristics
December 31, 2007

Number of loans	47,588	Wtd avg FICO	705
Total loan face ($ in millions)	18,367	FICO: <= 620	<1%
Average loan size ($ in 1000's)	$386	FICO: 621 - 660	14%
		FICO: 661 - 700	32%
Southern CA	30%	FICO: 701 - 740	25%
Northern CA	20%	FICO: > 740	22%
Florida	11%	Unknown	7%
New York	3%
Georgia	1%	Conforming at origination %	44%
New Jersey	3%	> $1 MM %	16%
Other states	32%
		2nd home %	7%
2007 origination	24%	Investment home %	11%
2006 origination	24%
2005 origination	29%	Purchase	35%
2004 origination and earlier	24%	Cash out refi	43%
		Rate-term refi	22%
Wtd avg original LTV	76%
Original LTV: 0 - 50	4%	Full doc	18%
Original LTV: 50 - 60	6%	No doc	<1%
Original LTV: 60 - 70	16%	Other (limited, etc)	75%
Original LTV: 70 - 80	63%	Unknown/not categorized	7%
Original LTV: 80 - 90	9%
Original LTV: 90 - 100	3%	2-4 family	5%
		Condo	11%
		Single family	84%

36	The Redwood Review 4th Quarter 2007

Commercial Real Estate Securities

Commercial Securities Portfolio

What is this?

We invest in securities that are backed by pools of commercial real estate loans. The following discussion refers only to the commercial securities owned by Redwood, exclusive of any commercial securities owned by Acacia.

Quarterly Update

➢
We have not committed to significant purchases of commercial real estate assets since 2006. Our plan is to resume investing in commercial real estate securities once underwriting has improved and the outlook for the sector becomes more certain. We continue to build out our platform and position ourselves to invest in and manage new commercial assets.

➢
The CMBS issuance market finished the year in step with other structured mortgage products, as new originations slowed and prices have reached historically low levels. Fixed-rate BBB-rated CMBS were offered at spread levels near 1000 basis points in December 2007, versus 70 basis points offered during February 2007.

➢
Liquidity in the commercial secondary markets remained low during the fourth quarter, as market participants feared rises in delinquencies and possible credit rating downgrades over the coming months. Skepticism over loan quality has created market tiering based on seasoning and payment history. Investors maintain a strong preference for CMBS originated prior to 2006, with seasoned securities trading at much tighter levels than newer production.

➢	The following chart presents commercial portfolio activity during the fourth quarter.

RWT Commercial Portfolio
Fourth Quarter Activity
(by market value, $ in millions)
	IGS	CES	Total
Market Value at September 30, 2007	$2	$157	$159
Acquisitions	-	-	-
Transfers to / from other portfolios	-	21	21
Sales	(2)	(3)	(5)
Principal payments	-	-	-
Discount amortization	-	(2)	(2)
Gains on sales/calls	-	(1)	(1)
Net mark-to-market adjustment	-	(24)	(24)
Market Value at December 31, 2007	$-	$148	$148

➢	The market value of our commercial securities declined by $11 million during the fourth quarter.

➢	Total net interest income generated by commercial securities was $5 million for the fourth quarter and annualized interest income over our average amortized cost for commercial securities was 10.74%.

The Redwood Review 4th Quarter 2007	37

Commercial Real Estate Securities

Commercial Securities Portfolio (continued)

Quarterly Update

➢
Our commercial securities portfolio consists of CES investments that we fund with equity. The types of loans backing these securities are typically fixed rate with 10-year average lives. The following table presents our commercial securities portfolio by credit rating and vintage. The vintage shown is the year the securitization was completed and may include commercial real estate loans originated in an earlier year.

RWT Commercial Securities at Redwood
Rating & Vintage
December 31, 2007
(by market value in $ millions)
	<= 2004	2005	2006	2007	Total
BB+	$3	$-	$2	$5	$10
BB	3	-	4	1	8
BB-	1	-	5	2	8
B+	-	-	5	4	9
B	-	-	2	2	4
B-	-	-	6	5	11
NR	13	32	45	8	98
Total CES	$20	$32	$69	$27	$148

➢
The overall credit performance of commercial securities remains stable, with serious delinquencies at low levels across major property types. Total serious delinquencies (60 days or more delinquent) were $183 million, or 0.30%, of the $62 billion of commercial loans that we credit enhance. Of this amount, $48 million is contained in a security that we had written off through our GAAP income statement during a prior period. An additional $81 million loan is in default and contained in a separate security that we wrote down to fair value through our GAAP income statement during the fourth quarter. The loan default was due to a borrower bankruptcy and poor management; the cash flows generated by the property continue to be reasonable. We have taken steps to ensure that a new property management team is in place and the bankruptcy proceedings move swiftly. We are anticipating a $4 million credit loss upon liquidation of the secured property, which will be absorbed by existing GAAP credit reserves.

➢
Principal credit losses on commercial CES were less than $1 million during the quarter and charged against our credit reserve. For tax purposes, realized losses on commercial securities were $0.3 million ($0.01 per share) in the fourth quarter. This deduction is less than the principal value of credit losses incurred on the underlying loans, as we own commercial CES at a tax basis that is substantially less than par value.

➢
Our GAAP credit reserves for commercial CES were $318 million ($9.82 per share) at December 31, 2007, an increase of $8 million for the quarter due to the reassessment of future credit losses on certain securities.

38	The Redwood Review 4th Quarter 2007

Commercial Real Estate Securities

Commercial Securities Portfolio (continued)

Quarterly Update (continued)

➢
When assessing commercial credit reserves, it is important to consider commercial real estate loans backing CMBS typically perform very well in their early stages due to stabilized occupancy levels, various escrow reserves, and other underwriting enhancements. The fixed interest rates on these loans also protect borrowers from interest rate fluctuations that could adversely affect debt service coverage levels. As loans season, tenant rollover and market rents become more volatile, thus increasing the risk of potential default. These loans generally experience the greatest risk of default at their maturity date, when the borrower must obtain new financing regardless of the property’s fundamentals or prevailing market conditions. It is also important to note that commercial loans do not prepay like residential loans. As a result of these dynamics, we maintain our initial credit reserve levels on our commercial CES until we can reassess the likelihood of credit losses and make appropriate changes to our credit reserves. This leads to reported GAAP yields in the early years that may not accurately reflect the actual economic returns that will eventually be recognized over the life of these commercial CES.

➢
The summary-level information below presents weighted-average credit reserve balances by principal value, segmented by loan vintage and credit rating. Please see page 30 for an explanation of the table and chart below.

Credit Reserve Analysis - Commercial Portfolio
By current rating, by vintage
December 31, 2007
($ in millions)
	<=2004		2005		2006		2007		Total
	Amount	% of collat	Amount	% of collat	Amount	% of collat	Amount	% of collat	Amount	% of collat
BB
Face	$9	0.09%	$0	-	$23	0.13%	$16	0.11%	$48	0.11%
Accretable discount	(1)		0		(5)		(3)		(9)
Discount designated as credit reserve	0	0.00%	0	-	0	0.00%	0	0.00%	0	0.00%
Unrealized (losses) gains	(1)		0		(7)		(5)		(13)
Market value	$7	0.07%	$0	-	$11	0.06%	$8	0.06%	$26	0.06%

Overall credit protection to BB CES	313	3.3%	-	-	384	2.1%	287	2.0%	984	2%

B
Face	$0	-	$0	-	$35	0.14%	$27	0.18%	$62	0.16%
Accretable discount	0		0		(14)		(10)		(24)
Discount designated as credit reserve	0	-	0	-	0	0.00%	0	0.00%	0	0.00%
Unrealized (losses) gains	0		0		(8)		(6)		(14)
Market value	$0	-	$0	-	$13	0.05%	$11	0.08%	$24	0.06%

Overall credit protection to B CES	-	0.0%	-	0.0%	354	1.4%	185	1.3%	539	1.4%

Unrated
Face	$49	0.57%	$125	1.45%	$205	1.37%	$37	1.00%	$416	0.87%
Accretable discount	(5)		4		10		1		10
Discount designated as credit reserve	(34)	-0.39%	(98)	-1.13%	(159)	-1.06%	(27)	-0.73%	(318)	-0.67%
Unrealized gains (losses)	3		1		(10)		(4)		(10)
Market value	$13	0.15%	$32	0.37%	$46		$7		$98	0.21%

➢	As noted earlier, a few poorly performing loans are significantly increasing the aggregate delinquencies.

The Redwood Review 4th Quarter 2007	39

CDO Securities

CDO Securities

What is this?

We invest in securities issued from collateralized debt obligation (CDO) securitizations sponsored by third parties. Typically, the collateral pool underlying these securities consists of a mixture of residential and commercial investment-grade securities and near IGS. CDO securities from third parties are primarily owned by our Acacia entities, and, on a going forward basis, will be acquired for the Opportunity Fund; however, Redwood does, on occasion, and may continue to acquire certain CDO securities.

Quarterly Update

➢
In the fourth quarter, we acquired $42 million AAA and AA-rated CDO securities of varying vintages. We acquired $22 million of these securities for Redwood, and $18 million for the newly formed Opportunity Fund. We acquired these at significant discounts to par value (average purchase price 40% of principal) and we funded them with equity.

RWT CDO Portfolio
Fourth Quarter Activity
(by market value, $ in millions)
	IGS	CES	Total
Market Value at September 30, 2007	$5	$4	$9
Acquisitions	42	-	42
Transfers to / from other portfolios	(1)	1	-
Sales	(1)	-	(1)
Net mark-to-market adjustment	(14)	(3)	(17)
Market Value at December 31, 2007	$31	$2	$33

➢	Total interest income generated by CDO securities was $1 million for the fourth quarter and annualized interest income over our average amortized cost was 12.28%.

➢
New issuance and secondary market trading activity was virtually nonexistent during the quarter for ABS CDOs. As a result, market pricing transparency for CDOs is extremely poor, making fair value discovery for our CDO portfolio difficult to determine.

➢
The prices at which we can acquire these illiquid securities is generally significantly higher than the price at which we can initially sell them (i.e., the bid/ask spread is wide). Thus, the reported value of these securities on our balance sheet was lower than our purchase price even though there has been no deterioration in cash flows or our estimated future cash flows.

RWT CDO Portfolio
Composition by Rating and Vintage
Redwood Excluding Acacia and Sequoia
December 31, 2007
(by market value, $ in millions)

		<=2004	2005	2006	2007	Total
IGS	AAA	$6	$6	$-	$6	$18
	AA	6	6	-	-	12
	BBB	-	-	-	1	1
IGS Total		12	12	-	7	31

CES Total		1	-	1	-	2
Grand Total		$13	$12	$1	$7	$33

40	The Redwood Review 4th Quarter 2007

Investments in Sequoia

Summary

What is this?

Sequoia entities are independent securitization entities that acquire residential mortgage loans and create and issue asset-backed securities (ABS) backed by these loans. Most of the loans that Sequoia entities acquire are prime-quality loans. Most of the investment-grade rated ABS created by Sequoia are sold to third party investors. Redwood usually acquires most of the credit-enhancement securities (CES) and occasionally acquires the interest-only securities (IOs). Acacia may also acquire some Sequoia CES, IOs, and IGS. Although Redwood’s investment in Sequoia entities is relatively small and limited, the loans and ABS issued by Sequoia are shown on our consolidated financial statements. Redwood’s investments in these entities do not appear on our balance sheet as an asset - rather it is reflected as the difference between the consolidated assets of Sequoia less the consolidated Sequoia ABS issued to third parties.

Redwood’s credit risk is limited to its investment in the CES Redwood acquires from the Sequoia entities. Each Sequoia entity is independent from the others, thus the performance of any one Sequoia will not affect any other Sequoia.

Quarterly Update

➢
As of December 31, 2007, we had 39 Sequoia transactions outstanding. Over the years, Sequoia securitizations have created significant profits for Redwood. These profits have two underlying economic components: the profit or loss created at the time of securitization on those ABS sold to investors and the returns earned over time on the securities that we retained as investments. For GAAP purposes, both of these components are recognized over time through net interest income.

➢
For the past several years we have generally sold approximately 97% of the Sequoia ABS to third parties, while 2% were sold to Acacia and 1% were retained at Redwood. As a result, the primary factor in the overall profitability of our loan acquisition and Sequoia securitization activity is our ability to sell AAA and AA-rated securities to third parties at favorable prices.

➢
Due to the turbulence in the mortgage markets and concerns over credit performance, AAA buyers are now requiring a much higher yield to compensate for actual or perceived risk. If we were to buy loans and securitize them at current AAA price levels, the transaction would result in a significant loss. Consequently, in the fourth quarter of 2007, we did not acquire loans and did not complete a new Sequoia securitization. While we do believe the prime non-agency securitization market will likely be one of the first structured markets to return, until the market stabilizes and the AAA bid improves, we do not anticipate completing any Sequoia transactions.

The Redwood Review 4th Quarter 2007	41

Investments in Sequoia

Quarterly Update (continued)

➢
The GAAP carrying value of our investments in Sequoia is $146 million at December 31, 2007. This is expressed on our balance sheet as the difference between residential loans of $7.2 billion and ABS issued of $7.1 billion. Both the loans and ABS issued are carried at their cost basis.

➢
The estimated market value of Sequoia securities that Redwood owns at December 31, 2007 was $99 million. This consists of $58 million IOs, $29 million CES, and $12 million IGS. We used the same valuation process to value the Sequoia securities as we did for third party securities (as described on page 26). Our IOs are all rated AAA, the IGS we own are mostly AA-rated, and the CES are rated BB, B, and unrated.

➢
The primary reason that our GAAP carrying value of Sequoia investments exceeds their market value is that for several years loan premium amortization expenses as calculated under GAAP have not kept pace with prepayments. For a portion of these loans, our GAAP amortization method is linked more closely to short-term interest rates. As short-term interest rates decline, which they have early into the first quarter of 2008, we expect premium amortization for this portion of the loan portfolio to increase. Loan premium amortization expenses, a component of interest income, were $7 million for the fourth quarter. We ended the quarter with $7.2 billion carrying value of loans and a principal loan balance of $7.1 billion for an average basis of 100.96%.

➢	Net interest income for Sequoia was $7 million in the fourth quarter, the same as the previous quarter. For the year, net interest income was $29 million.

➢
Seriously delinquent loans increased from $56 million to $68 million in the fourth quarter, an increase from 0.74% to 0.96% of current balances. The largest increases in delinquencies were from loans originated in 2006 and 2007. We expect delinquencies on the residential loans owned by Sequoia to continue to increase.

➢
At December 31, 2007, our loan loss reserve was $18 million or 0.26% of the current loan balance, an increase of $3 million from the end of the third quarter balance of $15 million. Our credit provision expense for loans was $5 million in the fourth quarter compared to $2 million in the third quarter. The increase in the credit provision expense in the fourth quarter was attributable to higher delinquencies. Net charge-offs decreased to $2 million from $3 million the previous quarter.

➢
Sequoia’s ARM loans, representing 68% of the loan portfolio, are primarily indexed to LIBOR. In the fourth quarter, prepayment rates on these loans declined to 27% CPR from the third quarter rate of 40% CPR.

➢
Nearly all of Sequoia’s hybrid loans, representing 32% of the loan portfolio, are still in their initial fixed-rate period. Prepayment rates on these loans slowed to 10% CPR in the fourth quarter from an average of 15% CPR in the third quarter.

➢
For tax accounting, the Sequoia securities we own are treated like securities we purchase from third parties. Due to tax accounting rules, for many years we have not been able to expense IO premium as quickly as the change to their fair value. As of December 31, 2007 the tax basis on our IOs was $75 million and was higher than the estimated fair value. In 2008, we expect to recognize little taxable income from our IOs. As discussed under Taxable Income, the basis in these IOs will decline over time as cash flows are received and the remainder of the basis will be expensed at the time the IOs are called.

42	The Redwood Review 4th Quarter 2007

Investments in Sequoia

Quarterly Update (continued)

➢
We hold call option rights on all our Sequoia transactions. The call option gives us the right, but not the obligation, to retire the ABS issued at par and take possession of the underlying loans. Currently we have eleven Sequoias that are callable and it is likely that fifteen more will become callable in the next two years. Given the current mortgage and securitization markets, we do not anticipate calling any Sequoias in the near future, and thus, there will likely be little economic or accounting impact in 2008.

➢	The following table summarizes the high-quality characteristics of the loans owned by the Sequoia entities.

Sequoia Residential Loan Portfolio
Loan Characteristics
December 31, 2007

Number of loans	21,000	Wtd Avg FICO	732
Total loan face ($ in millions)	7,106	FICO: <= 620	1%
Average loan size ($ in 1000's)	$338	FICO: 621 - 660	5%
		FICO: 661 - 700	19%
Southern CA	14%	FICO: 701 - 740	27%
Northern CA	10%	FICO: > 740	48%
Florida	13%
New York	6%	Conforming at origination %	34%
Georgia	4%	> $1 MM %	15%
New Jersey	4%
Other states	49%	2nd home %	11%
		Investment home %	3%
2007 origination	13%
2006 origination	20%	Purchase	36%
2005 origination	5%	Cash out refi	32%
2004 origination and earlier	62%	Rate-term refi	30%
		Other	2%
Wtd avg original LTV	69%
Original LTV: 0 - 50	15%	Hybrid	68%
Original LTV: 50 - 60	11%	Adjustable	32%
Original LTV: 60 - 70	19%	Interest only	95%
Original LTV: 70 - 80	48%	Fully-amortizing	5%
Original LTV: 80 - 90	2%
Original LTV: 90 - 100	5%

The Redwood Review 4th Quarter 2007	43

Investments in Acacia

Summary

What is this?

Under our Acacia program, we re-securitize real estate securities using bankruptcy remote collateralized debt obligation (CDO) entities that sell asset-backed securities (ABS) to independent third-party investors. We typically retain an equity interest in the Acacia CDOs and receive asset management fees from these entities. We may also retain some of the other securities created by the Acacia entities. Our asset management fees typically equal ten basis points of the outstanding balance of Acacia assets. These fees are paid to us in a first or senior priority from the cash flows of Acacia assets. Our equity interests in Acacia entities are entitled to the net cash flows (i.e., the net cash flows generated by the assets after deducting asset management and other fees and the money owed to the ABS debt holders) of the Acacia entities. Our credit risk is limited to the amount we invested in our net equity interests, with the remainder of any losses borne by the holders of the more senior securities issued by Acacia. Cash distributions to our Acacia equity interests can be disrupted based on rating agency downgrades of the underlying collateral or due to a deterioration in collateral performance. Our investment in each of these transactions is separate and independent, thus diminished performance for one of our CDO equity interests would have no effect on our other CDO equity interests.

Quarterly Update

➢
As of December 31, 2007, ten Acacia CDO entities were outstanding. The market for new issuance CDO ABS is effectively shut down and will likely remain closed for some time. We do not foresee issuing new Acacia CDOs in 2008.

➢	During the fourth quarter, we received equity investment cash distributions from Acacia entities of $7 million and management fees of $2 million.

➢
During the fourth quarter, we invested $11 million to acquire a portion of the AAA and AA-rated ABS issued in 2004 by Acacia 5 and 6. We purchased these Acacia ABS issued at 53% of their face value. The collateral performance of these Acacia entities remains strong. Through February 29, 2008, the underlying collateral owned by these two Acacia entities had collectively received 85 rating upgrades and 13 downgrades.

44	The Redwood Review 4th Quarter 2007

Investments in Acacia

Economic Value of our Investments in Acacia Entities

➢
In our opinion, the best economic method to assess the value of our investments in Acacia is to calculate the net present value (NPV) of future expected cash flows of these investments (adjusted for credit losses). This is how a potential buyer would value our retained Acacia CDO equity and debt investments. Our December 31, 2007 estimate of the total sum of future expected cash flows from our investments in Acacia securities we own was $244 million. The net present value of these cash flows (NPV) discounted at 45% was $46 million.

➢
Overall, we believe that $46 million is a reasonable approximation of the fair value of our investments in the Acacia entities at year end. We caution that in this environment it is particularly difficult to model future cash flows with certainty given the potential for future rating agency downgrades and the uncertainties around credit performance. Additionally, there currently is no active market for CDO equity and a limited market for CDO ABS. Thus, if we were to sell our investments in Acacia, which is not our current intention, we would likely receive substantially less than the NPV calculated in the manner described above.

Summary of Gross Expected Cash Flows & Net Present Value (NPV)
December 31, 2007
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia

Gross Expected Cash Flows (not discounted)
Management fees	$ 1	$ 1	$ 2	$ 2	$ 3	$ 3	$ 5	$ 4	$ 2	$ 4	$ 27

ABS retained or acquired	23	23	16	37	22	1	1	-	-	-	123

Preference shares	25	16	11	4	34	2	1	-	1	-	94
Total Gross Expected Cash Flows	$ 49	$ 40	$ 29	$ 43	$ 59	$ 6	$ 7	$ 4	$ 3	$ 4	$ 244

Net Present Values
Management fees	$ -	$ -	$ 1	$ 1	$ 1	$ 1	$ 2	$ 1	$ 1	$ 1	$ 9

ABS retained or acquired	6	7	1	1	1	-	-	-	-	-	16

Preference shares	4	3	3	3	4	1	1	1	1	-	21
Total Net Present Value	$ 10	$ 10	$ 5	$ 5	$ 6	$ 2	$ 3	$ 2	$ 2	$ 1	$ 46

➢
During the fourth quarter, the NPV of future expected cash flows from our investments in Acacia (assuming a constant 45% discount rate) decreased from $55 million to $46 million. This decrease is the result of a $20 million net deterioration in the NPV of future expected cash flows from existing investments, partially offset by $11 million of new investments in Acacias 5 and 6.

The Redwood Review 4th Quarter 2007	45

Investments in Acacia

Valuation Methodology - Economic Versus GAAP

➢	If we were permitted for accounting purposes to use the economic method described above, our financial statements and disclosures would be a lot less complicated. Unfortunately, it is not that simple.

➢
We are required for accounting purposes to consolidate the Acacia CDO entities. As a result, the net GAAP carrying value of our investments in Acacia in our financial statements is expressed as the difference between the carrying value of Acacia’s assets and the carrying value of Acacia’s liabilities (ABS issued to third parties). Under the MTM accounting rules in place at December 31, 2007, we were required to MTM Acacia’s assets, but were not permitted to MTM Acacia’s liabilities, even though the assets and liabilities are directly paired. Consequently, the GAAP net carrying value of our investment in Acacia’s securities was negative $1.4 billion at December 31, 2007, a value that is impossible economically (as the economic value of our investments cannot be less than zero) and significantly understates our estimate of the fair value of our Acacia investments at that time.

➢
As previously discussed in the Mark-To-Market Adjustments module, effective January 1, 2008, we adopted a new accounting standard (FAS 159) that allows us to MTM both the consolidated assets and liabilities of Acacia going forward. The new accounting standard also provides for a one-time cumulative-effect adjustment to the opening balance of retained earnings on January 1, 2008 for the unrealized gains or losses on Acacia assets and liabilities at that time. This new accounting standard significantly improves the substantial disparity that existed between the Acacia GAAP presentation and economics at December 31, 2007. To our disappointment, however, discrepancies between the GAAP presentation and economic valuation will persist even under FAS 159. Discrepancies will arise as a result of market dynamics and the limitations on the measurement techniques required by this new standard.

➢
Discrepancies will continue to occur under FAS 159 because the cash economic value of our investments is not taken into account in determining their carrying value under FAS 159. Instead, GAAP carrying value is derived by subtracting the fair value of the Acacias liabilities from the fair value of Acacia’s assets. For accounting purposes, Acacia’s assets and liabilities are valued separately in their independent markets. In theory, changes in the current market values of Acacia’s assets and liabilities should be reasonably correlated as they are paired within the same legal structure - ABS issued by each Acacia entity will be repaid directly and solely from the cash flows generated by the assets owned by that entity. However, at any given moment, the capital markets may use different discount rates and valuation parameters for Acacia’s collateral assets relative to its ABS issued to third parties. On January 1, 2008, for instance, the market values for Acacia’s liabilities were, in our view, depressed relative to the paired collateral asset values. As a consequence of this market condition, when we fair valued the assets and liabilities of the Acacia entities under FAS 159 at January 1, 2008, the derived net GAAP carrying value of our retained Acacia investments was $84 million. This result exceeds our $46 million estimate of the fair value of our investments in Acacia based on the net present value of expected cash flows.

As a consequence of adopting FAS 159, we will be required in the future to flow through our quarterly income statements the relative changes in the fair values of Acacia assets and liabilities as measured in their independent markets. There is no way to anticipate these relative changes from quarter to quarter. As a consequence, our earnings will vary as these values fluctuate over time. In particular, if Acacia liability values increase from the low levels at December 31, 2007, all or a portion of our estimates of the excess GAAP carrying value at January 1, 2008 of $38 million ($84 million less $46 million) will flow through our income statement as negative MTM adjustments. There is no scheduled time frame when this excess may be absorbed. It could happen gradually over time, or it could happen in a single quarter.

46	The Redwood Review 4th Quarter 2007

Investments in Acacia

Cash Activity

➢	Our net cash investment in the Acacia entities was $118 million at December 31, 2007. The following table shows historical cash flow activity for each of the Acacia entities outstanding.

Historical Summary of Investment and Cash Activity
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia
Investment:
Investment as of Setember 30, 2007	$8	$8	$11	$18	$14	$11	$29	$5	$14	$22	$140
Investment 3 months ended December 31, 2007	5	6	-	-	-	-	-	-	-	-	11
Total Investment	$13	$14	$11	$18	$14	$11	$29	$5	$14	$22	$151
Cash Distributions Received:	-	-	-	-	-	-	-	-	-	-	-
2006 and prior	$(5)	$(4)	$(2)	$(3)	$(2)	$(1)	$-	$-	$-	$-	$(17)
9 months ended September 30, 2007	(1)	(2)	(1)	(1)	-	(1)	(2)	(1)	-	-	(9)
3 months ended December 31, 2007	(1)	(1)	-	(1)	-	-	(1)	-	(2)	(1)	(7)
Total Cash Received (ex. mgmt fees)	$(7)	$(7)	$(3)	$(5)	$(2)	$(2)	$(3)	$(1)	$(2)	$(1)	$(33)
Net Cash Investment as of 12/31/07	$6	$7	$8	$13	$12	$9	$26	$4	$12	$21	$118

Historical Summary of Management Fees
($ in thousands)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia
2006 and prior	$ 695	$ 605	$ 487	$ 400	$ 242	$ 178	$ 604	$ -	$ -	$ -	$ 3,211
9 months ended September 30, 2007	208	219	225	223	225	226	1,314	877	-	-	3,517
3 months ended December 31, 2007	75	75	75	74	75	76	439	554	197	549	2,189
Cumulative Management Fees	$ 978	$ 899	$ 787	$ 697	$ 542	$ 480	$ 2,357	$ 1,431	$ 197	$ 549	$ 8,917

➢
Cash distributions to the equity and ABS issued of Acacia entities can be disrupted due to actual losses or breaches of collateralization and interest coverage tests. Recent rating agency downgrades and continued deterioration in collateral performance on the five Acacia entities that issued ABS since March 2006 (Acacia 9 - 12 and OA1) have resulted in a strong likelihood that cash flows on our equity investments in these Acacia entities will be disrupted. This disruption is likely to occur in the first or second quarter of 2008 for Acacias 10, 11, 12, and OA1, and could occur within a year for Acacia 9. In our projected cash flows, we took these likely events into consideration.

Income Statements

➢	The following tables show the individual income statement contributions of each of the Acacia entities for the three months and year ended December 31, 2007.

Income Statement
Three Months Ended December 31, 2007
($ in millions)
	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Consolidated

Management fees	$-	$-	$-	$-	$-	$-	$-	$1	$-	$1	$2
Interest income	4	5	5	6	5	5	10	7	8	7	62
Interest expense	(3)	(4)	(4)	(4)	(5)	(4)	(8)	(8)	(8)	(8)	(56)
Net interest income	1	1	1	2	-	1	2	-	-	-	8
Market valuation adjustments, net, and realized losses	(36)	(42)	(32)	(30)	(19)	(44)	(96)	(185)	(330)	(177)	(991)

Net (Loss) Income	($35)	($41)	($31)	($28)	$19	($43)	($94)	($185)	($330)	($177)	($983)

Year Ended December 31, 2007
	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Consolidated

Management fees	$-	$-	$-	$-	$-	$-	$2	$1	$-	$1	$6
Interest income	20	20	20	24	20	22	38	33	26	25	246
Interest expense	(16)	(17)	(17)	(16)	(17)	(17)	(31)	(29)	(26)	(24)	(210)
Net interest income	4	3	3	8	3	5	9	5	-	2	42
Market valuation adjustments, net, and realized losses	(36)	(45)	(33)	(32)	(19)	(43)	(114)	(216)	(351)	(200)	(1,089)

Net (Loss) Income	($32)	($42)	($30)	($24)	($16)	($38)	($105)	($211)	($351)	($198)	($1,047)

➢
Acacias 5 - 8 and CRE1 continue to exceed our performance expectations. In our most recent cash flow modeling for these Acacia entities at December 31, 2007, we did not project future disruptions in cash flows.

➢
If the cash distributions on our investments in Acacia 9 - 12 and OA1 are disrupted, the net interest income contribution arising from our investments in these entities will cease. In the three months and year ended December 31, 2007, we recorded $3 million and $21 million of net interest income from these Acacia entities, respectively.

The Redwood Review 4th Quarter 2007	47

Investments in Acacia

Balance Sheets

➢	The following table shows the individual balance sheets of the Acacia entities at December 31, 2007.

Acacia Balance Sheets
December 31, 2007
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12	Total
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Acacia

Real estate securities
Current face	$231	$282	$278	$284	$300	$300	$498	$499	$424	$499	$3,595
Unamortized discount, net	(41)	(46)	(34)	(44)	(50)	(48)	(84)	106	(296)	(161)	(966)
Designated credit reserve	(2)	(8)	(8)	(6)	-	(8)	(84)	(83)	(5)	(75)	(279)
Unrealized (losses)	(24)	(26)	(41)	(61)	(65)	(75)	(86)	(307)	(2)	(49)	(468)
Other investments	-	-	-	-	-	-	-	-	79	-	79
Securities and other investments	164	202	195	173	185	169	244	215	200	214	1,961
Restricted cash and other assets	16	12	30	21	9	11	12	11	15	14	151
Total Assets	$180	$214	$225	$194	$194	$180	$256	$226	$215	$228	$2,112

ABS issued and other liabilities	218	263	284	255	266	283	426	480	555	467	3,497

Total investment	13	14	11	18	14	11	29	5	14	22	151
Retained earnings	(26)	(36)	(30)	(20)	(14)	(36)	(103)	55	(352)	(205)	(1,035)
Balance sheet MTM adjustments	(25)	(27)	(40)	(59)	(72)	(78)	(96)	(314)	(2)	(56)	(501)
Total Equity	(38)	(49)	(59)	(61)	(72)	(103)	(170)	(254)	(340)	(239)	(1,385)
Total Liabilities and Equity	$180	$214	$225	$194	$194	$180	$256	$226	$215	$228	$2,112

➢	The following table shows the individual balance sheets of the Acacia entities at January 1, 2008, after the adoption of FAS 159.

January 1, 2008

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12	Total
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Acacia

Securities and other investments	164	202	195	173	185	169	244	215	200	214	1,961
Restricted cash and other assets	16	13	29	20	6	9	9	7	12	9	130
Total Assets	$180	$215	$224	$193	$191	$178	$253	$222	$212	$223	$2,091

ABS issued and other liabilities	173	230	217	202	151	204	234	234	173	189	2,007

Total investment	13	14	11	18	14	11	29	5	14	22	151
Retained earnings	(6)	(29)	(4)	(27)	26	(37)	(10)	(17)	25	12	(67)
Total Equity	7	(15)	7	(9)	40	(26)	19	(12)	39	34	84
Total Liabilities and Equity	$180	$215	$224	$193	$191	$178	$253	$222	$212	$223	$2,091

➢
The continued divergence between our estimate of economic value and GAAP carrying values even after the adoption of FAS 159 is highlighted by Acacia 6 and OA1 in the table above. Our calculation of the economic value of Acacia 6 at December 31, 2007 was $10 million (see page 45). This compares to a GAAP value under FAS 159 of negative $15 million. In the worst case, the value of our investment cannot be worth less than zero. On the other side of the spectrum, our calculation of economic value in Acacia OA1 is $2 million, while our net GAAP value under FAS 159 is reported at $39 million.

48	The Redwood Review 4th Quarter 2007

Investments in Acacia

Acacia Collateral Detail

➢
The following tables detail Acacia’s exposure to different collateral types owned by Acacia entities and respective rating actions through February 29, 2008. The cash flows generated by the assets in each Acacia will ultimately determine the cash flows distributed to each ABS security (including equity) issued by each Acacia.

Acacia Balance Sheet Information
Underlying Collateral Type
December 31, 2007
(by market value, $ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Total
Resi IGS
Prime Sequoia	$12	$14	$10	$5	$1	$3	$4	$3	$8	$15	$75
Prime Other	37	54	64	60	36	97	90	38	7	31	514
Alt-a	23	15	17	17	3	13	38	87	93	111	417
Subprime	45	74	53	4	-	8	3	9	1	14	211
Resi CES
Prime Sequoia	2	4	3	5	-	2	2	-	-	-	18
Prime Other	22	18	12	33	-	17	67	16	-	9	194
Alt-a	1	2	2	11	-	3	3	16	8	2	48
Subprime	1	-	-	2	-	-	2	3	-	1	9
COMM IGS	7	11	6	9	50	3	1	-	-	3	90
COMM CES	1	4	12	20	74	14	25	23	-	16	189
COMM Loans	4	-	9	4	9	-	-	-	-	-	26
CDO: CMBS	2	1	2	-	12	7	7	13	4	7	55
CDO: RMBS	7	5	5	3	-	2	2	7	-	5	36
GIC	-	-	-	-	-	-	-	-	79	-	79
Totals	$164	$202	$195	$173	$185	$169	$244	$215	$200	$214	$1,961

Acacia Ratings Upgrade/Downgrade Summary
February 29, 2008
	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12
Issuance Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07
Upgrades	54	31	19	14	8	11	12	11	0	2
Downgrades	6	7	2	4	1	12	31	34	37	36
Positive Watch	0	0	0	0	0	0	0	0	0	1
Negative Watch	2	4	5	5	0	4	12	28	32	24

The Redwood Review 4th Quarter 2007	49

Appendix

APPENDIX

The Redwood Review 4th Quarter 2007	51

Glossary

NOTE: Not all companies and analysts calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA

Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations generally consists of IGS and, in some pools, some below-investment-grade rated securities. The securities are backed by residential prime, alt-a, and subprime real estate loans, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood may also retain or acquire Acacia ABS issued. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)

Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of two to ten years and then become adjustable-rate).

ALT-A SECURITIES

Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. In an alt-a loan, the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Alt-a loans may also have expanded criteria that allow for higher debt-to-income ratios with higher accompanying loan-to-value ratios than would otherwise be permissible for prime loans.

ASSET-BACKED SECURITIES (ABS)

ABS are securities backed by financial assets that generate cash flows. Each ABS issued from a securitization entity has a unique priority with respect to receiving principal and interest cash flows and absorbing any credit losses from the assets owned by the entity.

BOOK VALUE

Book value is the value of our common equity. As measured for GAAP, through December 31, 2007, reported book value generally incorporates mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities. Beginning January 1, 2008, book value as measured for GAAP will include mark-to-market adjustments on certain assets and liabilities. We may also report the estimated fair value of our book value which is management’s estimate of the fair value of its investments net of liabilities.

52	The Redwood Review 4th Quarter 2007

Glossary

COLLATERALIZED DEBT OBLIGATION (CDO) SECURITIZATIONS

The securitization of a diverse pool of assets. See “Acacia”.

CDO EQUITY SECURITIES

CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL B-NOTE LOANS

Commercial b-note loans are structured loans that are subordinated to the more senior portions of loans secured by the same commercial real estate property.

COMMERCIAL MEZZANINE LOANS

Commercial mezzanine loans are junior subordinated loans that are not secured by a lien on commercial real estate; rather, they are secured by a pledge from an entity by its equity interests in commercial real estate.

COMMERCIAL WHOLE LOANS

Commercial whole loans are unsecuritized first-lien loans that are secured by commercial real estate.

CONDUIT

An entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EARNINGS

Core earnings is not a measure of earnings in accordance with GAAP. In calculating core earnings, we attempt to strip some of the elements out of GAAP income that we believe are temporary, one-time, or non-economic in nature, or that primarily relate to the past with little relevance to the future. In calculating core earnings, we are trying to show the trend of underlying ongoing earnings. For example, we sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that can obscure the underlying trend of our long-term portfolio earnings. Thus, we exclude realized gains and losses resulting from asset sales and calls that are included in GAAP income. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets. GAAP income also includes mark-to-market income and expenses for some of our assets and interest rate agreements. These are unrealized fair value fluctuations, and we exclude them from core earnings. Core earnings also exclude other one-time expenses such as severance.

Management believes that core earnings provide relevant and useful information regarding results from operations. This information can be used in conjunction with and in addition to GAAP measures of performance. Core earnings can be useful, in part, because market valuation adjustments on only a portion of our assets and none of our liabilities are recognized through the income statement under GAAP. Thus, GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole and may not be a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect ongoing earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 in the Appendix.

The Redwood Review 4th Quarter 2007	53

Glossary

CORE EQUITY (CORE BOOK VALUE)

Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for some of our assets and interest rate agreements (“accumulated other comprehensive income”). Core equity excludes these mark-to-market adjustments. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 7 of the Appendix.

CONSTANT (OR CONDITIONAL) PREPAYMENT RATE (CPR)

Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to principal prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)

Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced because they carry less credit risk. Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities or B-pieces. For a typical securitization of prime residential loans, there are three CES: the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk of credit loss. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss security has a credit rating of B, and the first-loss security is unrated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, may be structured differently. Nevertheless, the non-investment rated securities issued from these securitizations function as credit-enhancement securities in these transactions.

GAAP

Generally Accepted Accounting Principles in the United States.

GSEs (GOVERNMENT-SPONSORED ENTERPRISES)

GSEs are government-sponsored enterprises, including the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan and Mortgage Corporation (Freddie Mac).

INTEREST-ONLY SECURITIES (IOs)

Interest-only securities (IOs) are specialized securities created by securitization entities where the projected cash flows generated by the underlying assets exceed the cash flows projected to be paid to the ABS issue that have principal balances. They receive interest payments calculated by a formula wherein cash flows on IOs vary as a function of interest payments generated by the underlying assets within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities issued by that entity. Typically, IOs do not have a principal balance and they will not receive principal payments. Interest payments to IOs usually equal an interest rate formula multiplied by a “notional” principal balance. The notional principal balances for IOs are typically reduced over time as the actual principal balances of the underlying pools of assets pay down, thus reducing the cash flows to the IOs over time. Cash flows on IOs are typically reduced more quickly if asset prepayments accelerate.

54	The Redwood Review 4th Quarter 2007

Glossary

LEVERAGE RATIOS

We use collateralized debt to finance the accumulation of assets prior to sale to a securitization entity and to finance investments in high-quality loans and IGS. We currently have very low levels of recourse debt. However, because of the consolidation of independent securitization entities, it appears on our GAAP consolidated financial statements that Redwood is highly leveraged, with total consolidated liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining Redwood’s financial leverage, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating this or similar ratios.

MARK-TO-MARKET ACCOUNTING

Mark-to-market accounting uses estimated fair values of assets, liabilities, and hedges. Many of our assets are carried on our balance sheet at their fair value rather than historical amortized cost. Through December 31, 2007, changes in the fair value of some of our assets and hedges are reported through our income statement. Beginning January 1, 2008, we will use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This will likely make quarter-to-quarter GAAP income trends more volatile. Taxable income is generally not affected by market valuation adjustments.

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)

Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. These options allow the borrower to make minimum payments, or other payments that are less than the interest accrued on the mortgage during that period. As a result of this feature, the borrower’s loan balance may increase causing negative amortization of the loan balance.

NET INTEREST MARGIN SECURITIES (NIMs)

Net interest margin securities (NIMs) are securities backed by cash flows that otherwise would be payable to the residual security. Through a new securitization, cash flows are diverted from the residual to pay the NIM principal in addition to paying a coupon on the NIM, and thus, NIMs tend to have short-averaged lives. Ratings on NIMs can range from AAA down to single-B.

The Redwood Review 4th Quarter 2007	55

Glossary

OPTION ARMS

See negative amortization adjustable-rate mortgages

OTHER REAL ESTATE INVESTMENTS

Other real estate investments (OREI) include IOs, NIMs, and residuals. We have elected to classify these investments as trading instruments under GAAP. These assets are reported at fair value with changes in fair values recognized in our income statements.

PRIME RESIDENTIAL REAL ESTATE LOANS

Prime loans are residential loans with high quality credit characteristics, such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater levels of other assets, and more documentation.

PRIME SECURITIES

Prime securities are residential mortgage-backed securities backed by high credit-quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted average LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS

Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin when analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary over time, and may not be comparable in economic reality to assets typically used in profitability calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for analyzing Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

REAL ESTATE INVESTMENT TRUST (REIT)

A REIT is an entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications, including the distribution as dividends of at least 90% of REIT taxable income. A REIT’s profits are not taxed at the corporate level to the extent that these profits are distributed as dividends to stockholders providing an operating cost savings. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

56	The Redwood Review 4th Quarter 2007

Glossary

REDWOOD DEBT

Redwood debt is all the debt that is an obligation of Redwood, with the exception of junior subordinated notes that we treat as part of our capital base. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of Redwood debt, we have issued collateralized commercial paper in the past and may issue other forms of Redwood debt in the future.

REIT RETAINED TAXABLE INCOME

REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 in the Appendix.

REIT SUBSIDIARY

A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME

REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its REIT subsidiaries (i.e., excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distribution requirements. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (up to 10% of total REIT taxable income). A reconciliation of REIT taxable income to GAAP income appears in Table 3 in the Appendix.

RESIDUALS

Residuals are first-loss securities that are not rated by a rating agency. Residuals are called such because they get the last (or residual) claim on the cash flow from a securitization after ABS debt interest expense, losses, and servicing fees have been deducted from the interest paid by the underlying assets. The value of residual securities can vary greatly and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY

ROE is the amount of profit we generate each year per dollar of equity capital and equals GAAP income divided by GAAP equity. Adjusted ROE is GAAP income divided by core equity. Core equity excludes balance sheet mark-to-market adjustments. Thus, only those market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of ROE to adjusted ROE appears in Table 7 in the Appendix.

SEQUOIA

Sequoia is the brand name for securitizations of residential real estate loans Redwood sponsors.

The Redwood Review 4th Quarter 2007	57

Glossary

SUBPRIME SECURITIES

Subprime securities are residential mortgage-backed securities backed by loans to borrowers who have impaired credit histories, and who appear to exhibit the ability to repay the current loan. Typically, these borrowers have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages and may have experienced credit problems in the past, such as late payments or bankruptcies. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

Typical characteristics of subprime loan pools include more than 60% of loans with FICO scores below 680, weighted average LTVs over 85%, more than 70% of loans with LTVs over 75%, and loans with LTVs over 80% with no mortgage insurance.

TAXABLE SUBSIDIARY

A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME

Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to shareholders and taxes. It also includes all of the taxable income earned at our taxable subsidiaries, less corporate income taxes paid as we generally retain the after-tax income at the subsidiary level. A reconciliation of total retained taxable income to GAAP income appears in Table 3 in the Appendix.

TOTAL TAXABLE INCOME

Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. A reconciliation of total taxable income to GAAP income appears in Table 3 in the Appendix.

58	The Redwood Review 4th Quarter 2007

Financial Tables 4th Quarter 2007

Page Intentionally Left Blank

Table 1: GAAP Earnings ($ in thousands, except per share data)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006

Interest income	$192,375	$205,748	$208,039	$207,906	$213,504	$217,504	$214,544	$224,795	$234,531	$814,068	$870,347
Net securities discount amortization income	18,869	20,514	23,849	20,268	18,665	17,842	13,234	13,245	10,971	83,500	62,986
Other real estate investment interest income	1,353	1,275	669	2,465	-	-	-	-	-	5,762	-
Non real estate investment interest income	984	1,143	464	-	-	-	-	-	-	2,591	-
Net loan premium amortization expense	(6,656)	(8,349)	(10,863)	(11,705)	(13,272)	(11,232)	(12,046)	(11,982)	(13,486)	(37,573)	(48,532)
(Provision for) reversal of credit reserve	(4,972)	(1,507)	(2,500)	(3,829)	(1,506)	(465)	2,506	(176)	(877)	(12,808)	359
Total GAAP interest income	201,953	218,824	219,658	215,105	217,391	223,649	218,238	225,882	231,139	855,540	885,160

Interest expense on Redwood debt	(377)	(5,858)	(22,700)	(31,094)	(16,520)	(9,422)	(1,822)	(2,072)	(3,521)	(60,029)	(29,836)

ABS interest expense consolidated from trusts	(147,799)	(155,661)	(140,512)	(131,391)	(152,043)	(165,177)	(171,659)	(178,183)	(186,433)	(575,363)	(667,062)
ABS issuance expense amortization	(4,644)	(4,616)	(5,681)	(7,068)	(7,897)	(5,786)	(6,079)	(5,907)	(6,069)	(22,009)	(25,669)
ABS interest rate agreement income	1,265	1,959	3,358	1,646	2,497	3,317	3,678	2,980	3,573	8,228	12,472
ABS issuance premium amortization income	1,930	2,096	2,294	1,869	1,529	2,395	2,363	2,527	2,793	8,189	8,814
Total consolidated ABS expense	(149,248)	(156,222)	(140,541)	(134,944)	(155,914)	(165,251)	(171,697)	(178,583)	(186,136)	(580,955)	(671,445)

Subordinated notes interest expense	(3,055)	(3,150)	(2,516)	(2,057)	(423)	-	-	-	-	(10,778)	(423)

GAAP net interest income	49,273	53,594	53,901	47,010	44,534	48,976	44,719	45,227	41,481	203,778	183,456

Fixed compensation expense	(4,316)	(4,560)	(4,286)	(4,616)	(3,688)	(3,437)	(3,310)	(3,437)	(2,879)	(17,778)	(13,872)
Variable compensation expense	(434)	1,096	(198)	(2,251)	(1,666)	(2,630)	(1,900)	(1,514)	(2,110)	(1,787)	(7,710)
Equity compensation expense	(2,767)	(2,593)	(3,540)	(3,349)	(3,233)	(2,579)	(2,991)	(2,694)	(2,793)	(12,249)	(11,497)
Severance expense	(1,340)	-	-	(2,380)	-	-	-	-	-	(3,720)	-
Other operating expense	(7,337)	(5,455)	(4,670)	(4,479)	(4,732)	(4,425)	(5,149)	(4,505)	(4,685)	(21,941)	(18,811)
Due diligence expenses	(75)	(220)	(78)	(707)	(532)	(384)	(2,687)	(432)	(298)	(1,080)	(4,035)
Total GAAP operating expenses	(16,269)	(11,732)	(12,772)	(17,782)	(13,851)	(13,455)	(16,037)	(12,582)	(12,765)	(58,555)	(55,925)

Realized gains (losses) sales	7,199	(1,460)	1,428	303	5,308	4,968	8,241	1,062	14,815	7,470	19,579
Realized (losses) gains on calls	(126)	3,284	1,310	843	1,511	722	747	0	4,265	5,311	2,980
Market valuation adjustments, net	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,205)	(1,261,449)	(12,588)
Net gains and valuation adjustments	(1,111,916)	(100,942)	(26,692)	(9,118)	5,415	433	5,993	(1,870)	17,875	(1,248,668)	9,971

Credit (provision) for income taxes	1,467	(1,837)	(3,021)	(1,801)	(407)	(3,538)	(3,265)	(2,760)	(4,097)	(5,192)	(9,970)
GAAP net (loss) income	($1,077,445)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	($1,108,637)	$127,532

Diluted average shares	29,531	27,892	28,165	27,684	27,122	26,625	26,109	25,703	25,311	27,928	26,314
GAAP earnings per share	($36.49)	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	($39.70)	$4.85

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 1 - GAAP Earnings	61

Table 2: Core Earnings ($ in thousands, except per share data)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006

GAAP net income (loss)	$(1,077,455)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$(1,108,637)	$127,532

Not included in core earnings
Severance expense	(1,340)	-	-	(2,380)	-	-	-	-	-	(3,720)	-
Realized gains on sales	7,199	(1,460)	1,428	303	5,308	4,968	8,241	1,062	14,815	7,470	19,579
Realized (losses) gains on calls	(126)	3,284	1,310	843	1,511	722	747	0	4,265	5,311	2,980
Market valuation adjustments, net	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,205)	(1,261,449)	(12,588)
Variable stock option market value change	-	-	-	-	-	-	-	-	25	-	-
Total GAAP / core earnings differences	(1,113,256)	(100,942)	(26,692)	(11,498)	5,415	433	5,993	(1,870)	17,900	(1,252,388)	9,971

Core earnings	$35,811	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$24,594	$143,751	$117,561

Per share analysis
GAAP earnings (loss) per share	($36.49)	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	($39.70)	$4.85

Not included in core earnings
Severance expense	(0.05)	-	-	(0.09)	-	-	-	-	-	(0.13)	-
Realized gains (losses) on sales	0.25	(0.05)	0.05	0.01	0.20	0.19	0.32	0.04	0.59	0.26	0.74
Realized gains on calls	(0.00)	0.13	0.05	0.03	0.05	0.03	0.03	-	0.17	0.19	0.11
Market valuation adjustments, net	(37.90)	(3.69)	(1.04)	(0.37)	(0.05)	(0.20)	(0.11)	(0.11)	(0.05)	(45.17)	(0.48)
Variable stock option market value change	-	-	-	-	-	-	-	-	-	-	-
GAAP / core earnings differences per share	(37.70)	(3.61)	(0.94)	(0.42)	0.20	0.02	0.23	(0.07)	0.71	(44.85)	0.38

Core earnings per share	$1.21	$1.43	$1.35	$1.08	$1.12	$1.20	$0.97	$1.16	$0.97	$5.15	$4.47

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 2 - Core Earnings	62

Table 3: Taxable Income and GAAP / Tax Differences ($ in thousands, except per share data)

	Estimated				Actual				Actual	Estimated	Actual
	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006

GAAP net (loss) income	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$(1,108,637)	$127,532
Difference in taxable income calculations
Amortization and credit losses	(14,330)	10,426	10,298	10,417	13,740	12,558	12,779	4,939	(1,314)	16,811	44,016
Operating expenses	9,409	(2,080)	(2,921)	(1,713)	(12,079)	2,545	(288)	1,604	396	2,695	(8,218)
Gross realized (gains) losses on calls and sales	(5,089)	(3,073)	(4,735)	2,100	(5,499)	(1,141)	(699)	(613)	(5,959)	(10,797)	(7,952)
Market valuation adjustments, net	1,118,989	102,766	30,576	9,118	6,571	484	2,305	3,226	1,772	1,261,449	12,586
(Credit) provision for income taxes	(2,111)	1,523	1,662	1,800	405	4,123	3,265	(703)	4,096	2,874	7,090
Total differences in GAAP and taxable income	1,106,868	109,562	34,880	21,722	3,138	18,569	17,362	8,453	(1,009)	1,273,032	47,522

Taxable income	$29,423	$48,645	$46,296	$40,031	$38,829	$50,985	$48,772	$36,468	$41,486	$164,395	$175,054

REIT taxable income	$32,028	$48,591	$45,233	$35,112	$41,555	$45,751	$45,040	$35,382	$39,793	$160,964	167,728
Taxable (loss) income in taxable subsidiaries	(2,605)	54	1,063	4,919	(2,727)	5,234	3,732	1,086	1,694	3,431	7,325
Total taxable income	$29,423	$48,645	$46,296	$40,031	$38,828	$50,985	$48,772	$36,468	$41,487	$164,395	$175,053

After-tax
Retained REIT taxable income	$759	$2,675	$2,490	$1,933	$2,010	$2,500	$2,166	$1,313	$1,895	$7,857	7,989
Retained taxable (loss) income in taxable subsidiaries	(1,768)	34	663	3,068	(1,175)	3,156	2,032	556	1,238	1,997	4,569
Total retained taxable income	($1,008)	$2,709	$3,153	$5,001	$835	$5,656	$4,198	$1,869	$3,133	$9,855	$12,558

Shares used for taxable EPS calculation	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	28,392	25,934
REIT taxable income per share*	$0.99	$1.74	$1.63	$1.29	$1.55	$1.76	$1.75	$1.39	$1.58	$5.65	$6.45
Taxable (loss) income in taxable subsidiaries per share	($0.08)	$0.00	$0.03	$0.19	($0.10)	$0.20	$0.16	$0.04	$0.07	$0.14	$0.30
Total taxable income per share	$0.91	$1.74	$1.66	$1.48	$1.45	$1.96	$1.91	$1.44	$1.65	$5.79	$6.75

Total retained taxable (loss) income (after-tax)	($0.03)	$0.10	$0.11	$0.18	$0.03	$0.22	$0.16	$0.07	$0.12	$0.36	$0.48

* Taxable income per share per quarter is based on the number of shares outstanding at the end of each quarter. Taxable income per share for the year is the sum of the four quarterly per share amounts.

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 3 - Taxable Income and GAAP/Tax Differences	63

Table 4: Retention and Distribution of Taxable Income ($ in thousands, except per share data)

	Estimated				Actual				Actual	Estimated	Actual
	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006

Dividends declared	$80,496	$20,989	$20,862	$20,347	$97,665	$18,237	$17,967	$17,767	$92,150	$142,694	$151,636
Dividend deduction on stock issued through DSPP	2,605	81	933	660	812	177	239	176	263	4,279	1,404
Total dividend deductions	$83,101	$21,070	$21,795	$21,007	$98,477	$18,414	$18,206	$17,943	$92,413	$146,973	$153,040

Regular dividend per share	$0.75	$0.75	$0.75	$0.75	$0.70	$0.70	$0.70	$0.70	$0.70	$3.00	$2.80
Special dividend per share	2.00	-	-	-	3.00	-	-	-	3.00	2.00	3.00
Total dividends per share	$2.75	$0.75	$0.75	$0.75	$3.70	$0.70	$0.70	$0.70	$3.70	$5.00	$5.80

Undistributed REIT taxable income at beginning of period (pre-tax):	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$106,719	$50,484	$51,731
REIT taxable income (pre-tax)	32,028	48,591	45,233	35,112	41,555	45,751	45,040	35,382	39,956	160,964	167,728
Permanently retained (pre-tax)	(3,044)	(4,616)	(4,297)	(3,336)	(4,005)	(4,346)	(4,263)	(3,320)	(2,531)	(15,293)	(15,934)
Dividend of 2005 income	-	-	-	-	-	(15,581)	(18,207)	(17,943)	(92,413)	-	(51,731)
Dividend of 2006 income	-	(7,682)	(21,795)	(21,007)	(98,477)	(2,833)	-	-	-	(50,484)	(101,310)
Dividend of 2007 income	(83,101)	(13,388)	-	-	-	-	-	-	-	(96,489)	-
Undistributed REIT taxable income at period end (pre-tax):	$49,182	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$49,182	$50,484

Undistributed REIT taxable income (pre-tax) at period end
From 2005's income	$0	$0	$0	$0	$0	$0	$15,581	$33,788	$51,731	$0	$0
From 2006's income	-	-	7,682	29,477	50,484	111,411	72,839	32,062	-	-	50,484
From 2007's income	49,182	103,299	72,712	31,776	-	-	-	-	-	49,182	-
Total	$49,182	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$49,182	$50,484

Shares outstanding at period end	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	32,385	26,733
Undistributed REIT taxable income (pre-tax) per share outstanding at period end	$1.52	$3.69	$2.89	$2.26	$1.89	$4.28	$3.44	$2.59	$2.06	$1.52	$1.89

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 4 - Retention and Distribution of Taxable Income	64

Table 5: Assets ($ in millions)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential CES owned by Redwood	$151	$177	$259	$256	$230	$291	$403	$303	$309
Residential CES consolidated from Acacia	251	356	486	496	492	424	274	292	284
Total GAAP residential CES	$402	$533	$745	$752	$722	$715	$677	$595	$593

Residential loans owned by Redwood	$4	$6	$878	$1,256	$1,339	$520	$351	$87	$45
Residential loans consolidated from Sequoia	7,174	7,624	7,473	7,424	7,985	9,323	10,102	11,903	13,830
Total GAAP residential loans	$7,178	$7,630	$8,351	$8,680	$9,324	$9,843	$10,453	$11,990	$13,875

Residential IGS owned by Redwood	$15	$61	$204	$106	$318	$105	$206	$42	$151
Residential IGS consolidated from Acacia	1,142	1,641	1,958	1,920	1,379	1,369	1,184	1,305	1,109
Total GAAP residential IGS	$1,157	$1,702	$2,162	$2,026	$1,697	$1,474	$1,390	$1,347	$1,260

Commercial CES owned by Redwood	$148	$157	$180	$189	$224	$156	$93	$68	$59
Commercial CES consolidated from Acacia	189	238	271	246	224	224	178	156	160
Total GAAP commercial CES	$337	$395	$451	$435	$448	$380	$271	$224	$219

Commercial loans owned by Redwood	$0	$0	$0	$0	$2	$2	$2	$2	$7
Commercial loans consolidated from securitization	26	26	26	26	26	30	36	53	53
Total GAAP commercial loans	$26	$26	$26	$26	$28	$32	$38	$55	$60

Commercial IGS owned by Redwood	$0	$2	$6	$9	$0	$0	$1	$3	$6
Commercial IGS consolidated from Acacia	90	103	105	107	120	135	130	182	179
Total GAAP commercial IGS	$90	$105	$111	$116	$120	$135	$131	$185	$185

CDO CES owned by Redwood	$2	$4	$8	$4	$9	$10	$5	$5	$5
CDO CES consolidated from Acacia	8	13	13	12	13	13	10	9	7
Total GAAP CDO CES	$10	$17	$21	$16	$22	$23	$15	$14	$12

CDO IGS owned by Redwood	$31	$5	$16	$20	$14	$2	$17	$4	$6
CDO IGS consolidated from Acacia	83	170	219	234	210	183	160	160	145
Total GAAP CDO IGS	$114	$175	$235	$254	$224	$185	$177	$164	$151

Other real estate investments owned by Redwood	$12	$24	$32	$47	$0	$0	$0	$0	$0
Other real estate investments consolidated from Acacia	-	1	2	3	-	-	-	-	-
Total other real estate investments	$12	$25	$34	$50	$0	$0	$0	$0	$0

Non-real estate investments owned by Redwood	$0	$0	$0	$0	$0	$0	$0	$0	$0
Non-real estate investments consolidated from Acacia	79	80	80	-	-	-	-	-	-
Total non-real estate investments	$79	$80	$80	$0	$0	$0	$0	$0	$0

Cash owned by Redwood	$290	$310	$83	$92	$168	$113	$106	$85	$176
Restricted cash consolidated from securitization entities	118	137	207	340	112	139	86	131	72
Accrued interest receivable	46	50	57	65	71	67	67	73	76
Principal receivable	3	2	4	7	4	1	1	2	0
Derivative assets	6	20	41	18	27	30	54	48	31
Deferred tax asset	9	6	5	6	5	3	5	5	5
Deferred asset-backed security issuance costs	40	47	49	41	42	47	46	52	54
Other assets	22	23	19	23	16	13	13	10	8
Total GAAP assets	$9,939	$11,283	$12,681	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777

Residential CES owned by Redwood	$151	$177	$259	$256	$230	$291	$403	$303	$309
Residential loans owned by Redwood	4	6	878	1,256	1,339	520	351	87	45
Residential IGS owned by Redwood	15	61	204	106	318	105	206	42	151
Commercial CES owned by Redwood	148	157	180	189	224	156	93	68	59
Commercial loans owned by Redwood	-	-	-	-	2	2	2	2	7
Commercial IGS owned by Redwood	-	2	6	9	-	-	1	3	6
CDO CES owned by Redwood	2	4	8	4	9	10	5	5	5
CDO IGS owned by Redwood	31	5	16	20	14	2	17	4	6
Other real estate investments owned by Redwood	12	24	32	47	-	-	-	-	-
Cash owned by Redwood	290	310	83	92	168	113	106	85	176
Total assets owned by Redwood	653	746	1,666	1,979	2,304	1,199	1,184	599	764
Assets of securitizations for GAAP	9,042	10,252	10,633	10,468	10,449	11,701	12,074	14,060	15,767
ABS liabilities of entities for GAAP*	(10,330)	(10,803)	(10,675)	(9,947)	(9,979)	(11,554)	(11,898)	(13,930)	(15,585)
Redwood earning assets - GAAP basis*	($635)	$195	$1,624	$2,500	$2,774	$1,346	$1,360	$729	$946

* Upon adoption of FAS 159, the ABS liabilities of Acacia will also be at fair value. As a result, the total ABS liabilities will be negative $8.8 billion and Redwood earning assets will be positive $0.9 billion.

The Redwood Review - 4th Quarter 2007	Table 5 - Assets	65

Table 6: Liabilities and Equity ($ in millions)

		2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4

Collateralized borrowings		$8	$39	$658	$1,630	$1,556	$510	$529	$0	$170
Madrona commercial paper		-	-	191	250	300	-	-	-	-
Total Redwood debt		8	39	849	1,880	1,856	510	529	-	170

ABS issued, consolidated from securitization entities		10,309	10,773	10,630	9,890	9,907	11,466	11,775	13,788	15,422
Unamortized IO issuance premium		35	43	51	62	75	90	106	124	143
Unamortized ABS issuance premium (discount)		(15)	(13)	(6)	(5)	(3)	(2)	17	18	20
ABS obligations of entities		10,329	10,803	10,675	9,947	9,979	11,554	11,898	13,930	15,585

Subordinated notes		150	150	150	100	100	-	-	-	-

Accrued interest payable		54	63	48	52	50	51	47	43	41
Interest rate agreements		81	28	6	7	6	6	4	-	1
Accrued expenses and other liabilities		11	30	56	17	17	18	29	21	28
Dividends payable		24	21	21	20	19	18	18	18	17
Total GAAP liabilities		10,657	11,134	11,805	12,023	12,027	12,157	12,525	14,012	15,842

Common stock and paid-in capital		1,108	975	965	928	904	875	854	839	825
Accumulated other comprehensive income		(574)	(735)	(81)	(6)	93	95	91	82	74
Cumulative GAAP (loss) earnings		(299)	778	839	827	809	773	740	709	681
Cumulative distributions to shareholders		(953)	(869)	(847)	(825)	(803)	(700)	(681)	(663)	(645)
GAAP stockholders' (deficit) equity		(718)	149	876	924	1,003	1,043	1,004	967	935

Total GAAP liabilities and equity		$9,939	$11,283	$12,681	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777
	January 1, 2008 (1)
Total Redwood debt	$8	$8	$39	$849	$1,880	$1,856	$510	$529	$0	$170
Subordinated notes	150	150	150	150	100	100	-	-	-	-
Redwood obligations	$158	$158	$189	$999	$1,980	$1,956	$510	$529	$0	$170

GAAP stockholders' equity	$751	($718)	$149	$876	$924	$1,003	$1,043	$1,004	$967	$935

Redwood obligations to equity	0.2x	(0.2)x	1.3x	1.1x	2.1x	2.0x	0.5x	0.5x	0.0x	0.2x
Redwood obligations to (equity + Redwood obligations)	17%	-28%	56%	53%	68%	66%	33%	35%	0%	15%

Redwood obligations	$158	$158	$189	$999	$1,980	$1,956	$510	$529	$0	$170
ABS obligations of consolidated entities	8,839	10,329	10,803	10,675	9,947	9,979	11,554	11,898	13,930	15,585
GAAP debt	$8,997	$10,487	$10,992	$11,674	$11,927	$11,935	$12,064	$12,427	$13,930	$15,755

GAAP debt to equity	12.0x	(14.6)x	73.8x	13.3x	12.9x	11.9x	11.6x	12.4x	14.4x	16.9x
GAAP debt to (equity + GAAP debt)	92%	107%	99%	93%	93%	92%	92%	93%	94%	94%

(1) On January 1, 2008 we elected the fair value option for the assets and liabilities of Acacia and certain other assets.

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 6 - Liabilities and Equity	66

Table 7 : Book Value and Profitability Ratios ($ in thousands, except per share data)

	January 1, 2008 (1)	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006

GAAP stockholders' equity	$750,721	($718,279)	$148,792	$876,084	$924,040	$1,002,690	$1,042,661	$1,004,265	$967,333	$934,960	($718,279)	$1,002,690
Balance sheet mark-to-market adjustments	(99,135)	(573,766)	(735,082)	(80,913)	(6,183)	93,158	94,780	90,937	81,591	73,731	(573,766)	93,158
Core equity	$849,856	($144,513)	$883,874	$956,997	$930,223	$909,532	$947,881	$913,328	$885,742	$861,229	($144,513)	$909,532

Shares outstanding at period end	32,385	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382	25,133	32,385	26,733

GAAP equity per share (2)	$23.18	($22.18)	$5.32	$31.50	$34.06	$37.51	$40.02	$39.13	$38.11	$37.20	($22.18)	$37.51
Core equity per share	$26.24	($4.46)	$31.58	$34.40	$34.29	$34.02	$36.38	$35.58	$34.90	$34.27	($4.46)	$34.02

Net interest income		$49,273	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$41,481	$203,778	$183,456
Annualized net interest income / average core equity		27.91%	22.48%	22.66%	20.33%	19.28%	21.02%	19.91%	20.62%	18.85%	23.06%	20.32%

Operating expenses (excluding severance expense)		$14,929	$11,732	$12,772	$15,402	$13,851	$13,455	$16,037	$12,582	$12,765	$54,835	$55,925

Average total assets		$10,866,153	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$12,177,451	$14,123,149
Average total equity		$97,534	$851,869	$946,454	$1,008,688	$1,008,863	$1,011,609	$980,402	$952,230	$999,313	$723,807	$988,495

Operating expenses / net interest income		30.30%	21.89%	23.70%	32.76%	31.10%	27.47%	35.86%	27.82%	30.77%	26.91%	30.48%
Operating expenses / average total assets		0.55%	0.38%	0.40%	0.48%	0.42%	0.40%	0.45%	0.32%	0.28%	0.45%	0.40%
Operating expenses / average total equity		61.23%	5.51%	5.40%	6.11%	5.49%	5.32%	6.54%	5.29%	5.11%	7.58%	5.66%

GAAP net income (loss)		($1,077,455)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	($1,108,637)	$127,532
GAAP net income (loss)/ average total assets		(39.66%)	(1.99)%	0.36%	0.57%	1.09%	0.96%	0.89%	0.71%	0.93%	(9.10%)	0.90%
GAAP net income (loss)/ average equity (GAAP ROE)		(4418.75%)	(28.60)%	4.82%	7.26%	14.15%	12.82%	12.82%	11.77%	17.01%	(153.17%)	12.90%
GAAP net income / average core equity (adjusted ROE)		(610.31%)	(25.55)%	4.80%	7.92%	15.45%	13.91%	13.98%	12.77%	19.31%	(125.47%)	14.04%

Core earnings		$35,811	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$24,594	$143,751	$117,561
Average core equity		$706,167	$953,602	$951,378	$925,128	$923,856	$932,030	$898,409	$877,212	$880,329	$883,590	$908,071
Core earnings / average core equity (core ROE)		20.28%	16.79%	16.02%	12.89%	13.11%	13.73%	11.32%	13.63%	11.18%	16.27%	12.95%

Interest income		$201,952	$218,824	$219,658	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139	$855,540	$885,160
Average consolidated earning assets		$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$12,072,657	$13,533,367
Asset yield		7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	7.09%	6.54%

Interest expense		($152,679)	($165,230)	($165,757)	($168,095)	($172,857)	($174,673)	($173,519)	($180,655)	($189,657)	($651,762)	($701,704)
Average consolidated interest-bearing liabilities		$10,716,433	$11,376,762	$11,580,196	$11,623,627	$11,836,717	$12,332,390	$13,055,417	$14,800,315	$17,194,545	$11,322,898	$12,996,244
Cost of funds		5.70%	5.81%	5.73%	5.78%	(5.84)%	5.67%	5.32%	4.88%	4.41%	5.76%	5.40%

Asset yield		7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	7.09%	6.54%
Cost of funds		(5.70%)	(5.81)%	(5.73)%	(5.78)%	(5.84)%	(5.67)%	(5.32)%	(4.88)%	(4.41)%	(5.76%)	(5.40%)
Interest rate spread		1.31%	1.37%	1.41%	1.22%	1.12%	1.29%	1.11%	1.05%	0.86%	1.33%	1.14%

Net interest income		$49,273	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$41,481	$203,778	$183,456
Average consolidated earning assets		$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$12,072,657	$13,533,367
Net interest margin		1.71%	1.76%	1.75%	1.53%	1.43%	1.52%	1.32%	1.19%	0.95%	1.69%	1.36%

(1) On January 1, 2008 we elected the fair value option for the assets and liabilities of Acacia and certain other assets.

(2) At September 30, 2007 we estimate the economic book value was $784 million, or $28.01 per share. This is the GAAP book value of $149 million ($5.32 per share) less the negative equity in Acacia entities of $580 million ($20.72 per share) plus our estimate of fair value of our investments in Acacia of $55 million ($1.97 per share). At December 31, 2007 we estimate the economic book value was $22.29 per share. This is reconciled to GAAP in a table on page 10 of this review.

The Redwood Review - 4th Quarter 2007	Table 7 - BV & Profit.	67

Table 8: Average Balance Sheet ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4	Full Year 2007	Full Year 2006
Average Amortized Cost
Residential CES	$787,484	$698,711	$695,709	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138	$714,024	$597,206
Residential loans	7,329,062	7,873,324	8,232,476	8,704,147	9,212,346	9,947,068	10,789,275	12,542,519	14,821,587	8,030,563	10,611,827
Residential IGS	2,024,057	2,211,298	2,119,280	1,795,130	1,513,794	1,404,281	1,358,453	1,299,933	1,263,277	2,038,545	1,393,736
Commercial CES	473,530	474,813	456,039	426,121	364,405	328,211	253,429	215,769	191,586	457,803	290,964
Commercial loans	25,707	25,787	25,846	28,186	29,571	32,194	42,912	56,777	59,049	26,373	40,267
Commercial IGS	114,763	115,844	118,231	122,099	106,902	128,355	132,154	181,549	188,445	117,709	138,425
CDO CES	42,875	23,053	18,365	18,348	19,539	20,999	13,950	14,709	12,231	25,721	17,245
CDO IGS	236,415	253,131	262,005	230,684	198,749	174,363	171,687	157,570	149,660	245,595	175,358
Other real estate investments	22,639	31,187	44,061	37,169	-	-	-	-	-	33,717	-
Non-real estate Investments	79,125	80,000	38,681	-	-	-	-	-	-	49,752	-
Cash and cash equivalents	385,683	406,094	290,869	244,816	398,674	183,323	246,597	244,002	339,379	332,856	268,340
Earning assets - amortized cost	11,521,330	12,193,242	12,301,562	12,279,814	12,498,889	12,860,488	13,581,710	15,229,790	17,542,352	12,072,657	13,533,368
Balance sheet mark-to-market adjustments	(608,634)	(101,733)	(4,924)	83,560	85,007	79,579	81,993	75,018	118,984	(195,757)	80,424
Earning assets - reported value	10,912,696	12,091,509	12,296,638	12,363,374	12,583,896	12,940,067	13,663,703	15,304,808	17,661,336	11,876,901	13,613,792
Other assets	(46,543)	140,795	391,830	502,605	457,898	540,294	505,052	534,675	687,345	300,550	509,359
Total assets	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$12,177,450	$14,123,151

Redwood debt	$26,871	$399,068	$1,515,988	$2,188,561	$1,090,480	$647,978	$85,616	$137,181	$253,302	$1,024,829	$493,357
Subordinated notes	146,004	145,813	117,934	97,013	21,401	-	-	-	-	126,877	5,336
ABS obligations of securitization entities	10,543,558	10,831,881	9,946,274	9,338,053	10,724,837	11,684,412	12,969,801	14,663,134	16,941,243	10,171,192	12,497,551
Other liabilities	52,187	3,673	161,819	233,664	196,214	136,362	132,936	86,938	154,823	130,745	138,412
Total liabilities	10,768,620	11,380,435	11,742,015	11,857,291	12,032,931	12,468,752	13,188,353	14,887,253	17,349,368	11,453,643	13,134,656

Core equity	706,167	953,602	951,378	925,128	923,856	932,030	898,409	877,212	880,329	883,590	908,071
Balance sheet mark-to-market adjustments	(608,634)	(101,733)	(4,924)	83,560	85,007	79,579	81,993	75,018	118,984	(195,757)	80,424
Total equity	97,534	851,869	946,454	1,008,688	1,008,863	1,011,609	980,402	952,230	999,313	723,807	988,495

Total liabilities and equity	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$12,177,450	$14,123,151

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 8 - Average Balance Sheet	68

Table 9A - Balances & Yields by Portfolio ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential IGS
Current face	$2,014,209	$2,186,258	$2,276,704	$2,094,494	$1,708,607	$1,484,095	$1,406,195	$1,361,245	$1,273,985
Unamortized discount	(569,566)	(40,139)	(32,187)	(19,617)	(16,382)	(17,362)	(18,788)	(19,874)	(11,595)
Discount designated as credit reserve	(46,641)	(42,806)	-	-	-	-	-	-	-
Unrealized (losses) gains	(240,538)	(401,080)	(81,571)	(49,027)	5,025	8,270	2,609	5,304	(2,300)
Reported value	$1,157,464	$1,702,233	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,016	$1,346,675	$1,260,090

Average amortized cost	$2,024,057	$2,211,298	$2,119,280	$1,795,130	$1,513,794	$1,404,281	$1,358,453	$1,299,933	$1,263,277
Interest income	$32,994	$37,360	$36,057	$29,417	$25,626	$24,961	$22,287	$20,180	$18,148
Annualized interest income/avg. amt. cost	6.52%	6.75%	6.80%	6.56%	6.77%	7.11%	6.56%	6.21%	5.75%

Residential CES
Current face	$1,538,855	$1,269,576	$1,291,193	$1,259,446	$1,180,605	$1,183,142	$1,168,602	$1,034,069	$1,013,793
Unamortized discount	(316,552)	(127,079)	(125,948)	(158,664)	(144,842)	(140,585)	(116,702)	(108,371)	(121,824)
Discount designated as credit reserve	(676,848)	(450,839)	(453,076)	(392,768)	(372,247)	(384,397)	(425,578)	(373,781)	(354,610)
Unrealized (losses) gains	(143,510)	(159,213)	32,806	44,263	58,015	57,495	50,854	43,522	55,193
Reported value	$401,945	$532,445	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552

Average amortized cost	$787,474	$698,711	$695,709	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138
Interest income	$39,498	$38,917	$40,882	$37,661	$35,650	$34,585	$28,059	$26,245	$22,556
Annualized interest income/avg. amt. cost	20.06%	22.28%	23.51%	22.38%	21.77%	21.56%	19.58%	20.31%	17.45%

Other Real Estate Investments
Current face	$26,035	$29,383	$33,340	$38,670	-	-	-	-	-
Unamortized discount	(14,514)	(4,083)	828	11,387	-	-	-	-	-
Discount designated as credit reserve	-	-	-	-	-	-	-	-	-
Unrealized (losses) gains	-	-	-	-	-	-	-	-	-
Reported value	$11,521	$25,300	$34,168	$50,057	-	-	-	-	-

Average amortized cost	$22,639	$31,187	$44,061	$37,169	-	-	-	-	-
Interest income	$1,353	$1,275	$669	$2,465	-	-	-	-	-
Annualized interest income/avg. amt. cost	23.90%	16.36%	6.07%	26.53%	-	-	-	-	-

Residential Real Estate Loans
Current face	$7,111,518	$7,553,156	$8,269,306	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242
Unamortized premium	85,237	92,309	98,757	117,477	132,052	143,135	155,101	166,134	178,206
Discount designated as credit reserve	(18,282)	(15,195)	(16,416)	(19,954)	(20,119)	(19,326)	(19,450)	(22,372)	(22,656)
Unrealized (losses) gains	-	-	-	-	-	-	-	-	-
Reported value	$7,178,473	$7,630,270	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792

Average amortized cost	$7,329,062	$7,873,324	$8,232,476	$8,704,147	$9,212,346	$9,947,068	$10,789,275	$12,542,519	$14,821,587
Interest income	$104,166	$116,248	$119,157	$129,144	$137,568	$148,494	$154,160	$165,664	$176,599
Annualized interest income/avg. amt. cost	5.69%	5.91%	5.79%	5.93%	5.97%	5.97%	5.72%	5.28%	4.77%

The Redwood Review - 4th Quarter 2007	Table 9A - Balances & Yields	69

Table 9A - Balances & Yields by Portfolio ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Commercial CES
Current face	$875,934	$880,715	$880,987	$792,240	$793,743	$667,512	$486,622	$407,466	$383,334
Unamortized discount	(95,695)	(95,968)	(95,346)	(71,455)	(71,424)	(48,712)	(28,184)	(20,473)	(28,993)
Discount designated as credit reserve	(318,456)	(310,498)	(310,745)	(294,466)	(295,340)	(258,382)	(192,134)	(167,772)	(141,806)
Unrealized (losses) gains	(124,949)	(78,848)	(23,955)	9,063	21,081	19,449	4,939	4,081	6,321
Reported value	$336,835	$395,401	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856

Average amortized cost	$473,530	$474,813	$456,039	$426,121	$364,405	$328,211	$253,429	$215,769	$191,586
Interest income	$11,206	$11,251	$11,119	$10,140	$8,170	$7,381	$5,581	$4,268	$3,927
Annualized interest income/avg. amt. cost	9.47%	9.47%	9.75%	9.52%	8.97%	9.00%	8.81%	7.91%	8.20%

Commercial IGS
Current face	$112,720	$120,097	$121,131	$121,737	$122,869	$133,361	$134,244	$182,041	$180,213
Unamortized (discount) premium	(2,814)	(3,054)	(3,103)	(3,172)	(3,367)	701	727	5,295	8,100
Discount designated as credit reserve	-	-	-	-	-	-	-	-	-
Unrealized (losses) gains	(20,229)	(12,647)	(6,884)	(2,071)	111	577	(3,937)	(2,936)	(3,281)
Reported value	$89,676	$104,396	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032

Average amortized cost	$114,763	$115,844	$118,231	$122,099	$106,902	$128,355	$132,154	$181,549	$188,445
Interest income	$1,774	$1,796	$1,827	$1,875	$2,344	$2,342	$2,133	$2,880	$3,102
Annualized interest income/avg. amt. cost	6.18%	6.20%	6.18%	6.14%	8.77%	7.30%	6.46%	6.35%	6.58%

Commercial Real Estate Loans
Current face	$38,111	$38,224	$38,311	$38,394	$38,360	$42,384	$46,959	$65,508	$70,091
Unamortized discount	(1,944)	(1,970)	(1,995)	(2,022)	(2,047)	(2,073)	(2,096)	(2,200)	(2,258)
Discount designated as credit reserve	(10,489)	(10,489)	(10,489)	(10,489)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)
Unrealized (losses) gains	-	-	-	-	-	-	-	-	-
Reported value	$25,678	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692

Average amortized cost	$25,707	$25,787	$25,846	$28,186	$29,571	$32,194	$42,912	$56,777	$59,049
Interest (loss) income	$399	$422	$427	(2,289)	$409	$524	$812	$1,238	$1,281
Annualized interest income/avg. amt. cost	6.21%	6.54%	6.48%	-32.54%	5.53%	6.51%	7.57%	8.72%	8.68%

CDO CES
Current face	$73,783	$36,440	$31,381	$23,731	$28,731	$29,231	$22,226	$23,226	$20,226
Unamortized discount	(5,317)	(9,855)	(9,955)	(7,004)	(6,889)	(7,298)	(7,978)	(8,048)	(8,004)
Discount designated as credit reserve	(51,334)	(3,827)	-	-	-	-	-	-	-
Unrealized (losses) gains	(6,591)	(6,000)	(293)	(575)	122	326	470	(436)	(484)
Reported value	$10,541	$16,758	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738

Average amortized cost	$42,955	$23,053	$18,365	$18,348	$19,539	$20,999	$13,950	$14,709	$12,231
Interest income	$694	$887	$660	$498	$570	$609	$236	$439	$125
Annualized interest income/avg. amt. cost	6.46%	15.40%	14.38%	10.84%	11.67%	11.60%	6.77%	11.94%	4.09%

The Redwood Review - 4th Quarter 2007	Table 9A - Balances & Yields	70

Table 9A - Balances & Yields by Portfolio ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
CDO IGS
Current face	$319,226	$258,183	$262,881	$263,237	$222,413	$182,352	$175,586	$162,844	$149,812
Unamortized (discount) premium	(143,575)	1,264	(879)	(945)	(238)	(236)	(241)	(249)	(257)
Discount designated as credit reserve	(49,283)	(14,966)	(6,217)	-	-	-	-	-	-
Unrealized (losses) gains	(12,750)	(69,326)	(21,152)	(7,985)	2,174	2,826	1,718	944	1,092
Reported value	$113,619	$175,155	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647

Average amortized cost	$236,415	$253,131	$262,005	$230,684	$198,749	$174,363	$171,687	$157,570	$149,660
Interest income	$4,445	$4,565	$4,641	$3,862	$3,335	$2,881	$2,099	$2,491	$2,571
Annualized interest income/avg. amt. cost	7.52%	7.22%	7.08%	6.70%	6.71%	6.61%	4.89%	6.32%	6.87%

Non-Real Estate Investments
Current face	$79,125	$80,000	$80,000	-	-	-	-	-	-
Unamortized premium (discount)	-	-	-	-	-	-	-	-	-
Discount designated as credit reserve	-	-	-	-	-	-	-	-	-
Unrealized (losses) gains	-	-	-	-	-	-	-	-	-
Reported value	$79,125	$80,000	$80,000	-	-	-	-	-	-

Average amortized cost	$79,125	$80,000	$38,681	$0	$0	$0	$0	$0	$0
Interest income	$984	$1,142	$464	$0	$0	$0	$0	$0	$0
Annualized interest income/avg. amt. cost	4.97%	5.71%	4.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Cash & Equivalents
Current face	$290,363	$309,544	$82,626	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885
Unamortized premium (discount)	-	-	-	-	-	-	-	-	-
Discount designated as credit reserve	-	-	-	-	-	-	-	-	-
Unrealized (losses) gains	-	-	-	-	-	-	-	-	-
Reported value	$290,363	$309,544	$82,626	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885

Average balance	$385,683	$406,094	$290,869	$244,816	$398,674	$183,323	$246,597	$244,002	$339,379
Interest income	$4,440	$4,960	$3,756	$2,332	$3,719	$1,872	$2,871	$2,477	$2,830
Annualized interest income/avg. amt. cost	4.60%	4.89%	5.17%	3.81%	3.73%	4.08%	4.66%	4.06%	3.34%

Total Earning Assets (GAAP)
Current face	$12,479,880	$12,761,576	$13,367,860	$13,306,569	$13,475,346	$13,553,988	$13,865,566	$15,168,319	$16,986,581
Unamortized (discount) premium	(1,072,153)	(188,575)	(169,828)	(134,015)	(113,137)	(72,430)	(18,161)	12,214	13,375
Discount designated as credit reserve	(1,171,333)	(848,620)	(796,943)	(717,677)	(695,847)	(670,246)	(645,303)	(572,066)	(527,213)
Unrealized (losses) gains	(541,153)	(727,114)	(101,049)	(6,332)	86,528	88,943	56,653	50,479	56,541
Reported value	$9,695,241	$10,997,267	$12,300,040	$12,448,545	$12,752,890	$12,900,255	$13,258,755	$14,658,946	$16,529,284

Average amortized cost	$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,487	$13,581,710	$15,229,790	$17,542,352
Interest income	$201,953	$218,823	$219,659	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139
Annualized interest income/avg. amt. cost	7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%

The Redwood Review - 4th Quarter 2007	Table 9A - Balances & Yields	71

Table 9 B - Balances & Yields by Securities Portfolio at Redwood ($ in thousands)

2007
Q4
Residential Prime
Current face	$530,490
Unamortized discount	(75,674)
Discount designated as credit reserve	(287,716)
Unrealized losses	(36,945)
Reported value	$130,155

Average amortized cost	$161,554
Interest income	$19,591
Annualized interest income / average amortized cost	48.51%

Residential Alt-A
Current face	$263,109
Unamortized discount	(25,539)
Discount designated as credit reserve	(194,544)
Unrealized losses	(3,117)
Reported value	$39,909

Average amortized cost	$66,143
Interest income	$5,309
Annualized interest income / average amortized cost	32.11%

Residential Subprime
Current face	$53,955
Unamortized discount	(6,889)
Discount designated as credit reserve	(39,885)
Unrealized gains	315
Reported value	$7,496

Average amortized cost	$6,789
Interest income	$946
Annualized interest income / average amortized cost	54.52%

Commercial
Current face	$523,156
Unamortized discount	(17,867)
Discount designated as credit reserve	(318,456)
Unrealized losses	(38,325)
Reported value	$148,508

Average amortized cost	$184,491
Interest income	$4,955
Annualized interest income / average amortized cost	10.74%

CDO
Current face	$136,226
Unamortized discount	(69,547)
Discount designated as credit reserve	(21,855)
Unrealized losses	(11,927)
Reported value	$32,897

Average amortized cost	$30,501
Interest income	$936
Annualized interest income / average amortized cost	12.28%

The Redwood Review - 4th Quarter 2007	Table 9B - Balances & Yields RWT	72

Table 10 A: Portfolio Activity (in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential IGS
Beginning balance	$1,702,233	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089	$1,279,243
Acquisitions	47,554	153,191	267,695	535,346	352,292	120,316	179,115	80,970	116,987
(Downgrades) upgrades	(88,267)	(16,857)	-	-	-	-	-	30,667	-
Transfer to other portfolios	-	-	-	(13,816)	-	-	-	-	-
Sales	(22,470)	(177,947)	(52,217)	(108,372)	(97,124)	(12,669)	(104,442)	(3,984)	(95,328)
Principal payments	(32,327)	(46,874)	(45,857)	(32,248)	(31,398)	(29,997)	(31,136)	(25,445)	(29,834)
Discount amortization	1,757	1,901	2,449	1,321	1,023	1,943	1,446	853	790
Changes in fair value, net	(451,016)	(374,127)	(34,974)	(53,631)	(2,545)	5,394	(1,642)	3,524	(11,769)
Ending Balance	$1,157,464	$1,702,233	$2,162,946	$2,025,850	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089

Residential CES
Beginning balance	$532,445	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$643,707
Acquisitions	63,666	1,261	39,381	73,725	20,870	87,305	89,217	52,822	54,664
Downgrades (upgrades)	88,267	16,857	-	-	-	-	-	(30,667)	-
Transfer to other portfolios	-	-	-	(4,480)	-	-	-	-	-
Sales	-	-	(3,292)	(5,214)	(962)	(47,585)	(4,035)	(9,650)	(81,292)
Principal payments	(30,766)	(42,380)	(43,556)	(35,672)	(32,639)	(28,835)	(23,302)	(14,110)	(21,523)
Discount amortization	17,151	18,435	21,065	18,892	17,412	15,917	11,684	12,391	10,098
Changes in fair value, net	(268,818)	(206,703)	(20,900)	(16,505)	1,195	11,677	8,173	(7,899)	(13,102)
Ending balance	$401,945	$532,445	$744,975	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552

Other Real Estate Investments
Beginning balance	$25,300	$34,168	$50,057	$0	$0	$0	$0	$0	$0
Acquisitions	-	-	-	40,790	-	-	-	-	-
Transfer from other portfolios	-	-	-	18,296	-	-	-	-	-
Sales	-	-	(2,237)	-	-	-	-	-	-
Principal payments	(3,349)	(3,957)	(5,301)	(3,079)	-	-	-	-	-
Premium amortization	(1,217)	(2,102)	(2,104)	(532)	-	-	-	-	-
Changes in fair value, net	(9,213)	(2,809)	(6,247)	(5,418)	-	-	-	-	-
Ending balance	$11,521	$25,300	$34,168	$50,057	$0	$0	$0	$0	$0

Residential Real Estate Loans
Beginning balance	$7,630,270	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317
Acquisitions	0	81,527	674,932	415,283	725,695	966,673	272,627	52,691	271,875
Sales	-	(13,263)	(2,191)	-	-	-	-	-	(240,987)
Principal payments	(441,634)	(783,077)	(994,230)	(1,047,170)	(1,230,462)	(1,567,041)	(1,799,408)	(1,925,476)	(2,698,500)
Premium amortization	(6,682)	(8,375)	(10,889)	(11,726)	(13,298)	(11,254)	(12,073)	(12,075)	(13,334)
Credit provision	(4,973)	(1,507)	(2,500)	(1,481)	(1,505)	(465)	2,507	(141)	(877)
Net charge-offs	1,886	2,728	6,038	1,646	711	589	423	425	250
Changes in fair value, net *	(394)	590	-	-	-	-	-	-	48
Ending balance	$7,178,473	$7,630,270	$8,351,647	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792
* Includes transfers to real estate owned

The Redwood Review - 4th Quarter 2007	Table 10 A - Portfolio Activity	73

Table 10 A: Portfolio Activity (in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Commercial CES
Beginning balance	$395,401	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228
Acquisitions	-	-	49,177	2,743	76,496	99,065	51,978	11,130	30,293
(Upgrades) downgrades	-	-	-	(3,501)	-	-	-	(3,966)	-
Sales	(2,946)	-	-	-	(9,914)	(4,216)	(2,820)	-	-
Principal payments	-	-	-	-	(13)	(9)	(9)	(10)	(9)
Discount (premium) amortization	16	65	200	(9)	(289)	(451)	(257)	(564)	(276)
Changes in fair value, net	(55,636)	(55,605)	(33,818)	(11,911)	1,913	14,235	(951)	(2,144)	1,620
Ending Balance	$336,835	$395,401	$450,941	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856

Commercial IGS
Beginning balance	$104,396	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783
Acquisitions	-	1,990	-	2,964	8,999	(3)	-	2,177	29,684
Upgrades (downgrades)	-	-	-	3,501	-	-	-	3,966	-
Sales	(1,597)	-	-	(6,464)	(24,007)	-	(51,501)	-	(56,292)
Principal payments	(5,121)	(3,034)	(607)	(938)	(737)	(883)	(998)	(5,006)	(8,560)
Discount (premium) amortization	74	60	69	67	51	(14)	(90)	(159)	(145)
Changes in fair value, net	(8,077)	(5,764)	(4,812)	(2,249)	668	4,505	(777)	(1,610)	(2,438)
Ending Balance	$89,676	$104,396	$111,144	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032

Commercial Real Estate Loans
Beginning balance	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102
Acquisitions	-	-	-	-	-	-	-	-	4,248
Sales	-	-	-	-	-	-	(8,408)	-	-
Principal payments	(113)	(88)	(82)	38	(4,024)	(4,574)	(10,049)	(4,583)	(506)
Discount (premium) amortization	26	26	26	21	26	22	27	93	(152)
Credit provision	-	-	-	(2,348)	-	-	-	(35)	-
Changes in fair value, net	-	-	-	-	-	-	(14)	-	-
Ending Balance	$25,678	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692

The Redwood Review - 4th Quarter 2007	Table 10 A - Portfolio Activity	74

Table 10 A: Portfolio Activity (in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
CDO CES
Beginning balance	$16,758	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463
Acquisitions	-	-	4,804	(149)	-	7,714	(87)	3,000	(97)
Downgrades (upgrades)	17,837	5,822	-	(5,000)	-	-	-	-	-
Sales	-	-	-	-	-	(722)	-	-	-
Principal payments	(955)	(756)	(105)	-	(769)	(29)	(1,017)	(44)	-
Premium amortization	(131)	(2)	-	-	-	-	-	-	-
Changes in fair value, net	(22,968)	(9,439)	282	(663)	474	578	1,080	48	(628)
Ending Balance	$10,541	$16,758	$21,133	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738

CDO IGS
Beginning balance	$175,155	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344
Acquisitions	42,113	6,000	-	35,496	45,388	7,000	13,000	13,500	5,900
(Downgrades) upgrades	(17,837)	(5,822)	-	5,000	-	-	-	-	-
Sales	-	-	-	-	(5,350)	-	-	-	-
Principal payments	(5,742)	(2,698)	(356)	(376)	(338)	(235)	(257)	(468)	(335)
(Premium) discount amortization	(2)	60	66	(3)	9	5	7	8	7
Changes in fair value, net	(80,068)	(57,018)	(19,384)	(10,159)	(302)	1,109	774	(148)	(1,269)
Ending Balance	$113,619	$175,155	$234,633	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647

The Redwood Review - 4th Quarter 2007	Table 10 A - Portfolio Activity	75

Table 10 B: Securities Portfolio Activity at Redwood (in thousands)

2007
Q4
Residential Prime
Beginning balance	$136,059
Acquisitions	63,663
Transfer to other portfolios	(624)
Sales	-
Principal payments	(14,702)
Discount amortization	12,366
Changes in fair value, net	(66,607)
Ending Balance	$130,155

Residential Alt-A
Beginning balance	$105,970
Acquisitions	-
Transfer to other portfolios	(13,951)
Sales	(18,255)
Principal payments	(5,538)
Discount amortization	149
Changes in fair value, net	(28,466)
Ending balance	$39,909

Residential Subprime
Beginning balance	$19,452
Acquisitions	6,303
Transfer to other portfolios	-
Sales	-
Principal payments	(2,479)
Discount amortization	202
Changes in fair value, net	(15,982)
Ending balance	$7,496

Commercial
Beginning balance	$158,750
Acquisitions	-
Transfer from other portfolios	20,835
Sales	(4,542)
Principal payments	-
Premium amortization	(1,579)
Changes in fair value, net	(24,956)
Ending Balance	$148,508

CDO
Beginning balance	$9,359
Acquisitions	42,113
Transfer to other portfolios	(1,526)
Sales	-
Principal payments	(317)
Discount amortization	-
Changes in fair value, net	(16,732)
Ending Balance	$32,897

The Redwood Review - 4th Quarter 2007	Table 10 B - Port Activ RWT	76

Table 11A: Managed Residential Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans (2)	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Redwood Credit Losses As % of Loans (Annualized)
Total Managed	Q4: 2005	$190,570,193	$377,266	$139,129	$516,395	0.27%	$349,068	0.18%	$1,175	$0	$1,175	<0.01%
Residential	2005	190,570,193	377,266	139,129	516,395	0.27%	349,068	0.18%	5,104	416	4,688	<0.01%
Portfolio	Q1: 2006	198,252,684	396,153	126,376	522,529	0.26%	467,352	0.24%	3,002	-	3,002	0.01%
	Q2: 2006	227,928,505	445,028	126,264	571,292	0.25%	441,430	0.19%	1,464	-	1,464	<0.01%
	Q3: 2006	235,127,925	403,723	215,285	619,008	0.26%	658,262	0.28%	2,748	155	2,593	<0.01%
	Q4: 2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	5,058	196	4,862	0.01%
	2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	12,272	351	11,921	0.01%
	Q1: 2007	245,080,031	412,717	355,855	768,572	0.31%	1,075,683	0.44%	5,776	325	5,451	0.01%
	Q2: 2007	227,973,546	469,492	356,374	825,866	0.36%	1,431,963	0.63%	12,157	471	11,686	0.02%
	Q3: 2007	219,465,992	466,034	335,699	801,733	0.37%	2,234,644	1.02%	17,553	8,682	8,871	0.03%
	Q4: 2007	256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	44,529	32,533	11,996	0.07%
	2007	$256,923,033	$695,130	$342,009	$1,037,139	0.40%	$7,536,293	2.93%	$80,015	$42,011	$38,004	0.03%

Residential Real	Q4: 2005	$13,719,242	$22,656	$0	$22,656	0.17%	$37,335	0.27%	$251	$0	$251	<0.01%
Estate Loans	2005	13,719,242	22,656	-	22,656	0.17%	37,335	0.27%	461	-	461	<0.01%
	Q1: 2006	11,846,454	22,372	-	22,372	0.19%	48,677	0.41%	425	-	425	<0.01%
	Q2: 2006	10,318,641	19,450	-	19,450	0.19%	47,162	0.46%	423	-	423	<0.01%
	Q3: 2006	9,718,985	19,326	-	19,326	0.20%	61,447	0.63%	589	-	589	0.02%
	Q4: 2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	711	-	711	0.02%
	2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	2,148	-	2,148	0.02%
	Q1: 2007	8,582,964	19,954	-	19,954	0.23%	68,632	0.92%	1,646	-	1,646	0.08%
	Q2: 2007	8,256,759	16,416	-	16,416	0.20%	55,674	0.67%	6,038	-	6,038	0.29%
	Q3: 2007	7,546,529	15,195	-	15,195	0.20%	56,068	0.74%	2,728	-	2,728	0.14%
	Q4: 2007	7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	1,886	-	1,886	0.11%
	2007	$7,106,018	$18,282	$0	$18,282	0.26%	$67,984	0.96%	$12,298	$0	$12,298	0.17%

Residential CES	Q4: 2005	$176,850,951	$354,610	$139,129	$493,739	0.28%	$311,733	0.18%	$924	$0	$924	<0.01%
	2005	176,850,951	354,610	139,129	493,739	0.28%	311,733	0.18%	4,643	416	4,227	<0.01%
	Q1: 2006	186,406,230	373,781	126,376	500,157	0.27%	418,675	0.22%	2,577	-	2,577	<0.01%
	Q2: 2006	217,609,864	425,578	126,264	551,842	0.25%	394,268	0.18%	1,041	-	1,041	<0.01%
	Q3: 2006	225,408,940	384,397	215,285	599,682	0.27%	596,815	0.26%	2,159	155	2,004	<0.01%
	Q4: 2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007	236,497,067	392,763	355,855	748,618	0.32%	1,007,051	0.43%	4,130	325	3,805	<0.01%
	Q2: 2007	219,716,787	453,076	356,374	809,450	0.37%	1,376,289	0.63%	6,119	471	5,648	0.01%
	Q3: 2007	211,919,463	450,839	335,699	786,538	0.37%	2,178,576	1.03%	14,825	8,682	6,143	0.01%
	Q4: 2007	249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	42,643	32,533	10,110	0.02%
	2007	$249,817,015	$676,848	$342,009	$1,018,857	0.41%	$7,468,309	2.99%	$67,717	$42,011	$25,706	0.01%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES.
(2) The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 0.53% for residential CES compared to the 0.41% shown in the table above.

The Redwood Review - 4th Quarter 2007	Table 11A - Residential Credit	77

Table 11B: Managed Residential Loans Underlying Unrated CES at Redwood ($ in thousands)

		Managed Loans (1)	Internally-Designated Credit Reserve	Total Credit Reserve as % of Loans (2)	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Redwood's Share of Losses	Total Credit Losses As % of Loans (Annualized)

Total managed	Q4: 2005	$116,114,620	$354,603	0.31%	$280,777	0.24%	$924	0.00%
residential loans	2005	116,114,620	354,603	0.31%	280,777	0.24%	3,004	0.00%
underlying unrated	Q1: 2006	138,193,399	411,286	0.30%	383,443	0.28%	2,577	0.01%
CES at Redwood	Q2: 2006	149,482,021	424,873	0.28%	355,455	0.24%	1,041	0.00%
	Q3: 2006	131,638,023	383,329	0.29%	402,464	0.31%	2,004	0.01%
	Q4: 2006	125,484,895	372,247	0.30%	475,624	0.38%	4,151	0.01%
	2006	125,484,895	372,247	0.30%	475,624	0.38%	9,773	0.01%
	Q1: 2007	106,041,296	392,763	0.37%	603,602	0.57%	3,805	0.01%
	Q2: 2007	107,327,274	443,736	0.41%	760,418	0.71%	5,649	0.02%
	Q3: 2007	102,309,905	436,484	0.43%	1,140,185	1.11%	6,143	0.02%
	Q4: 2007	105,346,188	482,260	0.46%	1,925,858	1.83%	9,795	0.04%
	2007	$105,346,188	$482,260	0.46%	$1,925,858	1.83%	$25,392	0.02%

Residential loans	Q4: 2005	$100,335,631	$296,362	0.30%	$222,162	0.22%	$871	0.00%
underlying prime unrated	2005	100,335,631	296,362	0.30%	222,162	0.22%	2,455	0.00%
CES at Redwood	Q1: 2006	122,532,955	343,209	0.28%	296,802	0.24%	2,403	0.01%
	Q2: 2006	129,521,184	309,703	0.24%	248,502	0.19%	816	<0.01%
	Q3: 2006	112,437,056	276,189	0.25%	269,496	0.24%	1,826	0.01%
	Q4: 2006	107,357,542	256,932	0.24%	288,159	0.27%	2,840	0.01%
	2006	107,357,542	256,932	0.24%	288,159	0.27%	7,886	0.01%
	Q1: 2007	87,463,719	263,991	0.30%	325,581	0.37%	2,474	0.01%
	Q2: 2007	87,747,140	292,935	0.33%	384,267	0.44%	3,241	0.01%
	Q3: 2007	82,672,812	260,191	0.31%	555,257	0.67%	2,816	0.01%
	Q4: 2007	86,979,610	287,716	0.33%	898,336	1.03%	4,418	0.02%
	2007	$86,979,610	$287,716	0.33%	$898,336	1.03%	$12,949	0.01%

Residential loans	Q4: 2005	$15,778,989	$58,241	0.37%	$58,614	0.37%	$53	0.00%
underlying alt - a unrated	2005	15,778,989	58,241	0.37%	58,614	0.37%	549	0.00%
CES at Redwood	Q1: 2006	15,660,444	68,077	0.43%	86,641	0.55%	174	0.00%
	Q2: 2006	19,960,837	115,170	0.58%	106,953	0.54%	225	0.00%
	Q3: 2006	19,200,967	107,140	0.56%	132,968	0.69%	178	0.00%
	Q4: 2006	18,127,353	115,315	0.64%	187,465	1.03%	1,311	0.03%
	2006	18,127,353	115,315	0.64%	187,465	1.03%	1,887	0.01%
	Q1: 2007	18,577,577	128,772	0.69%	278,021	1.50%	1,331	0.03%
	Q2: 2007	19,580,134	150,801	0.77%	376,151	1.92%	2,408	0.05%
	Q3: 2007	19,637,093	176,293	0.90%	584,928	2.98%	3,327	0.07%
	Q4: 2007	18,366,578	194,544	1.06%	1,027,522	5.59%	5,377	0.12%
	2007	$18,366,578	$194,544	1.06%	$1,027,522	5.59%	$12,443	0.07%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loan portfolio. The managed loans amount for residential CES prime and alt-a portfolios represents the loan balances for the securities where Redwood is first in line to absorb losses. The internally-designated credit reserve is established to protect Redwood against losses suffered from these underlying loan balances. Also, there are no changes to these values when excluding Acacia owned positions.
(2) The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would be 0.45% for prime CES compared to 0.33% for prime CES shown in the table above. For alt-a CES, the total credit protection would be 1.38% compared to the 1.06% shown in the table above.

The Redwood Review - 4th Quarter 2007	Table 11B - Resi Credit	78

Table 12 A: Residential Prime CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential Prime CES
Principal value	$950,737	$847,854	$915,731	$899,856	$871,984	$900,358	$925,212	$849,556	$858,999
Unamortized discount	(155,762)	(94,077)	(98,787)	(115,563)	(117,016)	(113,398)	(105,707)	(52,906)	(105,078)
Discount designated as credit reserve	(339,533)	(260,191)	(292,934)	(263,991)	(256,932)	(276,189)	(309,703)	(343,209)	(296,362)
Unrealized (loss) gain	(134,154)	(84,954)	45,779	50,847	57,333	57,459	51,733	43,276	55,293
Market value (reported value)	$321,288	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852
Market value / principal value	33.8%	48.2%	62.2%	63.5%	63.7%	63.1%	60.7%	58.5%	59.7%

Current Rating
BB	$207,965	$230,147	$317,589	$315,865	$307,713	$314,279	$286,321	$255,488	$271,389
B	75,954	80,016	131,015	131,224	118,836	119,458	133,410	108,574	107,091
Unrated	37,369	98,469	121,185	124,060	128,820	134,493	141,804	132,655	134,372
Total market value	$321,288	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852

Security Type
Option ARM	$84,887	$131,337	$238,728	$235,959	$226,014	$227,349	$202,377	$188,202	$197,411
ARM	33,536	36,392	44,470	48,424	48,610	53,596	72,806	65,937	76,658
Hybrid	149,498	173,465	220,043	226,520	221,094	227,093	223,716	183,392	174,886
Fixed	53,367	67,438	66,548	60,246	59,651	60,193	62,636	59,185	63,896
Total market value	$321,288	$408,632	$569,789	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852

Coupon income	$13,905	$14,188	$13,973	$14,443	$13,776	$16,745	$14,629	$11,619	$10,535
Discount amortization	15,668	15,247	16,926	15,644	14,084	13,987	10,205	10,957	9,523
Total interest income	$29,573	$29,435	$30,899	$30,087	$27,860	$30,732	$24,834	$22,576	$20,058

Average amortized cost	$526,865	$508,086	$510,835	$511,659	$491,576	$497,983	$466,605	$424,723	$439,171

Interest income %	10.55%	11.17%	10.94%	11.29%	11.21%	13.45%	12.54%	10.94%	9.60%
Discount amortization %	11.90%	12.00%	13.25%	12.23%	11.46%	11.23%	8.75%	10.32%	8.67%
Annualized interest income / avg. amt. cost	22.45%	23.17%	24.19%	23.52%	22.67%	24.69%	21.29%	21.26%	18.27%

Underlying Loan Characteristics
Number of loans	533,702	538,681	554,494	600,406	551,613	569,884	559,587	508,003	464,904
Total loan face	$195,585,878	$186,171,910	$195,757,045	$213,261,566	$186,501,498	$197,336,150	$197,813,355	$170,935,424	$161,295,244
Average loan size	$366	$346	$353	$355	$338	$346	$353	$336	$347

Southern CA	24%	24%	24%	24%	25%	25%	25%	26%	24%
Northern CA	22%	21%	21%	21%	22%	22%	22%	24%	21%
Florida	6%	6%	6%	6%	6%	6%	6%	5%	5%
New York	5%	6%	5%	5%	5%	5%	5%	5%	5%
Georgia	2%	2%	2%	2%	2%	2%	2%	2%	2%
New Jersey	3%	3%	3%	3%	3%	4%	4%	3%	4%
Texas	3%	3%	3%	3%	3%	3%	3%	3%	3%
Arizona	2%	2%	2%	2%	2%	2%	2%	2%	2%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	3%
Colorado	2%	2%	2%	2%	2%	2%	2%	2%	2%
Virginia	4%	4%	4%	4%	4%	4%	4%	4%	4%
Other states	24%	24%	25%	25%	23%	22%	22%	21%	25%

The Redwood Review - 4th Quarter 2007	Table 12 A - Resi CES Prime	79

Table 12 A: Residential Prime CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Year 2007 origination	5%	3%	4%	2%	0%	0%	0%	0%	0%
Year 2006 origination	19%	15%	20%	20%	11%	14%	11%	1%	0%
Year 2005 origination	28%	31%	27%	28%	28%	27%	29%	32%	23%
Year 2004 origination and earlier	48%	51%	48%	50%	61%	59%	60%	67%	77%

Wtd Avg Original LTV	69%	68%	68%	68%	68%	68%	68%	68%	67%
Original LTV: 0 - 50	13%	13%	13%	13%	14%	13%	13%	14%	14%
Original LTV: 50.01 - 60	12%	12%	12%	12%	12%	12%	12%	12%	13%
Original LTV: 60.01 - 70	22%	22%	22%	22%	22%	22%	22%	22%	23%
Original LTV: 70.01 - 80	50%	50%	50%	50%	49%	50%	50%	49%	47%
Original LTV: 80.01 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90.01 - 100	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	738	737	737	737	735	734	734	734	729
FICO: <= 600	0%	1%	1%	1%	1%	1%	1%	1%	0%
FICO: 601 - 620	0%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	1%	2%	2%	2%	2%	2%	2%	2%	2%
FICO: 641 - 660	3%	3%	3%	3%	3%	3%	3%	3%	4%
FICO: 661 - 680	6%	6%	6%	6%	6%	7%	6%	6%	7%
FICO: 681 - 700	10%	9%	10%	10%	10%	10%	10%	11%	11%
FICO: 701 - 720	13%	13%	13%	12%	12%	13%	13%	12%	12%
FICO: 721 - 740	14%	13%	14%	14%	13%	13%	13%	13%	14%
FICO: 741 - 760	16%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	18%	18%	18%	18%	18%	17%	17%	17%	17%
FICO: 781 - 800	14%	14%	14%	14%	14%	13%	13%	13%	13%
FICO: >= 801	5%	5%	5%	4%	4%	4%	4%	4%	3%
Unknown	0%	2%	1%	0%	1%	1%	2%	2%	1%

Conforming at Origination %	29%	31%	31%	31%	34%	34%	33%	35%	25%
> $1 MM %	9%	9%	9%	9%	8%	9%	9%	7%	7%

2nd Home %	7%	6%	7%	7%	6%	6%	6%	6%	6%
Investment Home %	2%	2%	2%	2%	2%	2%	2%	2%	2%

Purchase	43%	42%	42%	42%	39%	39%	39%	38%	36%
Cash Out Refi	26%	27%	27%	27%	27%	29%	30%	28%	27%
Rate-Term Refi	30%	30%	30%	30%	33%	31%	31%	33%	36%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	1%	1%	1%	1%	1%	1%	0%	1%	1%

Full Doc	49%	48%	45%	45%	46%	44%	44%	47%	47%
No Doc	6%	8%	6%	6%	7%	6%	5%	5%	4%
Other Doc (Lim, Red, Stated, etc)	45%	44%	49%	49%	47%	50%	51%	48%	49%

2-4 Family	2%	2%	2%	2%	2%	2%	2%	2%	2%
Condo	10%	9%	9%	9%	8%	8%	8%	8%	4%
Single Family	88%	88%	88%	88%	89%	89%	89%	89%	55%
Other	0%	1%	1%	1%	1%	1%	1%	1%	39%

The Redwood Review - 4th Quarter 2007	Table 12 A - Resi CES Prime	80

Table 12 B: Residential Alt-A CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential CES Alt A
Principal value	$450,906	$382,698	$365,837	$348,371	$298,780	$272,957	$243,391	$184,513	$154,794
Unamortized discount	(157,943)	(27,377)	(30,054)	(41,680)	(26,440)	(26,849)	(11,700)	(17,960)	(16,752)
Discount designated as credit reserve	(212,926)	(176,293)	(150,801)	(128,772)	(115,315)	(107,140)	(115,170)	(68,077)	(58,241)
Unrealized (loss) gain	(9,410)	(68,198)	(12,626)	(5,932)	(166)	52	(879)	246	(99)
Market value (reported value)	$70,627	$110,830	$172,356	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702
Market value / principal value	15.7%	29.0%	47.1%	49.4%	52.5%	50.9%	47.5%	53.5%	51.5%

Current Rating
BB	$46,271	$68,713	$103,717	$100,895	$94,239	$85,874	$62,063	$63,244	$51,175
B	12,822	15,457	33,911	30,989	22,861	19,722	22,122	13,377	7,969
Unrated	11,534	26,660	34,728	40,103	39,759	33,424	31,457	22,101	20,558
Total market value	$70,627	$110,830	$172,356	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702

Security Type
Option ARM	$66,550	$105,286	$162,924	$158,116	$133,411	$117,908	$92,209	$76,868	$60,635
ARM	533	592	720	837	990	4,483	7,318	6,457	2,671
Hybrid	2,701	3,897	6,664	10,701	21,835	16,012	15,589	14,867	15,741
Fixed	843	1,055	2,048	2,333	623	616	526	529	654
Total market value	$70,627	$110,830	$172,356	$171,987	$156,859	$139,019	$115,642	$98,721	$79,701

Coupon income	$6,449	$5,927	$5,632	$4,143	$4,312	$1,872	$1,746	$2,235	$1,926
Discount amortization	2,291	3,417	4,013	3,197	3,307	1,915	1,479	1,434	575
Total interest income	$8,740	$9,344	$9,645	$7,340	$7,619	$3,787	$3,225	$3,669	$2,501

Average amortized cost	$208,770	$180,131	$176,130	$151,740	$154,988	$135,489	$106,648	$92,239	$70,315

Interest income %	12.36%	13.16%	12.79%	10.92%	11.13%	5.53%	6.55%	9.69%	10.96%
Discount amortization %	4.39%	7.59%	9.11%	8.43%	8.53%	5.65%	5.55%	6.22%	3.27%
Annualized interest income / avg. amt. cost	16.75%	20.75%	21.90%	19.35%	19.66%	11.18%	12.10%	15.91%	14.23%

Underlying Loan Characteristics
Number of loans	80,885	58,299	59,767	58,960	54,599	67,132	60,471	50,168	49,596
Total loan face	$31,524,184	$20,719,401	$20,523,349	$19,620,740	$18,026,078	$22,126,922	$19,796,509	$15,470,805	$15,555,706
Average loan size	$390	$355	$343	$333	$330	$330	$327	$308	$314

Southern CA	33%	33%	31%	31%	32%	31%	34%	35%	35%
Northern CA	22%	19%	21%	21%	22%	22%	23%	24%	22%
Florida	11%	10%	10%	10%	10%	9%	9%	8%	8%
New York	2%	2%	2%	2%	2%	2%	1%	1%	1%
Georgia	1%	1%	1%	1%	1%	1%	1%	1%	1%
New Jersey	2%	3%	3%	3%	3%	3%	2%	2%	2%
Texas	1%	1%	1%	1%	1%	1%	1%	1%	1%
Arizona	4%	4%	4%	4%	4%	4%	3%	3%	2%
Illinois	1%	2%	1%	1%	1%	1%	1%	1%	2%
Colorado	2%	3%	3%	3%	3%	3%	3%	3%	3%
Virginia	3%	3%	3%	3%	3%	3%	3%	2%	2%
Other states	18%	19%	20%	20%	18%	20%	19%	19%	21%

The Redwood Review - 4th Quarter 2007	Table 12 B - Resi CES Alt A	81

Table 12 B: Residential Alt-A CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4

Year 2007 origination	20%	21%	14%	4%	0%	0%	0%	0%	0%
Year 2006 origination	45%	21%	23%	25%	21%	19%	9%	1%	0%
Year 2005 origination	19%	30%	33%	39%	38%	41%	45%	39%	35%
Year 2004 origination and earlier	16%	28%	30%	32%	41%	40%	46%	60%	65%

Wtd Avg Original LTV	78%	75%	75%	75%	75%	75%	75%	74%	75%
Original LTV: 0 - 50	3%	4%	4%	4%	4%	4%	4%	5%	4%
Original LTV: 50.01 - 60	5%	6%	6%	6%	6%	6%	6%	7%	6%
Original LTV: 60.01 - 70	16%	16%	15%	15%	16%	16%	16%	16%	15%
Original LTV: 70.01 - 80	66%	62%	61%	61%	61%	58%	59%	59%	62%
Original LTV: 80.01 - 90	7%	9%	10%	10%	9%	11%	10%	9%	8%
Original LTV: 90.01 - 100	3%	3%	4%	4%	4%	5%	5%	4%	5%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	703	705	707	708	708	708	708	710	706
FICO: <= 600	0%	1%	1%	2%	1%	3%	2%	2%	0%
FICO: 601 - 620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	6%	5%	5%	5%	5%	5%	5%	5%	5%
FICO: 641 - 660	9%	9%	9%	9%	8%	8%	8%	8%	8%
FICO: 661 - 680	17%	14%	14%	14%	14%	13%	13%	12%	13%
FICO: 681 - 700	17%	16%	15%	15%	15%	15%	15%	13%	15%
FICO: 701 - 720	14%	14%	14%	13%	13%	13%	13%	12%	14%
FICO: 721 - 740	11%	11%	11%	11%	11%	11%	11%	11%	12%
FICO: 741 - 760	9%	9%	9%	9%	10%	10%	10%	9%	11%
FICO: 761 - 780	7%	8%	8%	8%	8%	8%	8%	8%	9%
FICO: 781 - 800	4%	4%	4%	5%	5%	5%	5%	5%	5%
FICO: >= 801	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	4%	7%	7%	7%	8%	7%	8%	13%	6%

Conforming at Origination %	45%	44%	47%	49%	52%	53%	53%	56%	46%
> $1 MM %	13%	15%	12%	10%	9%	8%	7%	7%	6%

2nd Home %	6%	6%	6%	6%	6%	5%	5%	5%	5%
Investment Home %	11%	11%	11%	11%	12%	11%	11%	11%	11%

Purchase	32%	35%	35%	37%	41%	42%	40%	41%	45%
Cash Out Refi	45%	43%	43%	41%	39%	38%	40%	38%	37%
Rate-Term Refi	23%	22%	22%	22%	19%	21%	20%	21%	18%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	0%	0%	0%	0%	0%

Full Doc	14%	16%	17%	18%	23%	24%	22%	22%	19%
No Doc	2%	1%	1%	1%	1%	1%	1%	1%	0%
Other Doc (Lim, Red, Stated, etc)	80%	76%	74%	71%	67%	64%	67%	62%	81%
Unknown/Not Categorized	4%	7%	8%	10%	9%	11%	10%	15%	0%

2-4 Family	5%	4%	4%	4%	4%	4%	4%	4%	4%
Condo	10%	11%	11%	11%	11%	11%	11%	11%	1%
Single Family	85%	85%	85%	85%	85%	85%	85%	85%	6%
Other	0%	0%	0%	0%	0%	0%	0%	0%	89%

The Redwood Review - 4th Quarter 2007	Table 12 B - Resi CES Alt A	82

Table 12 C: Residential Subprime CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Residential CES Subprime
Principal value	$137,212	$39,025	$9,625	11,219	9,841	$9,841	-	-	-
Unamortized premium (discount)	(2,847)	(5,625)	2,893	(1,426)	(1,387)	(1,407)	-	-	-
Discount designated as credit reserve	(124,389)	(14,355)	(9,341)	0	0	0	-	-	-
Unrealized gain (loss)	54	(6,062)	(347)	(652)	849	(15)	-	-	-
Market value (book value)	$10,030	$12,983	$2,830	9,141	9,303	$8,419	-	-	-
Market value / principal value	7.3%	33.3%	29.4%	81.5%	94.5%	85.6%	-	-	-

Current Rating
AAA	$0	$0	$0	$0	$0	$0	-	-	-
AA	-	3,591	-	-	-	-	-	-	-
A	-	5,863	-	-	-	-	-	-	-
BBB	-	2,652	-	-	-	-	-	-	-
BB	730	21	2,830	9,141	6,678	5,919	-	-	-
B	4,993	100	-	-	-	-	-	-	-
Unrated	4,307	756	-	-	2,625	2,500	-	-	-
Total market value	$10,030	$12,983	$2,830	$9,141	$9,303	$8,419	-	-	-

Security Type
Option ARM	$0	$0	$0	$0	$0	$0	-	-	-
ARM	-	-	-	-	-	-	-	-	-
Hybrid	4,722	2,481	400	1,013	4,127	4,064	-	-	-
Fixed	5,308	10,502	2,430	8,128	5,176	4,355	-	-	-
Total market value	$10,030	$12,983	$2,830	$9,141	$9,303	$8,419	-	-	-

Coupon income	$1,988	$367	$215	$186	$151	$51	-	-	-
(Premium) discount amortization	(804)	(229)	126	51	22	15	-	-	-
Total interest income	$1,184	$138	$341	$237	$173	$66	-	-	-

Average amortized cost	$51,839	$10,494	$8,744	$9,715	$8,344	$8,223	-	-	-

Interest income %	15.34%	13.99%	9.84%	7.66%	7.24%	2.48%	-	-	-
(Premium) discount amortization %	-6.20%	-8.73%	5.76%	2.10%	1.05%	0.73%	-	-	-
Annualized interest income / avg. amt. cost	9.14%	5.26%	15.60%	9.76%	8.29%	3.21%	-	-	-

Underlying Loan Characteristics
Number of loans	156,675	47,114	23,662	25,560	31,788	34,749	-	-	-
Total loan face	$22,706,953	$5,028,152	$3,436,393	$3,614,761	$5,439,260	$5,945,868	-	-	-
Average loan size	$146	$107	$145	$141	$171	$171	-	-	-

Southern CA	18%	19%	19%	19%	19%	19%	-	-	-
Northern CA	12%	13%	14%	13%	14%	14%	-	-	-
Florida	11%	12%	12%	12%	12%	12%	-	-	-
New York	6%	4%	4%	4%	4%	4%	-	-	-
Georgia	2%	2%	1%	1%	1%	1%	-	-	-
New Jersey	3%	3%	3%	4%	4%	4%	-	-	-
Texas	6%	5%	4%	4%	4%	4%	-	-	-
Arizona	3%	4%	5%	5%	4%	4%	-	-	-
Illinois	3%	5%	5%	5%	6%	6%	-	-	-
Colorado	2%	2%	2%	2%	2%	2%	-	-	-
Virginia	2%	2%	1%	2%	2%	2%	-	-	-
Other states	32%	29%	29%	29%	28%	28%	-	-	-

The Redwood Review - 4th Quarter 2007	Table 12 C - Resi CES Subprime	83

Table 12 C: Residential Subprime CES and Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Year 2007 origination	10%	1%	2%	2%	0%	0%	-	-	-
Year 2006 origination	89%	99%	98%	98%	100%	100%	-	-	-
Year 2005 origination	1%	0%	0%	0%	0%	0%	-	-	-
Year 2004 origination and earlier	0%	0%	0%	0%	0%	0%	-	-	-

Wtd Avg Original LTV	89%	86%	83%	84%	82%	82%	-	-	-
Original LTV: 0 - 50	2%	15%	2%	2%	2%	2%	-	-	-
Original LTV: 50.01 - 60	2%	2%	3%	3%	3%	3%	-	-	-
Original LTV: 60.01 - 70	6%	5%	6%	6%	6%	7%	-	-	-
Original LTV: 70.01 - 80	43%	36%	44%	43%	47%	47%	-	-	-
Original LTV: 80.01 - 90	24%	18%	24%	24%	25%	24%	-	-	-
Original LTV: 90.01 - 100	23%	24%	21%	22%	17%	17%	-	-	-
Unknown	0%	0%	0%	0%	0%	0%	-	-	-

Wtd Avg FICO	634	644	640	643	636	636	-	-	-
FICO: <= 600	27%	19%	24%	23%	25%	25%	-	-	-
FICO: 601 - 620	14%	13%	12%	12%	13%	13%	-	-	-
FICO: 621 - 640	15%	16%	17%	16%	17%	17%	-	-	-
FICO: 641 - 660	14%	15%	13%	13%	13%	13%	-	-	-
FICO: 661 - 680	11%	12%	10%	10%	10%	10%	-	-	-
FICO: 681 - 700	7%	9%	8%	9%	8%	8%	-	-	-
FICO: 701 - 720	5%	6%	6%	6%	5%	5%	-	-	-
FICO: 721 - 740	3%	4%	4%	5%	4%	4%	-	-	-
FICO: 741 - 760	2%	3%	3%	3%	2%	2%	-	-	-
FICO: 761 - 780	1%	2%	2%	2%	2%	2%	-	-	-
FICO: 781 - 800	1%	1%	1%	1%	1%	1%	-	-	-
FICO: >= 801	0%	0%	0%	0%	0%	0%	-	-	-
Unknown	0%	0%	0%	0%	0%	0%	-	-	-

Conforming at Origination %	77%	82%	77%	78%	75%	75%	-	-	-
> $1 MM %	1%	0%	0%	0%	0%	0%	-	-	-

2nd Home %	1%	1%	2%	2%	1%	1%	-	-	-
Investment Home %	5%	7%	9%	9%	8%	8%	-	-	-

Purchase	50%	60%	52%	52%	50%	50%	-	-	-
Cash Out Refi	45%	37%	44%	44%	47%	47%	-	-	-
Rate-Term Refi	5%	3%	4%	4%	3%	3%	-	-	-
Construction	0%	0%	0%	0%	0%	0%	-	-	-
Other	0%	0%	0%	0%	0%	0%	-	-	-

Full Doc	59%	53%	50%	49%	53%	53%	-	-	-
No Doc	0%	1%	1%	1%	0%	0%	-	-	-
Other Doc (Lim, Red, Stated, etc)	41%	46%	49%	50%	47%	47%	-	-	-

2-4 Family	7%	7%	8%	8%	8%	8%	-	-	-
Condo	7%	8%	7%	7%	7%	7%	-	-	-
Single Family	86%	85%	85%	85%	85%	85%	-	-	-
Other	0%	0%	0%	0%	0%	0%	-	-	-

The Redwood Review - 4th Quarter 2007	Table 12 C - Resi CES Subprime	84

Table 12 D:Underlying Loan Characteristics of Residential CES at Redwood ($ in thousands)

	Prime	Alt A	Subprime
Residential CES
Principal value	$528,745	$234,785	$27,899
Unamortized (discount) premium	(76,633)	(15,158)	1,349
Discount designated as credit reserve	(287,716)	(194,544)	(27,872)
Unrealized (loss) gain	(36,784)	(3,117)	55
Market value (reported value)	$127,612	$21,966	$1,431
Market value / principal value	24.1%	9.4%	5.1%

Current Rating
BB	$49,935	$2,901	$0
B	41,150	7,531	111
Unrated	36,527	11,534	1,320
Total market value	$127,612	$21,966	$1,431

Security Type
Option ARM	$16,827	$19,644	$0
ARM	16,180	151	0
Hybrid	72,704	1,660	1,243
Fixed	21,901	511	188
Total market value	$127,612	$21,966	$1,431

Coupon income	$7,013	$3,588	$506
Discount (premium) amortization	12,521	1,181	(28)
Total interest income	$19,534	$4,769	$478

Average amortized cost	$159,699	$37,882	$906

Interest income %	17.57%	37.89%	223.40%
Discount (premium) amortization %	31.36%	12.47%	-12.36%
Annualized interest income / avg. amt. cost	48.93%	50.36%	211.04%

Underlying Loan Characteristics
Number of loans	305,272	47,588	26,070
Total loan face	$126,820,985	$18,366,578	$4,529,364
Average loan size	$415	$386	$174

Southern CA	26%	30%	21%
Northern CA	23%	20%	16%
Florida	6%	11%	11%
New York	6%	3%	4%
Georgia	2%	1%	1%
New Jersey	3%	3%	3%
Texas	2%	1%	5%
Arizona	2%	4%	4%
Illinois	3%	1%	4%
Colorado	2%	2%	2%
Virginia	4%	3%	2%
Other states	21%	21%	27%

The Redwood Review - 4th Quarter 2007	Table 12 D - RWT CES	85

Table 12 D:Underlying Loan Characteristics of Residential CES at Redwood ($ in thousands)

	Prime	Alt A	Subprime
Year 2007 origination	7%	24%	33%
Year 2006 origination	13%	24%	66%
Year 2005 origination	23%	29%	0%
Year 2004 origination and earlier	57%	23%	1%

Wtd Avg Original LTV	69%	76%	88%
Original LTV: 0 - 50	13%	4%	2%
Original LTV: 50.01 - 60	12%	6%	3%
Original LTV: 60.01 - 70	22%	16%	6%
Original LTV: 70.01 - 80	50%	62%	48%
Original LTV: 80.01 - 90	2%	9%	26%
Original LTV: 90.01 - 100	1%	3%	15%
Unknown	0%	0%	0%

Wtd Avg FICO	736	705	638
FICO: <= 600	0%	0%	23%
FICO: 601 - 620	0%	1%	13%
FICO: 621 - 640	1%	5%	17%
FICO: 641 - 660	3%	9%	15%
FICO: 661 - 680	7%	16%	11%
FICO: 681 - 700	10%	16%	8%
FICO: 701 - 720	13%	14%	5%
FICO: 721 - 740	14%	11%	3%
FICO: 741 - 760	16%	9%	2%
FICO: 761 - 780	18%	7%	2%
FICO: 781 - 800	14%	4%	1%
FICO: >= 801	4%	1%	0%
Unknown	0%	7%	0%

Conforming at Origination %	26%	44%	72%
> $1 MM %	10%	16%	0%

2nd Home %	7%	7%	2%
Investment Home %	2%	11%	8%

Purchase	42%	35%	44%
Cash Out Refi	25%	43%	48%
Rate-Term Refi	32%	22%	8%
Construction	0%	0%	0%
Other	1%	0%	0%

Full Doc	52%	18%	55%
No Doc	7%	1%	1%
Other Doc (Lim, Red, Stated, etc)	41%	74%	44%
Unknown/Not Categorized	0%	7%	0%

2-4 Family	2%	5%	8%
Condo	11%	11%	7%
Single Family	87%	84%	85%
Other	0%	0%	0%

The Redwood Review - 4th Quarter 2007	Table 12 D - RWT CES	86

Table 13 - Other Real Estate Investments and Underlying Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4

Market value	$11,521	$25,300	$34,168	$50,057	-	-	-	-	-

Current Rating
AAA	$1,612	$1,960	$1,804	$2,038	-	-	-	-	-
AA	-	-	-	-	-	-	-	-	-
A	1,062	8,427	13,958	18,699	-	-	-	-	-
BBB	1,611	2,953	4,437	5,729	-	-	-	-	-
BB	1,730	1,757	3,775	4,185	-	-	-	-	-
B	2,733	2,482	-	-	-	-	-	-	-
Non-rated	2,773	7,721	10,194	19,406	-	-	-	-	-
Total market value	$11,521	$25,300	$34,168	$50,057	-	-	-	-	-

Security Type
ARM	$665	$707	$398	$422	-	-	-	-	-
Option ARM	1,488	2,051	2,597	3,198	-	-	-	-	-
Hybrid	8,503	20,771	29,245	43,969	-	-	-	-	-
Fixed	865	1,771	1,928	2,468	-	-	-	-	-
Total market value	$11,521	$25,300	$34,168	$50,057	-	-	-	-	-

Interest income	$1,353	$1,275	$669	$2,465	-	-	-	-	-

Average amortized cost	$22,639	$31,187	$44,061	$37,169	-	-	-	-	-

Annualized interest income/amortized cost	23.91%	16.36%	6.07%	26.53%	-	-	-	-	-

The Redwood Review - 4th Quarter 2007	APPENDIX - Table 13 - Other Real Estate Investments	87

Table 14: Residential Real Estate Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4

Residential Loans	$7,106,018	$7,546,529	$8,256,759	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242
Number of loans	21,000	21,981	24,452	25,579	27,695	31,744	34,013	37,458	33,863
Average loan size	$338	$343	$338	$336	$333	$306	$303	$316	$405

Adjustable %	68%	69%	71%	79%	85%	89%	99%	99%	98%
Hybrid %	32%	31%	29%	20%	15%	11%	1%	1%	2%
Fixed %	0%	0%	0%	1%	0%	0%	0%	0%	0%

Amortizing %	5%	5%	5%	4%	3%	3%	1%	1%	1%
Interest-only %	95%	95%	95%	96%	97%	97%	99%	99%	99%
Negatively amortizing %	0%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	14%	15%	14%	14%	13%	12%	11%	11%	11%
Northern California	10%	10%	11%	10%	10%	10%	10%	10%	12%
Florida	13%	12%	12%	13%	12%	12%	13%	12%	13%
New York	6%	6%	6%	6%	6%	6%	6%	6%	5%
Georgia	4%	4%	4%	5%	5%	5%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	5%	5%	5%	5%	5%	5%	5%	5%	4%
Arizona	4%	4%	4%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	3%	3%	3%	2%	2%	2%
Colorado	3%	3%	3%	3%	4%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	31%	31%	31%	30%	31%	32%	33%	34%	33%

Year 2007 origination	13%	12%	11%	3%	0%	0%	0%	0%	0%
Year 2006 origination	20%	19%	18%	19%	17%	10%	0%	0%	0%
Year 2005 origination	5%	5%	5%	5%	5%	5%	5%	5%	6%
Year 2004 origination or earlier	62%	64%	66%	73%	78%	85%	95%	95%	94%

Wtd Avg Original LTV	69%	68%	68%	68%	68%	68%	68%	68%	69%
Original LTV: 0 - 50	15%	15%	15%	15%	16%	15%	15%	15%	13%
Original LTV: 50 - 60	11%	11%	11%	12%	12%	12%	12%	12%	11%
Original LTV: 60 - 70	19%	19%	20%	20%	20%	20%	21%	21%	21%
Original LTV: 70 - 80	48%	48%	47%	46%	45%	46%	45%	45%	48%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	5%	5%	5%	5%	5%	5%	5%	5%	5%

Wtg Avg FICO	732	732	732	727	733	730	730	730	731
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	1%	2%	2%	2%	1%	1%	1%	2%	1%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	7%	7%	7%	7%	8%	8%	8%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	14%	13%	14%	14%	14%	14%	14%	14%	15%
FICO: 721 - 740	13%	13%	13%	13%	13%	14%	13%	13%	13%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	13%	13%	13%	12%	12%	12%	12%	11%	11%
FICO: >= 801	3%	4%	4%	3%	3%	2%	3%	3%	3%

Conforming balance at origination %	34%	35%	35%	37%	38%	41%	45%	37%	38%
% balance in loans > $1mm per loan	15%	15%	15%	16%	18%	14%	14%	14%	13%

2nd home %	11%	11%	11%	11%	11%	11%	11%	11%	10%
Investment home %	3%	3%	3%	3%	3%	3%	3%	3%	2%

Purchase	36%	36%	35%	35%	34%	34%	33%	33%	33%
Cash out refinance	32%	32%	32%	31%	32%	32%	32%	34%	34%
Rate-term refinance	30%	31%	31%	32%	32%	32%	34%	32%	32%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	2%	2%	2%	1%	1%	1%

The Redwood Review - 4th Quarter 2007	Table 14 - Residential Loans	88

Table 15: Commercial Real Estate Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q4: 2005	$46,825,453	$149,947	$714,168	$864,115	1.85%	$40,916	0.09%	$0	$0	$0	0.00%
Commercial	2005	46,825,453	149,947	714,168	864,115	1.85%	40,916	0.09%	1,587	1,272	315	0.00%
Portfolio	Q1: 2006	48,366,213	175,913	645,675	821,588	1.70%	38,124	0.08%	90	55	35	0.00%
	Q2: 2006	51,635,796	200,275	653,476	853,751	1.65%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,106,355	266,523	678,489	945,012	1.63%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007	57,450,042	304,955	551,917	856,872	1.49%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,626,147	321,234	584,706	905,940	1.42%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	65,030,244	320,987	577,447	898,434	1.38%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007	61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	1,952	1,171	781	0.01%
	2007	$61,776,102	$328,945	$427,868	$756,813	1.23%	$183,093	0.30%	$5,392	$3,026	$2,366	0.01%

Commercial Real	Q4: 2005	$70,091	$8,141	$0	$8,141	11.61%	$0	0.00%	$0	$0	$0	0.00%
Estate Loans	2005	70,091	8,141	-	8,141	11.61%	-	0.00%	315	0	315	0.45%
	Q1: 2006	65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006	46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%
	Q3: 2006	42,384	8,141	-	8,141	19.21%	-	0.00%	-	-	-	0.00%
	Q4: 2006	38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
	2006	38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007	38,394	10,489	-	10,489	27.32%	-	0.00%	-	-	-	0.00%
	Q2: 2007	38,311	10,489	-	10,489	27.38%	-	0.00%	-	-	-	0.00%
	Q3: 2007	38,224	10,489	-	10,489	34.07%	-	0.00%	-	-	-	0.00%
	Q4: 2007	38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	2007	$38,111	$10,489	$0	$10,489	27.52%	$0	0.00%	$0	$0	$0	0.00%

Commercial CES	Q4: 2005	$46,755,362	$141,806	$714,168	$855,974	1.83%	$40,916	0.09%	$0	$0	$0	0.00%
	2005	46,755,362	141,806	714,168	855,974	1.83%	40,916	0.09%	1,272	1,272	0	0.00%
	Q1: 2006	48,300,705	167,772	645,675	813,447	1.68%	38,124	0.08%	55	55	-	0.00%
	Q2: 2006	51,588,837	192,134	653,476	845,610	1.64%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,063,971	258,382	678,489	936,871	1.61%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007	57,411,648	294,466	551,917	846,383	1.47%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,587,836	310,745	584,706	895,451	1.41%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	64,999,460	310,498	577,447	887,945	1.37%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007	61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	1,952	1,171	781	0.01%
	2007	$61,737,991	$318,456	$427,868	$746,324	1.21%	$183,093	0.30%	$5,392	$3,026	$2,366	0.01%

(1)
The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. Much of the external credit enhancement will share loan losses with Redwood rather than protect Redwood from losses.

The Redwood Review - 4th Quarter 2007	Table 15 - Commercial Credit	89

Table 16: Commercial CES Underlying Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4

Commercial CES Loans	$61,737,991	$64,999,460	$63,587,836	$57,411,648	$57,750,799	$58,063,971	$51,588,837	$48,300,705	$46,755,362
Number of loans	4,091	4,633	4,648	3,968	3,889	4,032	3,456	3,737	3,618
Average face value	$14,398	$14,030	$13,681	$14,469	$14,850	$14,401	$14,927	$12,925	$12,923

State Distribution
CA	16%	16%	16%	17%	17%	18%	18%	17%	17%
NY	13%	13%	13%	13%	13%	11%	12%	12%	13%
TX	8%	8%	8%	8%	8%	5%	6%	6%	6%
VA	5%	5%	4%	4%	4%	2%	2%	2%	2%
FL	6%	6%	6%	6%	6%	5%	5%	5%	5%
Other	52%	52%	52%	52%	52%	59%	57%	58%	57%

Property Type Distribution
Office	38%	39%	38%	35%	37%	30%	36%	32%	37%
Retail	30%	30%	30%	30%	31%	32%	32%	33%	33%
Multi-family	16%	14%	15%	12%	12%	11%	11%	16%	12%
Hospitality	7%	7%	7%	7%	7%	6%	5%	7%	3%
Self-storage	2%	2%	2%	3%	3%	0%	0%	0%	0%
Industrial	4%	4%	4%	3%	3%	1%	1%	2%	2%
Other	3%	4%	4%	10%	7%	20%	15%	10%	13%

Weighted average LTV	70%	70%	70%	68%	69%	69%	69%	68%	68%

Weighted average debt service coverage ratio	1.62	1.65	1.59	1.73	1.60	1.72	1.75	1.99	2.05

The Redwood Review - 4th Quarter 2007	Table 16 - Commercial CES	90

Table 17: Commercial Real Estate Loan Characteristics ($ in thousands)

	2007 Q4	2007 Q3	2007 Q2	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Commercial mortgage loans, reported value	$25,678	$25,765	$25,827	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692
Number of loans	7	7	7	7	7	8	9	12	13
Average loan size	$3,668	$3,681	$3,690	$3,698	$4,025	$4,021	$4,080	$4,597	$4,592
Seriously delinquent loans	-	-	-	-	-	-	-	-	-
Realized credit losses	-	-	-	-	-	-	-	-	-
California % (based on reported value)	1%	1%	1%	1%	7%	7%	6%	19%	25%

The Redwood Review - 4th Quarter 2007	Table 17 - Commercial Loans	91

Table 18 A: Securities Portfolios Credit Rating and Collateral Type ($ in millions)

	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$836	$31	$152	$172	$160	$208	$75	$38
Residential alt-a	497	213	68	87	58	46	13	12
Residential sub-prime	226	15	90	67	44	1	5	4
Other real estate investments	12	1	-	1	2	2	3	3
Commercial	427	11	1	18	60	162	77	98
CDO	124	35	23	23	33	8	1	1
Total securities portfolio market value	$2,122	$306	$334	$368	$357	$427	$174	$156

	CURRENT RATING AT 9/30/2007
At September 30, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,082	$36	$176	$222	$239	$235	$85	$89
Residential alt-a	815	250	104	192	158	68	16	27
Residential sub-prime	338	18	127	106	74	4	8	1
Other real estate investments	25	2	-	8	3	2	2	8
Commercial	499	11	2	21	70	200	85	110
CDO	192	61	22	39	53	14	-	3
Total securities portfolio market value	$2,951	$378	$431	$588	$597	$523	$196	$238

	CURRENT RATING AT 6/30/2007
At June 30, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,440	$153	$180	$255	$282	$318	$131	$121
Residential alt-a	1,028	235	101	271	249	103	34	35
Residential sub-prime	440	14	154	149	120	3	-	-
Other real estate investments	34	2	-	14	4	4	-	10
Commercial	563	8	4	23	76	215	99	137
CDO	256	81	30	48	76	13	-	8
Total securities portfolio market value	$3,760	$493	$469	$760	$807	$656	$264	$311

	CURRENT RATING AT 3/31/2007
At March 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,361	$67	$180	$247	$295	$316	$132	$124
Residential alt-a	938	207	92	225	243	101	30	40
Residential sub-prime	480	8	152	173	138	9	-	0
Other real estate investments	50	2	-	19	6	4	-	19
Commercial	551	9	4	24	79	222	89	124
CDO	270	86	27	57	84	13	-	3
Total securities portfolio market value	$3,650	$379	$455	$745	$845	$665	$251	$310

	CURRENT RATING AT 12/31/2006
At December 31, 2006:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,278	$14	$181	$243	$285	$307	$119	$129
Residential alt-a	613	136	84	106	130	94	23	40
Residential sub-prime	528	8	127	209	174	7	-	3
Commercial	568	9	2	16	93	224	90	134
CDO	246	66	30	52	76	14	-	8
Total securities portfolio market value	$3,233	$233	$424	$626	$757	$648	$232	$313

The Redwood Review - 4th Quarter 2007	Table 18 A - Securities Portfolio	92

Table 18 B: Securities Portfolios Credit Rating and Collateral Type at Redwood ($ in millions)

Redwood	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$128	$0	$1	$0	$0	$50	$40	$37
Residential alt-a	32	9	-	-	-	3	8	12
Residential sub-prime	3	-	-	-	2	-	-	1
Other real estate investments	12	1	-	1	2	2	3	3
Commercial	148	-	-	-	-	26	24	98
CDO	21	12	6	-	1	1	-	1
Total securities portfolio market value	$344	$22	$7	$1	$5	$82	$75	$152

Opportunity Fund	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$0	$0	$0	$0	$0	$0	$0	$0
Residential alt-a	-	-	-	-	-	-	-	-
Residential sub-prime	3	-	-	3	-	-	-	-
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-	-
CDO	12	6	6	-	-	-	-	-
Total securities portfolio market value	$15	$6	$6	$3	$0	$0	$0	$0

The Redwood Review - 4th Quarter 2007	Table 18 B - Securities Portfolio at Redwood	93

Table 19 A December 31, 2007 Securities at Redwood excluding Acacia Fair Value as % of Principal ($ in millions)

	<=2004 Value	%	2005 Value	%	2006 Value	%	2007 Value	%	Total Value	%

Prime
Resi - IGS
AA	$1	100%	$0	0%	$0	0%	$0	0%	$1	100%
Resi - IGS Total	1	100%	-	-	-	-	-	-	1	100%

Resi - CES
BB	27	61%	15	52%	3	58%	5	33%	50	54%
B	24	56%	6	43%	3	23%	7	28%	40	42%
NR	22	14%	7	7%	4	8%	4	11%	37	11%
Resi - CES Total	73	30%	28	20%	10	15%	16	21%	127	24%

OREI	1	-	-	-	-	-	-	-	1	-

Total Prime	$75	30%	$28	20%	$10	15%	$16	21%	$129	24%

Alt-A
Resi - IGS
AAA	$0	0%	$0	0%	$0	0%	$9	90%	$9	90%
Resi - IGS Total	-	-	-	-	-	-	9	90%	9	90%

Resi - CES
BB	1	50%	-	-	-	-	2	13%	3	17%
B	-	-	1	44%	4	24%	3	9%	8	15%
NR	2	8%	6	13%	2	5%	2	4%	12	7%
Resi - CES Total	3	11%	7	14%	6	10%	7	7%	23	10%

OREI	-	-	-	-	7	3%	2	1%	9	2%

Total Alt-A	$3	11%	$7	14%	$13	22%	$18	16%	$41	17%

Subprime
Resi - IGS
A	$3	75%	$0	0%	$0	0%	$0	0%	$3	75%
BBB	1	63%	-	-	-	-	1	8%	2	15%
Resi - IGS Total	4	63%	-	-	-	-	1	8%	5	15%

Resi - CES
C	-	-	-	-	-	-	1	6%	1	5%
Resi - CES Total	-	-	-	-	-	-	1	6%	1	5%

OREI	-	-	-	-	2	20%	-	-	2	20%

Total Subprime	$4	57%	$0	0%	$2	100%	$2	6%	$8	18%

CDO
CDO - IGS
AAA	$6	43%	$6	30%	$0	0%	$6	24%	$18	31%
AA	6	46%	6	17%	-	-	-	-	$12	25%
BBB	-	-	-	-	-	-	1	33%	1	33%
CDO - IGS Total	12	44%	12	22%	-	0%	7	25%	31	28%

CDO - CES
BB	1	36%	-	-	-	-	-	-	1	25%
NR	-	-	-	-	1	13%	-	-	1	13%
CDO - CES Total	1	36%	-	0%	1	9%	-	0%	2	7%

Total CDO	$13	39%	$12	22%	$1	9%	$7	25%	$33	24%

CMBS
Comm - CES
BB	$7	78%	$0	0%	$11	48%	$8	50%	$26	55%
B	-	-	-	-	13	37%	11	41%	24	38%
NR	13	27%	32	26%	45	22%	8	22%	98	24%
Comm - CES Total	20	35%	32	26%	69	26%	27	34%	148	28%

Total CMBS	$20	35%	$32	26%	$69	26%	$27	34%	$148	28%

The Redwood Review - 4th Quarter 2007	Table 19 A - RWT MV %	94

Table 19 B December 31, 2007 Securities at Acacia Fair Value as % of Principal ($ in millions)

	<=2004 Value	%	2005 Value	%	2006 Value	%	2007 Value	%	Total Value	%

Prime
Resi - IGS
AAA	$9	96%	$15	94%	$7	94%	$0	0%	$31	97%
AA	58	89%	58	73%	28	70%	7	64%	151	77%
A	48	84%	83	65%	33	59%	8	53%	172	67%
BBB	28	78%	82	56%	24	45%	26	44%	160	54%
Resi - IGS Total	143	86%	238	65%	92	59%	41	48%	514	66%

Resi - CES
BB	74	61%	52	51%	27	31%	5	42%	158	49%
B	7	70%	17	35%	11	28%	-	-	35	36%
NR	-	-	-	-	1	33%	-	-	1	33%
Resi - CES Total	81	62%	69	46%	39	30%	5	42%	194	46%

Total Prime	$224	75%	$307	59%	$131	46%	$46	47%	$708	59%

Alt-A
Resi - IGS
AAA	$10	83%	$4	80%	$117	92%	$73	89%	$204	91%
AA	14	88%	7	58%	30	58%	17	49%	68	59%
A	6	75%	-	-	43	28%	38	29%	87	30%
BBB	5	71%	9	36%	27	23%	17	20%	58	24%
Resi - IGS Total	35	81%	20	48%	217	48%	145	43%	417	48%

Resi - CES
BB	14	47%	6	30%	16	22%	7	15%	43	25%
B	-	-	1	13%	4	11%	-	-	5	11%
NR	-	-	-	-	-	-	-	-	-	-
Resi - CES Total	14	45%	7	25%	20	19%	7	14%	48	22%

Total Alt-A	$49	67%	$27	39%	$237	42%	$152	40%	$465	43%

Subprime
Resi - IGS
AAA	$0	0%	$4	80%	$2	56%	$9	90%	$15	83%
AA	34	76%	45	85%	7	50%	4	33%	90	73%
A	50	75%	13	48%	1	14%	-	-	64	61%
BBB	36	63%	-	0%	2	13%	3	11%	41	46%
Resi - IGS Total	120	75%	62	72%	12	31%	16	30%	210	62%

Resi - CES
B	-	-	-	-	5	14%	-	-	5	13%
NR	-	-	-	-	3	6%	-	-	3	6%
Resi - CES Total	-	-	-	-	8	8%	-	-	8	7%

Total Subprime	$120	75%	$62	72%	$20	51%	$16	28%	$218	49%

CDO
CDO - IGS
AAA	$6	75%	$9	50%	$1	11%	$3	17%	$19	36%
AA	8	44%	-	-	-	-	2	67%	10	42%
A	16	50%	3	27%	3	30%	-	-	22	38%
BBB	14	54%	3	27%	12	39%	2	33%	31	42%
CDO - IGS Total	44	52%	15	35%	16	32%	7	22%	82	39%

CDO - CES
BB	1	13%	5	50%	1	33%	-	-	7	33%
B	-	-	-	-	1	10%	-	-	1	9%
CDO - CES Total	1	11%	5	50%	2	8%	-	-	8	17%

Total CDO	$45	49%	$20	38%	$18	23%	$7	21%	$90	35%

CMBS
Comm - IGS
AAA	$0	0%	$9	95%	$2	98%	$0	0%	$11	95%
AA	1	77%	-	-	-	-	-	-	1	77%
A	15	88%	3	75%	-	-	-	-	18	82%
BBB	21	84%	37	74%	2	100%	-	-	60	77%
Comm - IGS Total	37	84%	49	77%	4	100%	0	0%	90	80%

Comm - CES
BB	25	57%	47	59%	62	55%	4	44%	138	56%
B	5	50%	17	49%	28	44%	-	-	50	46%
Comm - CES Total	30	56%	64	56%	90	51%	4	44%	188	53%

Total CMBS	$67	68%	$113	63%	$94	52%	$4	44%	$278	60%

The Redwood Review - 4th Quarter 2007	Table 19 B - Acacia MV%	95

Table 20: Sequoia ABS Issued ($ in thousands)

Sequoia ABS Issued	Issue Date	Original Issue Amount	Stated Maturity	Estimated Callable Date	Outstanding Balance December 31, 2007

Sequoia 1	07/29/97	$534,347	2028	Called	$0
Sequoia 2	11/06/97	749,160	2029	Called	-
Sequoia 3	06/26/98	635,288	2028	Called	-
Sequoia 1A	05/04/99	157,266	2028	Called	-
Sequoia 4	03/21/00	377,119	2024	2007	47,817
Sequoia 5	10/29/01	510,047	2026	2007	74,824
Sequoia 6	04/26/02	506,142	2027	2007	74,818
Sequoia 7	05/29/02	572,000	2032	Called	-
Sequoia 8	07/30/02	642,998	2032	Called	-
Sequoia 9	08/28/02	558,266	2032	2007	61,509
Sequoia 10	09/26/02	1,041,600	2027	2008	152,687
Sequoia 11	10/30/02	704,936	2032	2007	76,546
Sequoia 12	12/19/02	1,096,891	2033	Called	-
Sequoia 2003-1	02/27/03	1,012,321	2033	2007	146,489
Sequoia 2003-2	04/29/03	815,080	2022	2007	114,527
Sequoia 2003-3	06/26/03	538,452	2023	2007	83,184
MLCC 2003-C	06/26/03	984,349	2023	2008	141,148
MLCC 2003-D	07/29/03	1,003,591	2028	2008	159,008
Sequoia 2003-4	07/29/03	504,273	2033	2007	116,901
Sequoia 2003-5	08/27/03	840,248	2033	2007	99,925
Sequoia 2003-6	10/29/03	649,999	2033	Called	-
Sequoia 2003-7	11/25/03	811,707	2034	Called	-
Sequoia 2003-8	12/23/03	964,238	2034	2007	143,397
MLCC 2003-E	08/28/03	983,852	2028	2008	157,700
MLCC 2003-F	09/25/03	1,297,913	2028	2007	194,982
MLCC 2003-H	12/22/03	739,196	2029	2008	108,561
Sequoia 2004-1	01/28/04	616,562	2034	2007	88,432
Sequoia 2004-2	02/25/04	690,548	2034	Called	-
Sequoia 2004-3	03/30/04	917,673	2034	2007	105,454
Sequoia 2004-4	04/29/04	808,933	2010	2007	100,249
Sequoia 2004-5	05/27/04	831,540	2012	2008	108,402
Sequoia 2004-6	06/29/04	910,662	2012	2008	127,438
SEMHT 2004-01	06/29/04	317,044	2014	2008	63,129
Sequoia 2004-7	07/29/04	1,032,685	2034	2008	139,242
Sequoia 2004-8	08/27/04	807,699	2034	2008	137,477
Sequoia 2004-9	09/29/04	772,831	2034	2008	151,203
Sequoia 2004-10	10/28/04	673,356	2034	2008	127,462
Sequoia 2004-11	11/23/04	705,746	2034	2008	168,879
Sequoia 2004-12	12/22/04	821,955	2035	2008	158,923
Sequoia 2005-1	01/27/05	409,071	2035	2008	97,829
Sequoia 2005-2	02/24/05	338,481	2035	2008	70,538
Sequoia 2005-3	04/28/05	359,182	2035	2008	84,899
Madrona 2005-A	08/25/05	5,400	2008	Called	-
Sequoia 2005-4	09/29/05	324,576	2035	2009	175,347
Sequoia 2006-1	08/30/06	742,507	2046	2011	561,599
Sequoia 2007-1	03/30/07	864,089	2047	2015	780,651
Sequoia 2007-2	05/25/07	1,018,484	2038	2017	905,754
Sequoia 2007-3	07/27/07	650,375	2036	2015	672,568
Sequoia 2007-4	08/30/07	129,713	2036	2017	125,439

Total Sequoia ABS Issuance		$33,980,391			$6,904,937

The Redwood Review - 4th Quarter 2007	Table 20 - Sequoia ABS Issue	96

Table 21: Sequoia IO ABS Issued ($ in thousands)

Sequoia ABS IO's Issued	Issue Date	Original Issue Amount	Stated Maturity	Estimated Callable Date	Outstanding Balance At December 31, 2007

MLCC 2003-C X-A-2	06/26/03	$12,662	2007	Matured	$0
MLCC 2003-D X-A-1	07/29/03	22,371	2007	Matured	-
MLCC 2003-E X-A-1	08/28/03	16,550	2007	Matured	-
MLCC 2003-F X-A-1	09/25/03	18,666	2007	Matured	-
Sequoia 2003-6 X-1	10/29/03	8,220	2007	Called	-
SMFC 2003A AX1	10/31/03	70,568	2007	Called	-
Sequoia 2003-7 X-1	11/25/03	10,345	2007	Called	-
Sequoia 2003-8 X-1	12/23/03	12,256	2007	Matured	-
Sequoia 2004-1 X-1	01/28/04	7,801	2007	Matured	-
Sequoia 2004-2 X-1	02/25/04	8,776	2007	Called	-
MLCC 2003-H X-A-1	12/22/03	10,430	2007	Matured	-
SMFC 2004A AX1	02/26/04	10,626	2008	2008	159
Sequoia 2004-4 X-1	05/28/04	9,789	2010	Matured	-
Sequoia 2004-5 X-1	05/27/04	3,371	2012	Matured	-
Sequoia 2004-6 X-A	06/29/04	10,884	2012	2008	1,504
Sequoia 2004-7 X-A	07/29/04	12,145	2034	2008	2,258
Sequoia 2004-8 X-A	08/27/04	18,270	2034	2008	3,259
Sequoia 2004-9 X-A	09/29/04	16,951	2034	2008	3,797
Sequoia 2004-10 X-A	10/28/04	14,735	2034	2008	3,256
Sequoia 2004-11 X-A-1	11/23/04	12,603	2034	2008	3,516
Sequoia 2004-11 X-A-2	11/23/04	4,697	2034	2008	1,520
Sequoia 2004-12 X-A-1	12/22/04	14,453	2035	2008	3,606
Sequoia 2004-12 X-A-2	12/22/04	5,081	2035	2008	5,081
Sequoia 2005-1 X-A	01/27/05	9,669	2035	2008	2,763
Sequoia 2005-2 X-A	02/24/05	7,484	2035	2008	1,927
Sequoia 2005-3 X-A	04/28/05	8,183	2035	2008	2,574

Total Sequoia IO ABS Issuance		$357,586			$35,220

The Redwood Review - 4th Quarter 2007	Table 21 - Sequoia IO ABS Issue	97

Table 22: Acacia CDO ABS Issued ($ in thousands)

CDO Issuance	Issue Date	Issue Amount	Stated Maturity	Optional Redemption Date	Principal Outstanding At December 31, 2007

Acacia CDO 1	12/10/02	$285,000	2023	Called	$0
Acacia CDO 2	05/13/03	283,875	2023	Called	-
Acacia CDO 3	11/04/03	284,250	2038	Called	-
Acacia CDO 4	04/08/04	293,400	2039	Called	-
Acacia CDO 5	07/14/04	282,125	2039	2007	215,665
Acacia CDO 6	11/09/04	282,000	2040	2007	260,291
Acacia CDO 7	03/10/05	282,000	2045	2008	280,819
Acacia CDO 8	07/14/05	252,000	2045	2008	250,996
Acacia CRE 1	12/14/05	261,750	2045	2010	261,543
Acacia CDO 9	03/09/06	277,800	2046	2009	277,787
Acacia CDO 10	08/02/06	436,500	2046	2009	427,494
Acacia CDO 11	02/15/07	476,660	2047	2010	476,660
Acacia CDO 12	05/18/07	458,000	2047	2010	458,000
Acacia CDO OA 1	06/14/07	486,000	2052	2010	494,493

Total Acacia CDO Issuance		$4,641,360			$3,403,748

(1) The principal outstanding for Acacia CDO OA 1 includes $8.8 million of additional principal outstanding related to deal issuance costs.

The Redwood Review - 4th Quarter 2007	Table 22 - CDO ABS New	98